As filed with the U.S. Securities and Exchange Commission on December 15, 2025

File No. 000-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Sound Point Direct Lending BDC
(Exact name of registrant as specified in charter)

Delaware	33-4342329
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

375 Park Avenue, 34th Floor New York, New York	10152
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 895-2280 with copies to:

Harry S. Pangas
Matthew J. Carter
Dechert, LLP
1900 K Street NW
Washington, DC 20006

Securities registered pursuant to Section 12(b) of the Act:

None

Securities registered pursuant to Section 12(g) of the Act:

Title of Each Class

Common Shares of Beneficial Interest, par value $0.001 per share

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

i

EXPLANATORY NOTE

Sound Point Direct Lending BDC is filing this registration statement on Form 10 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on a voluntary basis to permit it to file an election to be regulated as a business development company (a “BDC”), under the Investment Company Act of 1940, as amended (the “1940 Act”), to provide current public information to the investment community.

Unless indicated otherwise in this Registration Statement or the context requires otherwise, the “Fund,” and “we,” “us,” and “our” refers to Sound Point Direct Lending BDC, a Delaware statutory trust. The “Adviser” refers to Sound Point Capital Management, LP, a Delaware limited partnership, and the “Administrator” refers to Sound Point Administration LLC, a Delaware limited liability company, together with the Adviser and their other affiliates, “Sound Point” or the “Firm.”

Upon the effective date of this Registration Statement, the Fund will be subject to the requirements of Section 13(a) of the Exchange Act, including the rules and regulations promulgated thereunder, which will require the Fund, among other things, to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and the Fund will also be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act. Upon the effective date of this Registration Statement, the Fund will also be subject to the proxy rules in Section 14 of the Exchange Act, and its trustees, officers and principal shareholders will be subject to the reporting requirements of Sections 13 and 16 of the Exchange Act.

The Fund has elected to be regulated as a BDC under the 1940 Act. Upon filing of such election, the Fund became subject to the 1940 Act requirements applicable to BDCs.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). As a result, we are eligible to take advantage of certain reduced disclosure and other requirements that are otherwise applicable to public companies including, but not limited to, not being subject to the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”). See “Item 1A. Risk Factors – Emerging Growth-Company Status.”

Investing in our common shares of beneficial interest (the “Shares”) may be considered speculative and involves a high degree of risk, including the following:

●	An investment in our Shares is not suitable for investors who might need access to the money they invest in a specified time frame.

●	Investors should not expect to be able to sell their Shares regardless of how we perform.

●	If an investor is unable to sell its Shares, it will be unable to reduce its exposure on any market downturn.

●	Our Shares are not currently listed on an exchange and, given that we have no current intention of pursuing any such listing, it is unlikely that a secondary trading market will develop for our Shares.

●	Our distributions may be funded from unlimited amounts of offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to us for investment. A distribution that is a return of capital essentially constitutes a return of the common unitholder’s original investment in the Fund and does not represent income or capital gains. Any capital returned to an investor through distributions will be distributed after payment of fees and expenses, which fees and expenses serve to reduce the income available for distribution and increase the likelihood of a distribution including a return of capital.

●	The amount of distributions that the Fund may pay, if any, is uncertain and the Fund may pay distributions in significant part from sources that may not be available in the future and that are unrelated to the Fund’s performance (e.g., waiver of management fees).

●	The risks of capital being returned through distributions (e.g., that this may reduce an investor’s adjusted tax basis in the Shares, thereby increasing the investor’s potential taxable gain or reducing the potential taxable loss on the sale of Shares).

●	We will invest in securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated. Below investment grade securities, which are often referred to as “junk” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal.

●	Investment in the Fund is suitable only for sophisticated investors and requires the financial ability and willingness to accept the high risks and lack of liquidity inherent in an investment in the Fund.

●	We intend to invest primarily in privately-held companies for which very little public information exists. Such companies also could be more vulnerable to economic downturns and could experience substantial variations in operating results.

●	The privately-held companies and below-investment-grade securities in which we will invest can be difficult to value and are typically illiquid.

●	We have elected to be regulated as a BDC under the 1940 Act, which imposes numerous restrictions on our activities, including restrictions on leverage and on the nature of our investments.

FORWARD-LOOKING STATEMENTS

Statements contained in this Registration Statement that are not historical facts are based on current expectations, estimates, projections, opinions and/or beliefs of the Fund, the Adviser and/or their affiliates. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. Certain information contained in this Registration Statement constitutes “forward-looking statements,” which can be identified by the use of forward-looking terminology such as “may,” “might,” “will,” “provided,” “should,” “would,” “if,” “seek,” “possible,” “potential,” “likely,” “expect,” “anticipate,” “future,” “could,” “growth,” “plan,” “project,” “estimate,” “intend,” “continue,” “target,” or “believe” or the negatives thereof or other variations thereon or comparable terminology. Due to various risks and uncertainties, including those set forth in Item 1A. Risk Factors, actual events or results or the actual performance of the Fund may differ materially from those reflected or contemplated in such forward-looking statements.

These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Such factors include:

●	changes in the economy and the capital markets;

●	risks associated with negotiation and consummation of pending and future transactions;

●	changes in our investment objectives and strategy;

●	availability, terms (including the possibility of interest rate volatility) and deployment of capital;

●	changes in interest rates, exchange rates, regulation or the general economy;

●	the uncertainty associated with the imposition of tariffs and/or trade barriers and changes in trade policy and the potential impact of such changes on the portfolio companies in which we may invest and the general economy;

●	our ability to exit investments in a timely manner;

●	our ability to qualify, and maintain our qualification, as a regulated investment company (“RIC”);

●	use of the proceeds as described in this prospectus or a prospectus supplement;

●	our ability to sell our securities in an offering in the amounts and on the terms contemplated, or at all; and

●	those factors described in the Item 1A Risk Factors section of this prospectus.

We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Actual results could differ materially from those anticipated in our forward-looking statements. We have based forward-looking statements on information available to us on the date of this prospectus. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus, except as otherwise required by applicable law. The forward-looking statements contained in this prospectus are excluded from the safe harbor protection provided by the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Summary Risk Factors

Investing in the Fund’s Shares involves a high degree of risk. Some, but not all, of the risks and uncertainties that the Fund faces are summarized below. Please refer to Item 1A Risk Factors for a more fulsome description of each risk.

Risks Relating to the Fund’s Business and Structure

●	No operating history.

●	Dependence on key personnel and Adviser.

●	Business and regulatory risks of alternative asset investments.

●	Competitive nature of the Adviser’s business.

●	Cyclicality.

●	Investments in companies in regulated industries.

●	Trade settlement.

●	Artificial intelligence and machine learning developments.

●	Systems risk; cyber security breaches and identity theft.

●	Interpretation of governing agreements and legal requirements.

●	Illiquidity; restrictions on transfer and withdrawal.

●	No right to control the Fund’s operations.

●	Consequences of default.

●	Board participation.

●	Indemnification obligations.

●	Possibility of fraud and other misconduct of employees of the Adviser and service providers.

●	Qualifying assets.

●	Status as a Business Development Company.

●	Emerging Growth Company status.

●	The Fund files reports with the SEC under the Exchange Act.

●	Exchange Act filing requirements.

●	Internal controls.

●	RIC related tax risks.

●	Phantom income.

●	Dividends in shares.

●	Dividend reinvestment.

●	Certain ERISA and related considerations.

●	Investment considerations.

●	Prohibited transactions.

●	Certain “Plan Asset” considerations.

●	Dilution.

●	Preferred Shares.

●	Unrealized depreciation.

●	PIK Interest Payments.

●	Distributions.

●	Responsible investment considerations.

●	Share repurchases and cash reserves.

●	Non-diversified investment company.

●	Difficulty of locating suitable investments.

●	Co-investment with third parties.

●	Minority investments.

●	Follow-on investments.

●	Limitations on leverage.

●	Hedging policies/risks.

●	Portfolio company management.

●	Operating and financial risks of portfolio companies.

●	Projections and third-party reports.

●	Interest rates.

Risks Relating to the Fund’s Investments

●	Risks related to investments in loans.

●	Second-lien or other subordinated loans or debt risk.

●	Unsecured loans or debt.

●	Unfunded loans.

●	Unitranche loan risk.

●	High-yield debt.

●	Contingent liability risk.

●	Risk of borrowing by the Fund.

●	Valuation risks.

●	Investments in privately held companies.

●	Investments in private and middle-market companies.

●	Due diligence risk.

●	Investments in publicly traded companies.

●	Investments in securitizations; asset-backed securities and other structured investments.

●	Foreign investments.

●	Difficulties upon exit.

●	Risks of investing in a credit vehicle.

●	Credit risk.

●	Variable and floating rate securities.

●	Risks related to loan prepayments.

●	Risks associated with covenant-lite loans.

●	Potential material and adverse effects of market conditions on debt and equity capital markets.

●	Risk control and monitoring framework.

Item 1. Business.

Executive Summary

The Fund was formed as a Delaware statutory trust in March 2025 and has elected to be regulated as a BDC under the 1940 Act. The Fund is structured as an externally managed, non-diversified closed-end management investment company and will be a non-exchange traded, perpetual-life BDC. In addition, for tax purposes the Fund intends to elect, and intends to qualify annually thereafter, as a RIC under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”).

The Fund’s investment objective is to generate current income and, to a lesser extent, capital appreciation through investments primarily in private middle market companies. The Fund may also generate income from capital gains on the sales of loans, debt and equity related securities, and various loan origination and other fees and dividends on direct equity investments. The Adviser will determine whether companies qualify as “middle market” in its sole discretion, and the Fund may from time to time invest in larger or smaller companies if an attractive opportunity presents itself.

As a BDC, the Fund must invest at least 70% of its assets in “qualifying assets,” which may include investments in “eligible portfolio companies.” Under the relevant SEC rules, the term “eligible portfolio company” generally includes U.S. private operating companies and small U.S. public operating companies with a market capitalization of less than $250 million. See Item 1A. Risk Factors for a discussion regarding risks associated with an investment in the Fund. The Fund will make investments primarily in debt instruments, including first-lien senior debt and unitranche facilities. Selectively, the Fund may also make investments in second lien debt, junior tranches of private securitizations, accounts receivable, asset based lending, other unsecured debt instruments, and equity co-investments. Typical middle market senior loans may be issued by middle market companies in the context of leveraged buyouts, acquisitions, debt refinancings, recapitalizations, and other similar private credit transactions or a combination of the foregoing. The Fund’s target credit investments typically have maturities between five and seven years. Additionally, the Fund may utilize derivatives for hedging purposes, although utilization of derivatives is not currently anticipated.

The instruments in which the Fund will invest typically are not rated by any rating agency, but the Adviser believes that if such instruments were rated, they would be below investment grade, which is an indication of having predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. Investments that are rated below investment grade are sometimes referred to as “high yield bonds,” “junk bonds” or “leveraged loans.” Therefore, the Fund’s investments may result in an above average amount of risk and volatility or loss of principal. No assurance can be given that the Fund’s investment objective will be achieved, and investment results may vary substantially on a monthly, quarterly and annual basis. See Item 1A. Risk Factors for a discussion regarding risks associated with an investment in the Fund.

The Adviser

Subject to the supervision of the Board of Trustees of the Fund (the “Board”), and pursuant to the investment advisory agreement between the Fund and the Adviser (the “Investment Advisory Agreement”), the Adviser manages the day-to-day operations of the Fund and provides the Fund with investment advisory and management services. The Board is comprised of a majority of trustees that are not “interested persons,” as defined in Section 2(a)(19) of the 1940 Act, of the Fund or the Adviser, which are referred to herein as “Independent Trustees.” Trustees who are “interested persons,” as defined in Section 2(a)(19) of the 1940 Act, of the Fund or the Adviser are referred to herein as “Interested Trustees.” For details, see Item 5. Trustees and Executive Officers.

The Adviser is a Delaware limited partnership and an investment adviser that is registered with the SEC under the Advisers Act of 1940, as amended (the “Advisers Act”). As of June 30, 2025, the Adviser had approximately $44.7 billion of total assets under management.1 The Adviser was founded in 2008 by Stephen Ketchum in conjunction with five senior principals of Stone Point Capital. The Adviser’s U.S. Direct Lending (“USDL”) team is supported by an institutionalized operational team and infrastructure and benefits from its relationship with the principals of Stone Point Capital, a third-party permanent capital fund that is managed by the Dyal Capital division of Blue Owl Capital Inc. (“Blue Owl”), and Assured Guaranty U.S. Holdings Inc., each a minority equity holder in the Adviser. Additionally, the Adviser employed approximately 204 professionals as of October 15, 2025, and is headquartered in New York, with offices in London, Connecticut, Florida, and California. The Adviser’s strategies include performing credit, U.S. and European CLOs, opportunistic credit, private credit, structured credit, and commercial real estate credit. Sound Point’s strategies are managed via evergreen and drawdown commingled funds, funds of one, separately managed accounts, and co-investments with a particular focus on forming strategic partnerships and providing customized investment solutions.

Sound Point makes the investment professionals on the USDL team (the “USDL Team”) available to the Adviser for purposes of originating and identifying investment opportunities, conducting research and due diligence on prospective investments, analyzing and underwriting investment opportunities, structuring investments, and monitoring and servicing the Fund’s investments in accordance with the services provided by the Adviser under the Investment Advisory Agreement.  The Adviser believes that the USDL Team’s extensive network of contacts, which includes financial sponsors, debt investors, investment banks, lenders, and management teams, as well as the Adviser’s targeted outbound model, will provide the Fund with a competitive advantage in sourcing and underwriting attractive investment opportunities. Sound Point has expertise in sourcing, monitoring, and workouts/restructuring that may be utilized by the Adviser as needed in managing the Fund’s investments. See also “ – The USDL Investment Committee” (below).

The Adviser believes that the USDL Team’s extensive network of contacts, which includes financial sponsors, debt investors, banks and specialty lenders, as well as the Adviser’s targeted outbound search model and its reputation and record as a leader in investing in the financial services industry, will provide the Fund with a competitive advantage in sourcing and underwriting attractive investment opportunities. Sound Point has created a network in sourcing, monitoring and workouts/restructuring that may be utilized by the Adviser as needed in managing the Fund’s investments.

Investment Characteristics

Sound Point believes that the Fund’s targeted investments of secured loans in the capital structure of U.S. middle-market companies present an attractive proposition given the fundamental characteristics highlighted below:

Secured Position

Direct loans to middle-market companies generally benefit from a secured position within the capital structure. The Fund’s loans are generally expected to take first-lien security and, as such, occupy the most senior position within the capital structure, with a priority pledge against the assets and equity of the borrower.

[1]	Sound Point assets under management (“AUM”) provided as of June 30, 2025. AUM does not include redemptions received or liquidations that may be in effect after June 30, 2025. AUM does include, where relevant, committed capital to discretionary draw-down vehicles that have not yet been drawn and entities that are not open to new investors and/or are in the process of winding down and represents the closed total commitment of all loans managed by commercial real estate credit as of June 30, 2025, including inherited portfolios managed that were originated by another manager and assets attributable to a non-advisory client.

Strong Cash Yield

Middle-market loans offer an attractive cash yield relative to the yield on many other alternative investments, with a contractual cash coupon payment due on a monthly or quarterly basis.

Privately Negotiated Transactions

The USDL Team will seek to drive the process of structuring and negotiating transactions. Sound Point believes this approach provides enhanced downside protection relative to the syndicated loan market.

Covenants

Loans to middle-market companies in the U.S. generally incorporate a series of financial tests that provide the lender with an indication of the operational performance and financial health of the underlying company, allowing for early detection of credit quality deterioration (e.g., maintenance covenants, and other financial and operating covenants). Typical covenants may include tests on leverage, interest, cashflows and capital expenditures.

Floating-Rate Instruments

Loans generally will be floating-rate instruments, which allow investors to benefit in a rising interest rate environment. Additionally, yields are protected due to the presence of SOFR floors.

Medium-Term Duration Loans

Loans typically exhibit shorter duration relative to alternative bond financing, with an average contractual maturity of five to seven years and a weighted average duration of approximately three years.

Strong Recovery Rates & Asset Coverage

Given the general application of covenant tests and the secured position of the loans over the assets and equity of the underlying company, Sound Point believes such investments offer a favorable proposition with respect to maximizing downside protection and minimizing capital loss in the event of a default.

Investment Process

The USDL Team follows an integrated origination, underwriting, and account management process that combines extensive U.S. middle market lending expertise with Sound Point’s substantial resources.

1.	Investment Process – Sourcing Capabilities

In sourcing investments for the Fund, the USDL Team will rely on the relationship network of the senior USDL Team members. The Fund and USDL Team primarily focuses on investments in borrowers backed by financial sponsors that have a track record of creating value and with whom members of the USDL Team often have an established, long-term relationship.  Over the years, the USDL Team has cultivated relationships with over 150 unique sponsors (as of September 30, 2025), in addition to management teams, debt advisors, bankers, and other lenders.  Utilizing these touch points, the USDL Team sources and reviews approximately 400+ deals per year. The USDL Team maintains a comprehensive customer relationship management system (“CRM”) which tracks all sourcing and new deal activity and contributes to USDL’s programmatic sponsor “tiering” approach.

2.	Analysis – Underwriting, Asset Management & Valuation Processes

The USDL Team will seek to maintain their established and proven investment principles and processes, honed over their careers focused on lending to U.S. middle-market companies. The Adviser’s fundamental and research-intensive investment process, in place since inception, has been refined over time. This has created a systematic and repeatable approach, which Sound Point believes best positions the Fund to deliver attractive returns for its investors.

Analysis, decision making, and ultimately, the construction of the portfolio may benefit from the research and insight of Sound Point’s extensive credit coverage (1,000+ issuers), many of which have been monitored on an ongoing basis since initial primary issue. Once an investment opportunity is evaluated by the Sector Research team, even if an investment is not made or brought to the USDL Investment Committee servicing the Fund (the “Investment Committee”), an issuer’s information is recorded and periodically updated, such that it can be revisited for potential future diligence. This depth of borrower/sector information allows the USDL Team to make more informed credit decisions.

The investment process of the Fund is focused on fundamental credit analysis, technical market due diligence and the portfolio suitability of each potential investment, which can be represented by the following steps:

a.	Investment Screening & Selection

The USDL Team maintains a detailed loan pipeline report via the USDL Team’s CRM, which is updated in real time to reflect additional new opportunities and to track status changes to existing deals in the pipeline report. The pipeline report is circulated weekly for internal team meetings and included as part of the weekly Investment Committee materials.

Initial information on a potential borrower is typically received via a confidential information memorandum or a management presentation. If it is determined that there is sufficient information and interest in a new opportunity, a deal team, typically consisting of two or three investment professionals, is assigned to perform preliminary due diligence and compile a screening memo. A screening memo is usually a three to five-page document that provides a high-level summary of the opportunity and includes the USDL Team’s initial thoughts around investment merits and potential risks and mitigants. During this screening and selection process, the Investment Committee will provide feedback regarding the risks that will need to be understood and mitigated in order to provide final approval for the transaction, in addition to opining on the transaction pricing and structure.

Once the initial screening process has been completed and the Investment Committee has approved the transaction to move forward, the investment team assigned to the deal will communicate screened terms to the potential borrower and/or sponsor, typically via a non-binding term sheet, and provide feedback including diligence focus areas as determined by the deal team and the Investment Committee. Assuming the borrower or sponsor accepts these terms, the investment team will then complete its diligence, which includes, but is not limited to:

●	Business Review: Includes a review of the borrower’s business, including major customers and product lines, customer diversification, customer contracts, sales diversification, management strength and depth, relationship with suppliers, relationship with workforce, barriers to entry/replacement risk, exposure to economic downturns and commodities, supplier dynamics, working capital, and capital expenditure needs/requirements/trends;

●	Industry Review: Evaluates trends within the industry, market forecasts, macroeconomic factors affecting the industry, competitive landscape and the borrower’s place within the competitive landscape;

●	Cash Flow Underwriting: Profiles the borrower’s prior financial operating history, including revenue trends, margins, levered and unlevered free cash flow, sustainability of such cash flows and margins, and an analysis of the company’s proposed pro-forma financial operating/credit metrics and capital structure;

●	Detailed Cash Flow Underwriting & Analysis: Build detailed cashflow model(s) in order to prepare investment and downside cases, as well as investment return and exit analysis;

●	Sponsorship/Ownership Review: Details the sponsor/owner’s track record, sector experience, operating expertise, remaining fund capital and structure (or access to capital);

●	Transaction Structure/Pricing: Includes a summary of the deal’s expected or proposed terms (i.e., coupon rate, upfront fees, and amortization), leverage, comparable transactions and relative value analysis, position in the capital structure, traditional credit metrics, use of capital requested, and collateral securing the borrowing;

●	ESG and Responsible Investing Factors: Undertake an appropriate level of assessment of environment, social and governance-related (“ESG”) and/or responsible investing issues as part of the risk factors evaluation process for all potential investments;

●	Third-Party Due Diligence: Engage and review third-party reports from environmental, insurance, quality of earnings and tax consultants. Third-party providers will also perform background checks on key members of management and the sponsor. The USDL Team may also review third-party market studies (if available), conduct calls with their own third-party industry experts and, if appropriate, perform or review customer interviews;

●	Management Meeting: Verify preliminary due diligence findings, meet the borrower’s management team, and evaluate their background/track record; and

●	Legal Due Diligence: Engage external legal counsel to review items such as borrower operating documentation, contracts, material procedures, as well as to draft or review credit agreements and supporting loan documentation.

Potential transactions are often revisited at Investment Committee meetings as the diligence process evolves.

In documenting the loan, the USDL Team will typically utilize standard credit document templates that have been created and refined in consultation with external legal counsel and adapted to market best practices around collateral perfection and enforcement. The USDL Team will also supplement these with customized documentation as per the individual needs of the borrower and sponsor. These documents may incorporate specific covenants or stipulations negotiated by the USDL Team to mitigate deal-specific risks, developed while working alongside the appointed external legal counsel.

b.	Investment Approval

When the USDL Team is evaluating an investment, there are three to four formal decision-making steps:

●	Deal Screening: The individual originating the deal identifies an opportunity and, typically with help from other junior members of the team, will present it at an Investment Committee meeting, where there will be a collective decision on whether to proceed or pass on the deal. The Investment Committee also discusses the high-level risks of the transaction and high-level focus areas for diligence.

●	Due Diligence Update: At the USDL Team’s discretion, a deal may be presented to the Investment Committee after preliminary diligence is aggregated to confirm Investment Committee members remain supportive of a transaction.

●	Investment Committee Memo: Following the completion of due diligence, the deal is fully reviewed by the Investment Committee utilizing a summary of all due diligence via the Investment Committee Memorandum (“ICM”). A decision is then made to either proceed with the final completion of documentation and other confirmatory items including background checks, insurance reviews, etc., or to decline the transaction.

●	Closing and Funding Memo: Prior to funding, a closing memo is prepared summarizing the final financial details of the transaction and documentation terms, highlighting any differences from the previous approval discussion. The closing memo will also include deal allocations as approved by compliance, and the results of any confirmatory diligence items noted above. A final decision is then made by the Investment Committee to fund the deal or to request deal modifications.

As part of the approval process, the USDL Team works with the Adviser’s compliance team to conduct transaction level AML review. The USDL Team will also work closely with the operations & finance team as well as the Fund’s administrator at this point in order to establish a formal process with regards to funding. The formal approval process will also evaluate any ESG issues noted throughout the diligence process, with key ESG issues assessed as part of the final approval checklist; these may also form part of the conditions to be met as part of the structuring process. Prior to approval, each investment will be assessed in detail against Sound Point Capital’s ESG Policy with an affirmative decision by the Investment Committee and any subsequent closing being subject to achievement of a satisfactory ESG assessment outcome.

At closing, final USDL Team and external counsel-approved credit and loan documents are distributed for execution and are required to be signed by an authorized signatory of the lender. Copies of loan documents are retained by the external legal counsel, who will send a loan file to the USDL Team after each loan closing, for internal records.

3.	Active Management – Ongoing Portfolio Management

a.	Credit Monitoring

The investment process includes active portfolio monitoring and ongoing management of credits, which seeks to ensure all underlying issuers are performing satisfactorily and allows for early identification of any issues.

Credit monitoring is performed on an ongoing basis with both formal and informal updates as necessary. The USDL Team believes effective asset management requires a consistent, disciplined, and proactive approach to collecting the necessary details regarding borrower financial and operational performance as well as the macroeconomic factors that affect and drive the borrower’s operating environment and competitive landscape. The ability to monitor performance at a granular level in an accurate and timely manner is important to the Adviser. Access to high quality data is key, reducing risks and highlighting opportunities. Strong relationships and frequent communications with management teams increases the USDL Team’s visibility into borrower performance.

Utilizing the information available, a detailed analysis is performed on each loan to determine a credit risk rating. These risk ratings are ranked on a scale of one through six, which are described in more detail in the table below. Our Adviser’s ratings do not constitute any rating of investments by a nationally recognized statistical rating organization or represent or reflect any third-party assessment of any of our investments.

b.	Risk

Rating Description

1	Investments that are performing above expectations

2	Investments that are performing within expectations, with risks that are neutral or favorable compared to risks at the time of origination. All new loans receive this rating

3	Investments that are performing below expectations and that require enhanced monitoring, but where no risk of loss is expected for interest, principal, or dividends

4	Investments that are performing materially below expectations and that require close monitoring. Investments receiving this rating may be out of compliance with financial covenants; however, these investments are generally current with respect to interest and principal. There is a heightened risk of potential loss. Investments rated “4” or higher will remain on the Watch List until performance warrants upgrade and removal

5	Investments that are performing materially below expectations and for which risk has increased significantly since origination. In addition to the borrower being generally out of compliance with debt covenants, loan payments may be past due, but generally not more than 180 days past due. Some loss of interest or dividend is expected, but no loss of principal

6	Investments that are performing substantially below expectations and whose risks have increased significantly since origination. Most or all the debt covenants are out of compliance and payments are substantially delinquent and/or a debt restructuring has occurred. Some loss of principal is expected

Investments can move between credit risk ratings based upon their individual credit profiles and evolving circumstances. Credit ratings are formally revisited on a quarterly basis. However, should there be a fundamental credit event that has occurred or is expected, risk ratings are reviewed and adjusted accordingly in real-time.

Loans rated 4 or higher are discussed frequently within the USDL Team, with the account manager committed to taking a hands-on and proactive approach to actively manage positions that are underperforming. At the earliest sign of material underperformance or expected underperformance, the investment analyst discusses the situation with the senior members of the USDL Team with the objective to devise a strategy that mitigates the risk of loss and/or maximize recovery.

4.	Meeting with Management

The USDL Team typically has monthly or quarterly communications with borrowers, sponsors, and other lenders (if applicable). Sound Point also coordinates periodic onsite meetings with management teams. Given the focus on smaller companies and direct investments, access to and engagement with management is generally greater than with strategies that pursue larger sized investments.

As a BDC, we are obligated under the 1940 Act to make available to certain of our portfolio companies significant managerial assistance. “Making available significant managerial assistance” refers to any arrangement whereby we provide significant guidance and counsel concerning the management, operations, or business objectives and policies of a portfolio company. We are also deemed to be providing managerial assistance to all portfolio companies that we control, either by ourselves or in conjunction with others. The nature and extent of significant managerial assistance provided by us to controlled and non-controlled portfolio companies will vary according to the particular needs of each portfolio company.

Sound Point Administration arranges for the provision of such managerial assistance arrangement on our behalf. When doing so, Sound Point Administration utilizes personnel of our Adviser. We, on behalf of Sound Point Administration, may invoice portfolio companies receiving and paying for contractual managerial assistance, and we remit to Sound Point Administration its cost of providing such services, including the charges deemed appropriate by our Adviser for providing such managerial assistance. No income is recognized by Sound Point.

The USDL Investment Committee

The USDL Investment Committee servicing the Fund is currently comprised of Tom Newberry, Andrew Eversfield, David Rous, Marc Sole, and Jane Lawrence. Additionally, Mr. Ketchum serves as advisor to the USDL Investment Committee. All investment and disposition decisions are reviewed and approved by the USDL Investment Committee, which has principal responsibility for approving new investments and overseeing the management of existing investments.

Tom Newberry, Chief Credit Officer and Executive Chairman of Direct Lending

Tom Newberry joined Sound Point in 2021 and is currently Chief Credit Officer and Executive Chairman of the U.S. Direct Lending team. Additionally, Mr. Newberry serves on Sound Point’s Management Committee and is a member on most risk, investment, and valuation committees at the firm. Prior to joining Sound Point, Mr. Newberry was a Partner, Global Head of Private Debt, and a Senior Portfolio Manager at CVC Credit Partners. Prior to CVC, Mr. Newberry spent 11 years at Credit Suisse, where he was a Managing Director and Head of Global Leveraged Finance Capital Markets and Syndicated Loans. In this capacity, he was responsible for the underwriting of all high yield bond, mezzanine, and syndicated loan transactions, as well as the sale and trading of both par and distressed loan assets. Mr. Newberry joined Credit Suisse in November 2000 when Credit Suisse First Boston merged with DLJ, where he was a Managing Director and head of US Loan Capital Markets. He joined DLJ in 1996 from Deutsche Bank where he was a Managing Director and Head of North American Loan Syndications. Prior to that, Mr. Newberry worked at Toronto-Dominion Securities and NCNB National Bank. He served on the board of directors of the Loan Syndication & Trading Association for six years, acting as both Chairman and Vice Chairman. Mr. Newberry earned a B.A. in Foreign Affairs from the University of Virginia.

Andrew Eversfield, Co-Head of Direct Lending

Andrew Eversfield joined Sound Point in 2021 and is currently the Co-Head of Direct Lending. Mr. Eversfield was a Managing Director at CVC Credit Partners prior to Sound Point’s acquisition of their U.S. Direct Lending platform in June 2021. Prior to CVC Credit Partners, Mr. Eversfield was the Head of Investor Relations for GE’s Gas Power business. During his time at GE, Mr. Eversfield was selected for GE’s Corporate Leadership Staff and held a variety of senior level financial, sales, and platform leadership roles based in North America, Europe, and Africa. At GE, Mr. Eversfield spent much of his career in GE Antares Capital where he helped build the Senior Secured Loan Program and had investment selection and workout responsibility. Mr. Eversfield began his career in GE Capital’s Investment Analyst Program. Mr. Eversfield earned a B.B.A. in Finance, Investment, and Banking from the University of Wisconsin and an M.B.A. from Northwestern’s Kellogg School of Management.

David Rous, Co-Head of Direct Lending

David Rous joined Sound Point in 2021 and is currently the Co-Head of Direct Lending. Mr. Rous was previously a Managing Director and Portfolio Manager at Sound Point U.S. Direct Lending (and its predecessor firms including CVC Credit Partners). Prior to CVC Credit Partners, Mr. Rous spent 12 years at GE Antares Capital, where he was most recently a Senior Vice President & Team Leader and a member of the Antares underwriting leadership team. Mr. Rous was a founding member of the Senior Secured Loan Program, an $11 billion strategic partnership between GE and Ares Capital, formed to offer single source unitranche financings. Mr. Rous began his career in GE Capital’s Financial Management Program. Mr. Rous earned a B.S. in Finance, magna cum laude, from the University of Vermont and an M.B.A. from Kellogg School of Management at Northwestern University.

Marc Sole, Deputy Chief Investment Officer and Portfolio Manager

Mr. Sole joined Sound Point in 2015 and is currently Deputy Chief Investment Officer. Mr. Sole serves as a Portfolio Manager of the Tactical Loan Opportunity Strategy, the Strategic Capital Strategy and President of Sound Point Acquisition Corp I, Ltd, an affiliated special purpose acquisition company. Mr. Sole also serves on Sound Point’s Management Committee as well as most of the firm’s investment and risk committees. Mr. Sole began his career practicing law at Cravath, Swaine & Moore where he had a diverse corporate practice. He left the law when he joined D. E. Shaw & Co. in 2001 where he eventually became co-Head of Research and then co-Portfolio Manager of Sound Point’s U.S. Credit Opportunities strategy. He has been investing in stressed and distressed corporate credit in both public and private markets at all levels of the capital structure for over 20 years. Prior to joining Sound Point, Mr. Sole also worked as a Portfolio Manager at Plainfield Asset Management and Hudson Bay Capital Management. Mr. Sole currently serves on the Board of Directors of Ecobat Technologies and Relativity Media and has previously served as a Board Member of Owens Corning, Schuff International, Inc. and several private specialty finance companies. Mr. Sole graduated cum laude with an A.B. in Public Policy from Princeton University’s School of Public and International Affairs. Mr. Sole earned a J.D. from the Columbia University School of Law, where he was a Harlan Fiske Stone Scholar.

Jane Lawrence, CFA, Portfolio Manager

Ms. Lawrence joined Sound Point in 2020 and is currently a Portfolio Manager for the U.S. CLO platform and the Sound Point Senior Floating Rate Strategy. Additionally, Ms. Lawrence serves on Sound Point’s Risk Committee, U.S. Floating Rate Fund Investment Committee and CLO Risk Committee. She has over 18 years of credit market experience spanning structuring, research and investment across both leveraged loans and underlying CLO tranches. Prior to joining Sound Point, Ms. Lawrence served as a Director of Structured Products at BlackRock. Prior to that, she has held credit research positions at Halcyon Capital Management, MatlinPatterson/UrsaMine and Bear Stearns Asset Management covering numerous sectors including Aerospace & Defense, Business Services, Chemicals, Consumer Products, Media and Retail. Ms. Lawrence earned a B.S. in Marketing from Rutgers University and is a Chartered Financial Analyst (CFA) charterholder.

Senior Management of Sound Point

Stephen Ketchum, Managing Partner and Chief Investment Officer

Mr. Ketchum is the Founder, Managing Partner and Chief Investment Officer of Sound Point Management, LP, overseeing Sound Point’s investments across all fund offerings. In addition, Mr. Ketchum is the lead Portfolio Manager for the Sound Point Credit Opportunities Fund and several other accounts. Mr. Ketchum chairs the Management Committee and sits on most committees at Sound Point. Mr. Ketchum is Chairman of the Board of Directors and Chief Executive Officer of Sound Point Acquisition Corp I, Ltd, an affiliated special purpose acquisition company. A veteran with over 34 years’ experience in the credit markets, Mr. Ketchum founded Sound Point in 2008. Previously, he was Global Head of Media & Telecom Investment and Corporate Banking for Banc of America Securities (“BofA”), where he was a member of the Global Investment Banking Leadership Team. As Global Head of Media & Telecom Banking, Mr. Ketchum was responsible, together with a risk partner, for a multi-billion-dollar portfolio of bank and bridge loans. Prior to joining BofA, he was a Managing Director at UBS in the TMT Investment Banking Group. From 1990 to 2000, he was employed in the Investment Banking Department of Donaldson, Lufkin & Jenrette, most recently as a Managing Director. Mr. Ketchum is on the Board of Trustees of the New York Police & Fire Widows’ & Children’s Benefit Fund and the Museum of the City of New York. Mr. Ketchum earned a B.A. from New England College, magna cum laude, and an M.B.A. from the Harvard Business School.

Sarah Seelaus, Chief Operating Officer

Ms. Seelaus joined Sound Point in 2010 and currently serves as the Chief Operating Officer. Additionally, Ms. Seelaus is on Sound Pointl’s Management Committee and is a member of most operations and risk committees. Prior to joining Sound Point, Ms. Seelaus was at Plainfield Asset Management LLC, where she was primarily responsible for marketing to investors in North and South America. Prior to joining Plainfield, Ms. Seelaus was Head of Business Development at Cedarview Capital Management, LP, where she was solely responsible for marketing, client relations and the development and launch of new products. Ms. Seelaus earned an A.B. in Politics and Economics from Princeton University. She is a Member of the Children’s Board at Columbia University Medical Center.

Daniel Fabian, Global Chief Financial Officer

Mr. Fabian joined Sound Point in 2025 and currently serves as Global Chief Financial Officer. In this capacity, he serves on the firm’s Management Committee and plays a key role on multiple operations and risk committees. Prior to joining Sound Point, Mr. Fabian spent 14 years at Alcentra, serving in a range of executive roles including President, COO, and CFO. During his tenure, he oversaw the firm’s growth from $10 billion to $45 billion in assets and led all operational functions. Additionally, Mr. Fabian served on Alcentra’s Board of Directors and chaired the Executive Management Committee. Before Alcentra, Mr. Fabian began his career at KPMG in its Financial Services Assurance group, later transitioning to the Real Estate and Debt Advisory team. Mr. Fabian holds a BSc in Digital Business from the University of Nottingham and is a Fellow of the Institute of Chartered Accountants in England and Wales (ICAEW).

Vincent D’Arpino, General Counsel

Mr. D’Arpino joined Sound Point in 2022 and currently serves as General Counsel. Prior to joining Sound Point, Mr. D’Arpino spent nearly 11 years as the Chief Legal Officer for a single family investment office in New York. Prior to that, he spent 8 years at Clinton Group, most recently as General Counsel and Chief Compliance Officer. Previously, he spent 7 years in various in-house counsel roles at Morgan Stanley and began his career at Cravath, Swaine & Moore. Mr. D’Arpino earned a B.S. in Finance from the University of Virginia and a J.D. from Fordham University School of Law.

Andrea Sayago, Chief Compliance Officer/Associate General Counsel

Ms. Sayago joined Sound Point in 2022 and is currently Chief Compliance Officer and Associate General Counsel. Prior to joining Sound Point, Ms. Sayago spent 17 years at Cowen Investment Management, serving as Chief Compliance Officer since 2011. At Cowen, she managed and administered a compliance program covering a broad range of public market and private investment strategies across six affiliated registered investment advisors. Ms. Sayago began her career at Debevoise & Plimpton LLP, where she represented hedge fund sponsors in connection with the development, formation and operation of domestic and offshore hedge funds, fund of hedge funds and registered investment companies. Ms. Sayago earned a B.A. in Political Science from the University of Vermont and a J.D., magna cum laude, from New York Law School. Ms. Sayago is a member of the New York State bar.

Jordan Michels, Deputy COO and Co-Head of Operations

Mr. Michels joined Sound Point in 2013 and is currently Deputy COO and Co-Head of Operations, overseeing the entire operations function at the firm. Additionally, Mr. Michels serves on Sound Point ’s Management Committee and a member of most operations and risk committees at Sound Point. Prior to joining Sound Point, Mr. Michels was a distressed credit and equity trader at UBS and previously supported the group as an Associate Director, in capacities as trading assistant and Senior Operations Manager within middle-office operations. Prior to UBS, he was a Senior Analyst for financial control within the Treasury and Funding group at Merrill Lynch. Mr. Michels earned a B.S. in Finance and an M.B.A. from Fairfield University.

The Administrator

Sound Point Administration LLC, a Delaware limited liability company, (the “Administrator”) serves as the administrator of the Fund. Subject to the supervision of the Board, a majority of which is made up of Independent Trustees, the Administrator provides the administrative services necessary for the Fund to operate, which includes and the Fund utilizing the Administrator’s office facilities, equipment and recordkeeping services. In addition, the Fund will reimburse the Administrator for the fees and expenses associated with performing compliance functions, and the Fund’s allocable portion of the compensation of certain of the Fund’s officers, including the Fund’s Chief Financial Officer, Chief Compliance Officer and any support staff. The Fund will reimburse the Administrator for all reasonable costs and expenses incurred by the Administrator in providing these services, facilities and personnel, as provided by the administration agreement by and between the Fund and the Administrator (the “Administration Agreement”). In addition, the Administrator will be permitted to delegate its duties under the Administration Agreement to third parties, and the Fund will reimburse the expenses of these parties incurred directly and/or paid by the Administrator on the Fund’s behalf. To the extent permitted by applicable law, the Administrator may elect to defer or waive all or a portion of its fees for a specified period of time.

The Private Offering

The Fund held the initial closing of its private placement for the sale of its Shares on December 15, 2025, and commenced operations upon such closing (the “Initial Closing”). The Fund expects to enter into Subscription Agreements relating to its Shares (collectively, the “Subscription Agreements”) with investors for the private placement of the Fund’s Shares (the “Private Offering”). Shares will be sold only to persons who are “accredited investors” within the meaning of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) and to non-U.S. persons outside the United States in accordance with Regulation S under the Securities Act. Each investor will make a capital commitment to purchase Shares pursuant to such investor’s Subscription Agreement. Pursuant to their respective Subscription Agreement, shareholders generally will be required to make capital contributions to purchase Shares as directed by the Fund (including each time the Fund delivers a drawdown notice (“Drawdown Notice”)) by funding their portion of the Drawdown Amount (as defined below) in an aggregate amount not to exceed their respective aggregate capital commitments (each, a “Drawdown”). The Fund will deliver each Drawdown Notice at least 10 business days prior to the Drawdown Date. Drawdown purchases will generally be allocated among investors with unfunded capital commitments in amounts proportional to each investor’s capital commitment in such increments as the Adviser deems necessary to fund the Fund’s operations; provided, however, that the Fund reserves the right to require certain shareholders to fully fund their subscription amount by wire to the Fund’s bank account on or before the last business day of the month of its respective closing. All purchases of Shares will be made at a purchase price per Share that is not less than the net asset value (“NAV”) per Share (plus an additional amount equal to any subsequent investor’s allocable portion of the initial offering and organizational expenses then recorded in the Fund’s financial statements or accounts in accordance with U.S. GAAP (i.e., an investor that does not participate in the Initial Closing will be required to pay an additional amount to cover their portion of the offering and organizational expensed by the Fund prior to their investment).

The Fund expects to hold additional closings on a quarterly basis as additional capital commitments are obtained (each, a “Closing”). The “Commitment Period”, as to each shareholder, will commence on the later of (i) the date on which the Fund commences operations (the “Commencement Date”) and (ii) the date on which the shareholder’s Subscription Agreement is accepted by the Fund, and ends on the three-year anniversary thereafter.

At the end of the Commitment Period, shareholders will be released from any further obligation under their respective Subscription Agreements to fund Drawdowns and purchase additional Shares; provided, however that for two years following the end of the Commitment Period, shareholders will remain obligated to fund Drawdowns to the extent necessary to (i) pay Fund expenses, including management fees, amounts that may become due under any borrowings or other financings or similar obligations, or indemnity obligations, (ii) complete investments in any transactions for which there are binding written agreements as of the end of the Commitment Period (including investments that are funded in phases), (iii) fund follow-on investments made in existing portfolio companies within three years from the end of the Commitment Period that, in the aggregate, do not exceed 5% of total commitments, (iv) fund obligations under any Fund guarantee, and/or (v) as necessary for the Fund to preserve its status as a RIC.

Initial Portfolio

Prior to our election to be regulated as a business development company, we acquired our initial portfolio of investments. Effective as of December 15, 2025, we purchased an initial portfolio of approximately $132.5 million of gross commitments. The initial portfolio of investments consists primarily of debt instruments, including first-lien senior debt and unitranche facilities, issued by U.S. middle-market companies. There are no material differences between the underwriting standards used in the acquisition of our initial portfolio of investments and the underwriting standards to be employed by the Adviser on our behalf going forward. See Item 1. Business – Investment Process – Investment Screening & Selection for additional information about our underwriting standards.

Below is an unaudited schedule of investments as of December 2, 2025 for our initial portfolio of investments acquired as of December 15, 2025:

SOUND POINT DIRECT LENDING BDC

CONSOLIDATED SCHEDULE OF INVESTMENTS

December 15, 2025

(dollars in thousands)

Portfolio Company[1,2,4]	Investment	Spread[3]	Interest Rate	Maturity Date	Par Amount	Amortized Cost	Fair Value	% of Net Assets[5]
Investments
Debt Investments
Aerospace / MRO Services
TurbineAero Inc.[6]	First Lien Debt - Term Loan	S + 6.50%	10.12%	10/21/2029	6,017	6,017	6,017	6.02%
Total Aerospace / MRO Services						6,017	6,017	6.02%

Application Software
Upland Software, Inc.[6]	First Lien Debt - Term Loan	S + 6.00%	10.00%	7/25/2031	7,360	7,239	7,239	7.24%
Upland Software, Inc.	First Lien Debt - Revolver	S + 6.00%	0.00%	7/25/2031	920	-	-	0.00%
Total Application Software						7,240	7,240	7.24%

Architectural & Engineering Services
CSG Buyer Inc.[6]	First Lien Debt - Term Loan	S + 6.00%	10.09%	7/29/2029	3,732	3,732	3,732	3.73%
CSG Buyer Inc	First Lien Debt - Delayed Draw	S + 6.00%	0.00%	7/29/2029	756	-	-	0.00%
CSG Buyer Inc	First Lien Debt - Revolver	S + 6.00%	0.00%	7/29/2029	252	-	-	0.00%
Total Architectural & Engineering Services						3,732	3,732	3.73%

Business Services
BNP Associates Buyer Inc.[6]	First Lien Debt - Term Loan	S + 5.75%	9.50%	8/19/2030	198	198	198	0.20%
BNP Associates Buyer Inc.	First Lien Debt - Revolver	S + 5.75%	9.66%	8/19/2030	15	-	-	0.00%
Total Business Services						198	198	0.20%

Data Center / Other Commercial Services
C3 AcquisitionCo, LLC[6]	First Lien Debt - Term Loan	S + 6.00%	9.71%	11/26/2030	4,312	4,249	4,249	4.25%
C3 AcquisitionCo, LLC[6]	First Lien Debt - Delayed Draw	S + 6.00%	9.77%	11/26/2030	1,335	742	742	0.74%
C3 AcquisitionCo, LLC[6]	First Lien Debt - Revolver	S + 6.00%	9.82%	11/26/2030	501	293	293	0.29%
Salute Mission Critical Holdings LLC[6]	First Lien Debt - Term Loan	S + 5.22%	9.11%	11/30/2029	907	907	907	0.91%
Salute Mission Critical Holdings LLC[6]	First Lien Debt - Term Loan	S + 5.22%	9.11%	11/30/2029	1,839	1,839	1,839	1.84%
Salute Mission Critical Holdings LLC[6]	First Lien Debt - Delayed Draw	S + 5.22%	8.71%	11/30/2029	5,273	5,273	5,273	5.28%
Salute Mission Critical Holdings LLC	First Lien Debt - Delayed Draw	S + 5.22%	0.00%	11/30/2029	2,919	-	-	0.00%
Total Data Center / Other Commercial Services						13,303	13,303	13.31%

Dermatology
SDG MANAGEMENT CO LLC[6]	First Lien Debt - Term Loan	S + 6.00%	10.10%	7/1/2028	308	308	308	0.31%
SDG MANAGEMENT CO LLC[6]	First Lien Debt - Delayed Draw	S + 6.00%	10.10%	7/1/2028	127	127	127	0.13%
SDG MANAGEMENT CO LLC[6]	First Lien Debt - Delayed Draw	S + 6.00%	9.85%	7/1/2028	379	155	155	0.16%
SDG MANAGEMENT CO LLC[6]	First Lien Debt - Delayed Draw	S + 6.00%	10.05%	7/1/2028	452	452	452	0.45%
SDG MANAGEMENT CO LLC[6]	First Lien Debt - Delayed Draw	S + 6.00%	9.69%	7/1/2028	303	303	303	0.30%
SDG MANAGEMENT CO LLC[6]	First Lien Debt - Revolver	S + 6.00%	9.79%	7/1/2028	76	19	19	0.02%
Total Dermatology						1,364	1,364	1.37%

Portfolio Company[1,2,4]	Investment	Spread[3]	Interest Rate	Maturity Date	Par Amount	Amortized Cost	Fair Value	% of Net Assets[5]
Electrical Components & Equipment
Sens Intermediate Holdings LLC[6]	First Lien Debt - Term Loan	S + 5.00%	8.96%	3/10/2031	1,916	1,916	1,916	1.92%
Sens Intermediate Holdings LLC	First Lien Debt - Delayed Draw	S + 5.00%	0.00%	3/10/2031	680	-	-	0.00%
Sens Intermediate Holdings LLC	First Lien Debt - Revolver	S + 5.00%	9.30%	3/10/2031	453	-	-	0.00%
Total Electrical Components & Equipment						1,916	1,916	1.92%

Global Consumer Products
DRS Holdings III, Inc.[6]	First Lien Debt - Term Loan	S + 5.25%	9.21%	11/1/2028	6,446	6,419	6,419	6.42%
DRS Holdings III, Inc.	First Lien Debt - Revolver	S + 5.25%	0.00%	11/1/2028	343	-	-	0.00%
Total Global Consumer Products						6,419	6,419	6.42%

Healthcare & Pharmaceuticals
PAR EXCELLENCE HOLDINGS INC[6]	First Lien Debt - Term Loan	S + 5.00%	9.12%	9/3/2030	1,024	1,008	1,008	1.01%
PAR EXCELLENCE HOLDINGS INC[6]	First Lien Debt - Term Loan	S + 5.00%	9.17%	9/3/2030	4,151	4,085	4,085	4.09%
PAR EXCELLENCE HOLDINGS INC	First Lien Debt - Revolver	S + 5.00%	0.00%	9/3/2030	965	-	-	0.00%
Total Healthcare & Pharmaceuticals						5,093	5,093	5.10%

HVAC Consulting & Distribution
Ambient Enterprises Holdco LLC[6]	First Lien Debt - Term Loan	S + 6.00%	9.25%	6/30/2030	7,617	7,617	7,617	7.62%
Ambient Enterprises Holdco LLC[6]	First Lien Debt - Term Loan	S + 5.75%	9.25%	6/30/2030	278	278	278	0.28%
Ambient Enterprises Holdco LLC[6]	First Lien Debt - Term Loan	S + 5.25%	9.25%	6/30/2030	1,005	1,005	1,005	1.01%
Ambient Enterprises Holdco LLC[6]	First Lien Debt - Term Loan	S + 5.25%	9.09%	6/30/2030	1,242	1,242	1,242	1.24%
Ambient Enterprises Holdco LLC[6]	First Lien Debt - Delayed Draw	S + 5.75%	9.25%	6/30/2030	89	89	89	0.09%
Ambient Enterprises Holdco LLC[6]	First Lien Debt - Delayed Draw	S + 5.25%	9.24%	6/30/2030	1,715	323	323	0.32%
Ambient Enterprises Holdco LLC	First Lien Debt - Delayed Draw	S + 5.25%	0.00%	6/30/2030	2,070	-	-	0.00%
Ambient Enterprises Holdco LLC	First Lien Debt - Revolver	S + 6.00%	10.05%	12/8/2029	1,036	-	-	0.00%
Total HVAC Consulting & Distribution						10,554	10,554	10.56%

Industrial Products Distribution / After-Market Services
NWP ACQUISITION HOLDINGS, LLC.[6]	First Lien Debt - Term Loan	S + 6.00%	10.00%	11/21/2030	5,842	5,842	5,842	5.85%
NWP ACQUISITION HOLDINGS, LLC.[6]	First Lien Debt - Delayed Draw	S + 6.00%	9.97%	11/21/2030	3,264	2,392	2,392	2.39%
NWP ACQUISITION HOLDINGS, LLC.	First Lien Debt - Revolver	S + 6.00%	0.00%	11/21/2030	1,090	-	-	0.00%
Total Industrial Products Distribution / After-Market Services						8,234	8,234	8.24%

IT Services
Argano LLC[6]	First Lien Debt - Term Loan	S + 5.75%	9.75%	9/13/2029	8,611	8,611	8,611	8.60%
Argano LLC[6]	First Lien Debt - Delayed Draw	S + 5.75%	9.71%	9/13/2029	1,664	1,146	1,146	1.15%
Argano LLC	First Lien Debt - Revolver	S + 5.75%	0.00%	9/13/2029	269	-	-	0.00%
Total IT Services						9,757	9,757	9.75%

Portfolio Company[1,2,4]	Investment	Spread[3]	Interest Rate	Maturity Date	Par Amount	Amortized Cost	Fair Value	% of Net Assets[5]
Life Sciences
Life Science Intermediate Holdings, LLC[6]	First Lien Debt - Term Loan	S + 7.00%	9.69%	6/10/2027	1,730	1,730	1,730	1.73%
Life Science Intermediate Holdings, LLC[6]	First Lien Debt - Term Loan	S + 6.10%	9.69%	6/10/2027	989	989	989	0.99%
Life Science Intermediate Holdings, LLC[6]	First Lien Debt - Delayed Draw	S + 6.35%	9.81%	6/20/2027	1,843	1,843	1,843	1.84%
Life Science Intermediate Holdings, LLC[6]	First Lien Debt - Delayed Draw	S + 6.10%	9.69%	6/10/2027	593	593	593	0.59%
Life Science Intermediate Holdings, LLC[6]	First Lien Debt - Delayed Draw	S + 6.10%	9.69%	6/10/2027	306	306	306	0.31%
Life Science Intermediate Holdings, LLC[6]	First Lien Debt - Delayed Draw	S + 6.10%	9.69%	6/10/2027	306	306	306	0.31%
Life Science Intermediate Holdings, LLC[6]	First Lien Debt - Delayed Draw	S + 5.50%	9.81%	6/10/2027	2,660	1,384	1,384	1.38%
Life Science Intermediate Holdings, LLC[6]	First Lien Debt - Revolver	S + 5.75%	9.92%	6/7/2027	985	468	468	0.47%
Total Life Sciences						7,619	7,619	7.62%

Manufacturing
Alpha US Buyer LLC[6]	First Lien Debt - Term Loan	S + 6.00%	8.81%	4/4/2030	176	176	176	0.18%
Alpha US Buyer LLC[6]	First Lien Debt - Term Loan	S + 5.75%	8.88%	4/4/2030	115	115	115	0.12%
Alpha US Buyer LLC[6]	First Lien Debt - Delayed Draw	S + 6.00%	8.86%	4/4/2030	102	102	102	0.10%
Alpha US Buyer LLC[6]	First Lien Debt - Delayed Draw	S + 5.75%	8.81%	4/4/2030	89	12	12	0.01%
Alpha US Buyer LLC	First Lien Debt - Revolver	S + 6.00%	11.31%	4/4/2030	36	-	-	0.00%
Total Manufacturing						405	405	0.41%

Residential & Light Commercial HVAC
ResiXperts Holdco, LLC[6]	First Lien Debt - Term Loan	S + 5.00%	8.89%	5/2/2030	4,511	4,451	4,451	4.45%
ResiXperts Holdco, LLC[6]	First Lien Debt - Delayed Draw	S + 5.00%	9.22%	5/2/2030	13,565	2,064	2,064	2.07%
ResiXperts Holdco, LLC	First Lien Debt - Revolver	S + 5.00%	0.00%	5/2/2030	1,696	-	-	0.00%
Total Residential & Light Commercial HVAC						6,515	6,515	6.52%

Roofing Services
OSR Opco LLC[6]	First Lien Debt - Term Loan	S + 6.00%	9.73%	3/15/2029	2,458	2,458	2,458	2.46%
OSR Opco LLC[6]	First Lien Debt - Delayed Draw	S + 6.00%	9.64%	3/15/2029	498	498	498	0.50%
OSR Opco LLC[6]	First Lien Debt - Revolver	S + 6.00%	9.77%	3/15/2029	749	674	674	0.67%
OSR Opco LLC	First Lien Debt - Revolver	S + 5.75%	9.74%	3/31/2026	553	-	-	0.00%
Total Roofing Services						3,630	3,630	3.63%

Supply Chain Equipment & Services
BARCODING INC[6]	First Lien Debt - Term Loan	S + 6.25%	9.73%	9/1/2029	1,043	1,032	1,032	1.03%
BARCODING INC[6]	First Lien Debt - Term Loan	S + 6.25%	9.73%	9/1/2029	1,159	1,147	1,147	1.15%
BARCODING INC[6]	First Lien Debt - Delayed Draw	S + 6.25%	9.75%	9/1/2029	270	267	267	0.27%
BARCODING INC[6]	First Lien Debt - Revolver	S + 6.25%	10.86%	9/1/2029	273	161	161	0.16%
Total Supply Chain Equipment & Services						2,607	2,607	2.61%

Portfolio Company[1,2,4]	Investment	Spread[3]	Interest Rate	Maturity Date	Par Amount	Amortized Cost	Fair Value	% of Net Assets[5]
Transportation
SALT US HOLDCO LLC[6]	First Lien Debt - Term Loan	S + 5.00%	9.73%	7/31/2029	1,531	789	789	0.79%
SALT US HOLDCO LLC[6]	First Lien Debt - Term Loan	S + 5.00%	9.73%	7/31/2029	4,555	4,555	4,555	4.56%
Total Transportation						5,344	5,344	5.35%

Total Debt Investments						99,947	99,947	100.00%

(1)	All investments are non-controlled/non-affiliated investments as defined by the 1940 Act. The 1940 Act classifies investments based on the level of control that the Company maintains in a particular portfolio company. As defined in the 1940 Act, a company is generally presumed to be “non-controlled” when the Company owns 25% or less of the portfolio company’s voting securities and “controlled” when the Company owns more than 25% of the portfolio company’s voting securities. The 1940 Act also classifies investments further based on the level of ownership that the Company maintains in a particular portfolio company. As defined in the 1940 Act, a company is generally deemed as “non-affiliated” when the Company owns less than 5% of a portfolio company’s voting securities and “affiliated” when the Company owns 5% or more of a portfolio company’s voting securities.
(2)	The issuers of debt and equity held by the Company is domiciled in the United States unless otherwise noted.
(3)	The majority of the investments bear interest at rates that may be determined by reference to Secured Overnight Financing Rate (“SOFR”or “S”, which reset monthly or quarterly. For each such investment, the Company has provided the spread over SOFR and the current contractual interest rate in effect at September 30, 2025. As of September 30, 2025, effective rates for 1MS, 3M S, 6M S and 12M S were 4.1292%, 3.9764%, 3.8459%, and 3.6595%, respectively. Certain investments are subject to a SOFR floor. For fixed rate loans, a spread above a reference rate is not applicable.
(4)	Investment valued using unobservable inputs (Level 3). See “Description of ASC 820 Fair Value Hierarchy” for more information.
(5)	Percentage is based on pro forma net assets of $99,947 as of December 15, 2025 giving effect to the acquisition of the Initial Portfolio.
(6)	Denotes that all or a portion of the assets are owned by Sound Point Direct Lending BDC SPV LLC (“SPV I”). SPV I has entered into a senior secured revolving credit facility (the “SPV I Financing Facility”) on December 15, 2025. The lenders of the SPV I Financing Facility have a first lien security interest in substantially all of the assets of SPV I. Accordingly, such assets are not available to creditors of the Company.

Investment Advisory Agreement

Subject to the overall supervision of the Board and in accordance with the 1940 Act, the Adviser manages the Fund’s day-to-day operations and provides investment advisory services to the Fund. Under the terms of the Investment Advisory Agreement, the Adviser:

●	determines the composition and allocation of the Fund’s investment portfolio, the nature and timing of any changes therein and the manner of implementing such changes;

●	identifies, evaluates and negotiates the structure of the investments made by the Fund;

●	performs due diligence on prospective portfolio companies;

●	executes, closes, services and monitors the Fund’s investments;

●	determines the securities and other assets that the Fund shall purchase, retain or sell;

●	arranges financings and borrowing facilities for the Fund; and

●	provides the Fund with such other investment advisory, research and related services as the Fund may, from time to time, reasonably require for the investment of its funds.

Under the Investment Advisory Agreement, the Fund will pay the Adviser fees for investment management services consisting of the Management Fee and the Incentive Fee, each as defined below.

Management Fee

The Fund will pay to the Adviser an asset-based fee (the “Base Management Fee”) for management services in an amount equal to an annual rate of 0.625% of the average value of the Fund’s gross assets at the end of the two most recently completed quarters. Gross assets means the Fund’s total assets, determined on a consolidated basis in accordance with U.S. generally accepted accounting principles, including assets purchased with borrowed funds or other forms of leverage, but excluding cash and cash equivalents (“Gross Assets”). The Base Management Fee will be calculated and payable quarterly in arrears. The Base Management Fee for any partial quarter will be appropriately pro-rated. The initial payment of the Base Management Fee shall be calculated based on the average Gross Assets as of the date of execution of the Investment Advisory Agreement, including, for the avoidance of doubt, assets acquired on such date, and the end of the fiscal quarter in which the Investment Advisory Agreement was executed.

Incentive Fee

The Fund will pay to the Adviser an incentive fee (the “Incentive Fee”) as set forth below. The Incentive Fee will consist of two parts, (i) the income-based incentive fee (the “Income Incentive Fee”) and the capital gains-based incentive fee (the “Capital Gains Incentive Fee”). Each component is independent of the other such that one component may be payable even if the other is not.

Income Incentive Fee

Commencing on the first fiscal quarter immediately following the three-year anniversary of the Commencement Date, the Fund will pay the Adviser an Income Incentive Fee each quarter equal to 12.50% of the amount by which the Pre-Incentive Fee Net Investment Income (defined below) for the quarter exceeds a hurdle rate of 1.50% (6.00% annualized) of the Fund’s net assets at the end of the immediately preceding calendar quarter, subject to a “catch-up” provision.

The Fund will pay the Adviser the Income Incentive Fee with respect to the Fund’s Pre-Incentive Fee Net Investment Income in each calendar quarter as follows:

(1)	no Income Incentive Fee for any calendar quarter in which the Fund’s Pre-Incentive Fee Net Investment Income does not exceed the hurdle rate;

(2)	100% of the Fund’s Pre-Incentive Fee Net Investment Income for any calendar quarter with respect to that portion of the Pre-Incentive Fee Net Investment Income for such quarter, if any, that exceeds the hurdle rate but is less than 1.714% (6.857% annualized). We refer to this portion of our Pre-Incentive Fee Net Investment Income (which exceeds the hurdle but is less than 1.714%) as the “catch-up.” The “catch-up” is meant to provide the Adviser with 12.50% of our Pre-Incentive Fee Net Investment Income as if a hurdle did not apply if this net investment income meets or exceeds 1.714% in calendar quarter; and

(3)	12.50% of the amount of the Fund’s Pre-Incentive Fee Net Investment Income for any calendar quarter with respect to that portion of the Pre-Incentive Fee Net Investment Income for such quarter, if any, that exceeds 1.714% (6.857% annualized).

Pre-Incentive Fee Net Investment Income

“Pre-Incentive Fee Net Investment Income” means interest income, fee income, distribution/dividend income and any other income (including any other fees, such as commitment, origination, structuring, diligence and consulting fees or other fees that the Fund receives from an investment) accrued during the calendar quarter, minus the Fund’s operating expenses for the quarter, including the Base Management Fee and expenses payable under the Administration Agreement, but excluding any Incentive Fee. In the case of investment with a deferred interest feature, Pre-Incentive Fee Net Investment Income will include accrued income that the Fund has not yet received in cash.

Capital Gains Incentive Fee

The Fund will pay the Adviser the Capital Gains Incentive Fee in cash annually in arrears in an amount equal to 12.5% of (i) realized capital gains, if any, on a cumulative basis beginning January 1, 2029 less (ii) the sum of realized capital losses and unrealized capital depreciation since January 1, 2029 on a cumulative basis and previously paid Capital Gains Incentive Fees. Any realized capital gains, realized capital losses, and unrealized capital depreciation with respect to the Company’s portfolio as of December 31, 2028 shall be excluded from the calculations of the second part of the incentive fee.

Indemnification of the Adviser and its Affiliates

The Investment Advisory Agreement provides that, absent willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of the reckless disregard of its duties and obligations, the Adviser and its officers, managers, partners, agents, employees, controlling persons, members, and any other person or entity affiliated with it are entitled to indemnification from us for any damages, liabilities, costs, and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of the Adviser’s services under the Investment Advisory Agreement or otherwise as our investment adviser.

Duration and Termination

Unless terminated earlier as described below, the Investment Advisory Agreement will continue in effect for a period of two years from its effective date. It will remain in effect from year to year thereafter if approved annually by the Board or by the affirmative vote of the holders of a majority of the Fund’s outstanding voting securities, and, in either case, if also approved by a majority of the Independent Trustees. The Investment Advisory Agreement automatically terminates in the event of its assignment, as defined in the 1940 Act, by the Adviser and may be terminated by the Board or the Adviser without penalty upon 60 days’ written notice to the other. The holders of a majority of the Fund’s outstanding voting securities may also terminate the Investment Advisory Agreement without penalty upon 60 days’ written notice.

The Adviser’s services under the Investment Advisory Agreement are not exclusive, and the Adviser is generally free to furnish similar services to other entities so long as its performance under the Investment Advisory Agreement is not adversely affected.

Administration Agreement

The Fund has entered into an Administration Agreement, pursuant to which the Administrator furnishes the Fund with office facilities, equipment, and clerical, bookkeeping, and record-keeping services at such facilities. Under the Administration Agreement, the Administrator performs, or arranges for the performance of, the Fund’s required administrative services, which include being responsible for the financial records that the Fund is required to maintain and preparing reports to stockholders. In addition, the Administrator provides the Fund with accounting services, assists in determining and publishing NAV, oversees the preparation and filing of tax returns, monitors the Fund’s compliance with tax laws and regulations, and prepares, and assists with any audits by an independent public accounting firm of, the Fund’s financial statements. The Administrator is also responsible for the printing and dissemination of reports to our stockholders and the maintenance of our website. It provides support for the Fund’s investor relations, generally oversees the payment of expenses and the performance of administrative and professional services rendered to the Fund by others, and provides such other administrative services as may be designated from time to time.

Payments under the Administration Agreement are equal to an amount based upon the Fund’s allocable portion of the Administrator’s overhead in performing its obligations under the Administration Agreement. The Fund’s allocable portion of such total compensation is based on an allocation of the time spent on us relative to other matters. To the extent permitted by applicable law, the Administrator may elect to defer or waive all or a portion of its fees for a specified period of time. To the extent the Administrator outsources any of its functions, the Fund pays the fees on a direct basis, without profit to the Administrator. Additionally, the Fund is also responsible for its allocable portion of the costs of compensation and related expenses of the Fund’s chief compliance officer, chief financial officer, chief operating officer and their respective support staff.

All investment professionals of the Adviser and their respective staffs, when and to the extent engaged in providing investment advisory and management services, and the compensation and routine overhead expenses of such personnel allocable to such services, are provided and paid for by the Adviser. The Fund bears all other costs and expenses of our operations and transactions, including, without limitation, those relating to: (a) the Fund’s initial organization costs and operating costs incurred prior to the filing of its election to be regulated as a BDC; (b) the costs associated with any private or public offerings of the Fund’s Shares and other securities; (c) calculating individual asset values and the Fund’s net asset value (including the costs and expenses of any independent valuation firm or pricing service); (d) debt service and other costs of borrowings or other financing arrangements incurred to finance the Fund’s investments; (e) fees and expenses, including legal fees, out-of-pocket expenses and travel expenses, incurred by the Adviser or payable to third parties in performing due diligence on prospective investments, monitoring the Fund’s investments and, if necessary, enforcing the Fund’s rights; (f) amounts payable to third parties relating to, or associated with, evaluating, making and disposing of investments; (g) the allocated costs incurred by the Adviser in providing managerial assistance to those portfolio companies that request it; (h) brokerage fees and commissions; (i) costs of hedging; (j) federal and state registration fees; (k) fees payable to ratings agencies; (l) federal, state and local taxes; (m) costs of offerings or repurchases of the Fund’s Shares and other securities, as applicable; (n) the management fees and incentive fees payable under the Investment Advisory Agreement; (o) distributions on the Fund’s Shares and other securities, including costs and expenses relating to such distributions, as applicable; (p) administration fees payable to the Administrator under this Agreement and any sub-administration agreements and related expenses; (q) transfer agent and custody fees and expenses; (r) independent trustee fees and expenses; (s) the costs of any reports, proxy statements or other notices to the Fund’s securityholders, including printing and mailing costs; (t) costs of holding meetings of the Fund’s securityholders and the compensation of investor relations personnel responsible for the preparation of the foregoing and related matters; (u) litigation, indemnification and other non-recurring or extraordinary expenses; (v) fees and expenses associated with marketing and investor relations efforts; (w) dues, fees and charges of any trade association of which the Fund is a member; (x) the costs and expenses associated with subscriptions to data service, research-related subscriptions, quotation equipment and services used in making or holding investments, and the costs of specialty and custom software expense for monitoring risk, compliance and overall investments; (y) the direct costs and expenses of administration and operation, including printing, mailing, telecommunications and staff, including fees payable in connection with outsourced administration functions; (z) fees and expenses associated with independent audits and outside legal costs; (aa) the Fund’s fidelity bond; (bb) trustees and officers/errors and omissions liability insurance, and any other insurance premiums; (cc) the costs associated with the Fund’s reporting and compliance obligations under the 1940 Act and applicable U.S. federal and state securities laws, including but not limited to (i) the costs of preparing financial statements and maintaining books and records as set forth in Section 2.2 herein, (ii) the costs of preparing and filing such other documents with the SEC (or other regulatory body) as required, and (iii) the compensation and expenses of the professionals responsible for the foregoing; (dd) the costs of winding up; and (ee) all other expenses reasonably incurred by the Fund or the Administrator in connection with administering the Fund’s business or incurred by the Administrator on the Fund’s behalf, such as the allocable portion of overhead and other expenses incurred by the Administrator in performing its obligations under the Administration Agreement, including, but not limited to, rent, the fees and expenses associated with performing compliance functions, and the Fund’s allocable portion of the costs of compensation paid to, distributions received by, and related expenses of the Fund’s chief compliance officer, chief financial officer, chief operating officer and their respective support staff, and any internal audit staff to the extent internal audit performs a role in the Fund’s internal control assessments.

Certain accounting and other administrative services may be delegated by the Administrator to select sub-administrators. The Administration Agreement may be terminated by us without penalty upon not less than 60 days’ written notice to the Administrator and by the Administrator upon not less than 90 days’ written notice to us. The Administration Agreement will remain in effect if approved by the board of directors, including by a majority of our independent directors, on an annual basis.

When considering the approval of the Administration Agreement, the board of directors considers, among other factors, (i) the reasonableness of the compensation paid by us to the Administrator and any third-party service providers in light of the services provided, the quality of such services, any cost savings to us as a result of the arrangements, and any conflicts of interest, (ii) the methodology employed by the Administrator in determining how certain expenses are allocated to the Fund, the Adviser and other relevant persons, (iii) the breadth, depth, and quality of such administrative services provided, (iv) the at-cost nature of the compensation provided by the Adviser to the Fund, and (v) the possibility of obtaining such services from a third party.

Indemnification of the Administrator

The Administration Agreement provides that the Administrator and its officers, directors, employees, agents, control persons, and affiliates are not liable to us or any of our stockholders for any act or omission by it or its employees in the supervision or management of our investment activities or for any damages, liabilities, costs, and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) or losses sustained by us or our stockholders, except that the foregoing exculpation does not extend to any act or omission constituting willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations under the Administration Agreement. The Administration Agreement also provides for indemnification by us of the Administrator’s members, directors, officers, employees, agents, control persons, and affiliates for liabilities incurred by them in connection with their services to us, subject to the same limitations and to certain conditions.

Distributions; Dividend Reinvestment Plan

The Fund intends to make quarterly distributions to shareholders. The Fund’s distributions, if any, will be determined by the Board.

Distributions may be made out of any amounts legally available for such purpose, including earnings and profits. Distributions in excess of current and accumulated earnings and profits (as determined for U.S. federal income tax purposes) first will reduce a shareholder’s tax basis (which will result in higher gains or lower losses when the investment is sold) and, after the tax basis is reduced to zero, will constitute gains to such shareholder.

The Fund expects quarterly distributions to be paid from income primarily generated by interest and dividends earned on the Fund’s investments, although distributions to shareholders may also include a return of capital (the distribution of an investment’s original principal back to the investors, rather than distributing profits or earnings). The specific tax characteristics of the Fund’s distributions each year will be reported to shareholders after the end of the calendar year.

The Fund has adopted an “opt-out” dividend reinvestment plan (“DRIP”), under which a shareholder’s distributions will automatically be reinvested under the DRIP for additional whole and fractional Shares, unless the shareholder “opts out” of the DRIP, thereby electing to receive cash distributions.

Shareholders who receive distributions under the DRIP in the form of additional Shares generally will be subject to the same U.S. federal, state and local tax consequences as shareholders who elect not to reinvest distributions. Participation in the DRIP will not in any way reduce the amount of a shareholder’s capital commitment.

Valuation Procedures

In accordance with Rule 2a-5 under the 1940 Act, the Board has designated the Adviser as the Fund’s “Valuation Designee.” The Adviser, with the assistance of the Adviser’s Valuation Committee, subject to oversight by the Board, is responsible for determining the fair value of the Fund’s investments in instances where there is no readily available market value. Investments for which market quotations are readily available may be priced by independent pricing services. The Fund has retained external, independent valuation firms to provide data and valuation analyses on the Fund’s portfolio companies.

The Fund’s investment portfolio will be recorded at fair value as determined in good faith in accordance with the Valuation Policy established by the Adviser and approved by the Board and, as a result, there is and will be uncertainty as to the value of the Fund’s portfolio investments. Under the 1940 Act, the Fund is required to carry its portfolio investments at market value or, if there is no readily available market value, at fair value as determined in accordance with procedures established by the Board. There is not a public market or active secondary market for many of the types of investments in privately held companies that the Fund intends to hold and make. The Fund’s investments may not be publicly traded or actively traded on a secondary market but, instead, may be traded on a privately negotiated over-the-counter secondary market for institutional investors, if at all. As a result, these investments are valued quarterly at fair value as determined in good faith in accordance with the Valuation Policy approved by the Board.

The determination of fair value, and thus the amount of unrealized appreciation or depreciation the Fund may recognize in any reporting period, is to a degree subjective, and the Adviser has a conflict of interest in making recommendations of fair value. The types of factors that may be considered in determining the fair values of the Fund’s investments include the nature and realizable value of any collateral, the portfolio company’s ability to make payments and its earnings, the markets in which the portfolio company does business, comparison to publicly traded companies, discounted cash flow, current market interest rates, precedent transactions and other relevant factors. Because such valuations, and particularly valuations of private securities and private companies, are inherently uncertain, the valuations may fluctuate significantly over short periods of time due to changes in current market conditions. The determinations of fair value in accordance with procedures established by the Board may differ materially from the values that would have been used if an active market and market quotations existed for such investments. The Fund’s NAV could be adversely affected if the determinations regarding the fair value of the investments were materially higher than the values that the Fund ultimately realizes upon the disposal of such investments.

Description of ASC 820 Fair Value Hierarchy

The Adviser follows ASC Topic 820, Fair Value Measurements and Disclosures, as amended (“ASC 820”), for measuring fair value. Under ASC 820, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between a willing buyer and a willing seller at the measurement date. For the Fund’s portfolio securities, fair value is generally the amount that the Fund might reasonably expect to receive upon the current sale of the security. The fair value measurement assumes that the sale occurs in the principal market for the security, or in the absence of a principal market, in the most advantageous market for the security. If no market for the security exists or if the Fund does not have access to the principal market, the security should be valued based on the sale occurring in a hypothetical market.

ASC 820 specifies a fair value hierarchy that prioritizes and ranks the level of observability of inputs used in determination of fair value. In accordance with ASC 820, these levels are summarized below:

Level 1 Inputs – include quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2 Inputs – include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 Inputs – include inputs that are unobservable and significant to the fair value measurement.

A financial instrument is categorized within the ASC 820 valuation hierarchy based upon the lowest level of input to the valuation process that is significant to the fair value measurement. For example, a Level 3 fair value measurement may include inputs that are observable (Levels 1 and 2) and unobservable (Level 3). Therefore, unrealized appreciation and depreciation related to such investments categorized as Level 3 investments may include changes in fair value that are attributable to both observable inputs (Levels 1 and 2) and unobservable inputs (Level 3). Transfers between levels, if any, will be recognized at the beginning of the quarter in which the transfer occurred.

As described above, the Fund’s investment portfolio will include certain debt and equity instruments of privately held companies for which quoted prices or other inputs falling within the categories of Level 1 and Level 2 are generally not available. In such cases, the Fund determines the fair value of the Fund’s investments in good faith primarily using Level 3 inputs. In certain cases, quoted prices or other observable inputs exist, and if so, the Fund assesses the appropriateness of the use of these third-party quotes in determining fair value based on (i) the Fund’s understanding of the level of actual transactions used by the broker to develop the quote and whether the quote was an indicative price or binding offer and (ii) the depth and consistency of broker quotes and the correlation of changes in broker quotes with underlying performance of the portfolio company.

There is no single method for determining fair value in good faith, as fair value depends upon the specific circumstances of each individual investment. The recorded fair values of the Fund’s Level 3 investments may differ significantly from fair values that would have been used had an active market for the securities existed. In addition, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different than the valuations currently assigned.

Leverage

The Fund is permitted, under specified conditions, to issue multiple classes of indebtedness and one class of stock senior to the Shares if its asset coverage, as defined in the 1940 Act, is at least 150% after such issuance or issuances (such classes of indebtedness and class of stock is referred to herein as “senior securities”). As defined in the 1940 Act, asset coverage of 150% means that for every $100 of total assets less all liabilities and indebtedness not represented by senior securities, the Fund may raise $200 from borrowing and issuing senior securities. The amount of leverage that the Fund employs will depend on the Adviser’s assessment of market conditions and other factors at the time of any proposed borrowing. The Fund’s sources of leverage may include, without limitation, one or more credit facilities and/or note issuances; a subscription credit facility secured by the Fund’s right, title and interest in and to the capital commitments of its shareholders, which may be used for various purposes including facilitating timely and efficient drawdowns of capital commitments; and the issuance of notes, debt securities or preferred shares.

Discretionary Share Repurchase Program

The Fund does not intend to list its Shares on a securities exchange and the Fund does not expect there to be a public market for its Shares. As a result, shareholders’ ability to sell their Shares will be limited.

Subject to market conditions and the discretion of the majority-independent Board, the Fund intends to commence a Share repurchase program in which the Fund plans to offer to repurchase, on a quarterly basis, a number of Shares as determined by the Board in its discretion in an amount up to 5% of the Fund’s Shares outstanding (by number of Shares), as of the close of the previous calendar quarter in accordance with the requirements of Rule 13e-4 promulgated under the Exchange Act and the 1940 Act. The Board may amend, suspend or terminate the Share repurchase program at any time if in its reasonable judgment it deems such action to be in the Fund’s best interest and/or the best interest of shareholders. As a result, Share repurchases may not be available each quarter, such as when a repurchase offer would place an undue burden on the liquidity of the Fund, adversely affect operations or risk having an adverse impact on the Fund that would outweigh the benefit of the repurchase offer. All Shares repurchased by the Fund pursuant to the terms of each tender offer will be retired and thereafter will be authorized and unissued Shares.

The majority of the Fund’s assets will consist of instruments that cannot generally be readily liquidated without impacting the Fund’s ability to realize full value upon their disposition. Therefore, the Fund may not always have sufficient liquid resources to make repurchase offers. The Fund may fund repurchase requests from sources other than cash flow from operations, including the sale of assets, borrowings, return of capital or offering proceeds, and although the Fund generally expects to fund distributions from cash flow from operations, the Fund has not established any limits on the amounts the Fund may pay from such sources. Should making repurchase offers, in the Board’s judgment, place an undue burden on the Fund’s liquidity, adversely affect the Fund’s operations or risk having an adverse impact on the Fund as a whole, or should it otherwise determine that investing the Fund’s liquid assets in originated loans or other illiquid investments rather than repurchasing Shares is in the best interests of the Fund as a whole, then the Fund may choose to offer to repurchase fewer Shares than described above, or none at all.

Payment for repurchased Shares may require us to liquidate portfolio holdings earlier than the Adviser would otherwise have caused these holdings to be liquidated, potentially resulting in losses, and may increase the Fund’s investment-related expenses as a result of higher portfolio turnover rates. The Adviser intends to take measures, subject to policies as may be established by the Board, to attempt to avoid or minimize potential losses and expenses resulting from the repurchase of Shares.

Regulation as a Business Development Company

A BDC is regulated under the 1940 Act. A BDC must be organized in the United States for the purpose of investing in or lending to primarily private companies and making significant managerial assistance available to them. A BDC may use capital provided by stockholders and from other sources to make long-term, private investments in businesses.

The Fund may not change the nature of its business so as to cease to be, or withdraw the Fund’s election as, a BDC unless authorized by vote of a majority of the outstanding voting securities, as required by the 1940 Act. A majority of the outstanding voting securities of a company is defined under the 1940 Act as the lesser of: (a) 67% or more of such company’s voting securities present at a meeting if more than 50% of the outstanding voting securities of such company are present or represented by proxy, or (b) more than 50% of the outstanding voting securities of such company.

As with other companies regulated by the 1940 Act, a BDC must adhere to certain substantive regulatory requirements. A majority of the Fund’s Board must be persons who are not interested persons, as that term is defined in the 1940 Act. Additionally, the Fund will be required to provide and maintain a bond issued by a reputable fidelity insurance company to protect the Fund. Furthermore, as a BDC, the Fund will be prohibited from protecting any trustee or officer against any liability to the Fund or shareholders arising from willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office.

As a BDC, the Fund is generally required to meet an asset coverage ratio, defined under the 1940 Act as the ratio of the Fund’s total assets (less all liabilities and indebtedness not represented by senior securities) to the Fund’s outstanding senior securities, of at least 150% after each issuance of senior securities. The Fund may also be prohibited under the 1940 Act from knowingly participating in certain transactions with its affiliates without the prior approval of the Fund’s Independent Trustees and, in some cases, prior approval by the SEC. As a BDC, the Fund is generally limited in its ability to invest in any portfolio company in which the Adviser or any of its affiliates currently has an investment or to make any co-investments with the Adviser or its affiliates by the conditions contained in the Order (as defined below), subject to certain exceptions.

In October 2020, the SEC adopted certain regulatory changes related to the ability of investment companies, including BDCs, to invest in other investment companies in excess of the limits imposed by the 1940 Act. These changes include, among other things, the adoption of Rule 12d1-4 under the 1940 Act. Under Rule 12d1-4, the Fund may acquire securities issued by any investment company in excess of the limits imposed by the 1940 Act as long as the Fund complies with the conditions of Rule 12d1-4, which include, among other things, certain post-acquisition limits on control and voting of any acquired RIC.

On July 15, 2025, the SEC granted the Fund and certain affiliates of the Fund exemptive relief (the “Order”) that permits the Fund to co-invest alongside other funds, vehicles and/or accounts managed by the Investment Adviser or certain of its affiliates, if, among other things, a “required majority” (as defined in Section 57(o) of the 1940 Act) of the Independent Trustees make certain conclusions with respect to the co-investment transaction, including, but not limited to, that (i) the terms of the potential co-investment transaction, including the consideration to be paid, are reasonable and fair to the Fund and shareholders and do not involve overreaching in respect of the Fund or shareholders on the part of any person concerned, and (ii) the potential co-investment transaction is consistent with the interests of shareholders and is consistent with the Fund’s then-current investment objective and strategies. The Order further provides that the Fund may participate in any such co-investment transaction on terms that are same to those applicable to the other funds, vehicles and/or accounts managed by the Investment Adviser or certain of its affiliates.

The Fund is generally not be able to issue and sell the Shares at a price below NAV per share. The Fund may, however, sell Shares, or warrants, options or rights to acquire Shares, at a price below the then-current NAV of the Shares if the Board determines that such sale is in the Fund’s best interests and the best interests of shareholders, and shareholders approve such sale. In addition, the Fund may generally issue new shares of its Shares at a price below NAV in rights offerings to existing shareholders, in payment of dividends and in certain other limited circumstances.

The Fund will be periodically examined by the SEC for compliance with the 1940 Act.

Qualifying Assets

The Fund may invest up to 30% of the Fund’s portfolio opportunistically in non-eligible portfolio company investments, which will be driven primarily through opportunities sourced through the Adviser. However, under the 1940 Act, a BDC may not acquire any asset other than assets of the type listed in Section 55(a) of the 1940 Act, which are referred to as “qualifying assets,” unless, at the time the acquisition is made, qualifying assets represent at least 70% of the BDC’s total assets. The principal categories of qualifying assets relevant to the Fund’s proposed business are the following:

1.	Securities purchased in transactions not involving any public offering from the issuer of such securities, which issuer (subject to certain limited exceptions) is an eligible portfolio company, or from any person who is, or has been during the preceding thirteen months, an affiliated person of an eligible portfolio company, or from any other person, subject to such rules as may be prescribed by the SEC. An eligible portfolio company is defined in the 1940 Act as any issuer which:

(a)	is organized under the laws of, and has its principal place of business in, the United States;

(b)	is not an investment company (other than a small business investment company wholly owned by the BDC) or a company that would be an investment company but for certain exclusions under the 1940 Act; and

(c)	satisfies any of the following:

i.	does not have any class of securities that is traded on a national securities exchange;

ii.	has a class of securities listed on a national securities exchange, but has an aggregate market value of outstanding voting and non-voting common equity of less than $250 million;

iii.	is controlled by a BDC or a group of companies including a BDC and the BDC has an affiliated person who is a director of the eligible portfolio company; or

iv.	is a small and solvent company having total assets of not more than $4 million and capital and surplus of not less than $2 million.

2.	Securities of any eligible portfolio company which the Fund controls.

3.	Securities purchased in a private transaction from a U.S. issuer that is not an investment company or from an affiliated person of the issuer, or in transactions incident thereto, if the issuer is in bankruptcy and subject to reorganization or if the issuer, immediately prior to the purchase of its securities, was unable to meet its obligations as they came due without material assistance other than conventional lending or financing arrangements.

4.	Securities of an eligible portfolio company purchased from any person in a private transaction if there is no ready market for such securities and the Fund already owns 60% of the outstanding equity of the eligible portfolio company.

5.	Securities received in exchange for or distributed on or with respect to securities described in (1) through (4) above, or pursuant to the exercise of rights relating to such securities.

6.	Cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment.

Managerial Assistance to Portfolio Companies

A BDC must have been organized under the laws of, and have its principal place of business in, any state or states within the United States and must be operated for the purpose of making investments in the types of securities described in (1), (2) or (3) above. However, in order to count portfolio securities as qualifying assets for the purpose of the 70% test, the BDC must either control the issuer of the securities or must offer to make available to the issuer of the securities (other than small and solvent companies described above) significant managerial assistance; except that, where the BDC purchases such securities in conjunction with one or more other persons acting together, one of the other persons in the group may make available such managerial assistance. Making available managerial assistance means, among other things, any arrangement whereby the BDC, through its directors or officers, offers to provide, and, if accepted, does so provide, significant guidance and counsel concerning the management, operations or business objectives and policies of a portfolio company.

Temporary Investments

The Fund generally expects to call any undrawn capital for investment purposes only at the time the Fund identifies an investment opportunity. Notwithstanding the foregoing, until such time as the Fund invests the proceeds of such capital calls in portfolio companies and while new investments are pending, the Fund’s investments may consist of cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment, referred to herein, collectively, as “temporary investments,” so that 70% of the Fund’s assets are qualifying assets. The Fund may invest in U.S. Treasury bills or in repurchase agreements, provided that such agreements are fully collateralized by cash or securities issued by the U.S. government or its agencies. A repurchase agreement involves the purchase by an investor, such as the Fund, of a specified security and the simultaneous agreement by the seller to repurchase it at an agreed-upon future date and at a price which is greater than the purchase price by an amount that reflects an agreed-upon interest rate. There is no percentage restriction on the proportion of the Fund’s assets that may be invested in such repurchase agreements. However, if more than 25% of the Fund’s net assets constitute repurchase agreements from a single counterparty, the Fund may not meet the diversification tests in order to qualify as a RIC. Thus, the Fund does not intend to enter into repurchase agreements with a single counterparty in excess of this limit. The Adviser will monitor the creditworthiness of the counterparties with which the Fund enters into repurchase agreement transactions.

Code of Ethics

The Fund and the Adviser have each adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act, respectively, that establishes procedures for personal investments and restricts certain transactions by the Fund’s personnel. These codes of ethics generally will not permit investments by the Fund’s and the Adviser’s personnel in securities that may be purchased or sold by the Fund.

Compliance Policies and Procedures

The Fund and the Adviser each adopted and implemented written policies and procedures reasonably designed to detect and prevent violation of the federal securities laws. The Fund and the Adviser are required to review these compliance policies and procedures annually for their adequacy and the effectiveness of their implementation and designate a Chief Compliance Officer to be responsible for administering the policies and procedures. Frederick C. Teufel, Jr. serves as the Fund’s Chief Compliance Officer.

Sarbanes-Oxley Act of 2002

The Sarbanes-Oxley Act imposes a wide variety of regulatory requirements on publicly-held companies and their insiders. Many of these requirements will affect the Fund. For example:

●	pursuant to Rule 13a-14 of the Exchange Act, the Fund’s Chief Executive Officer and Chief Financial Officer must certify the accuracy of the financial statements contained in the Fund’s periodic reports;

●	pursuant to Item 307 of Regulation S-K, the Fund’s periodic reports must disclose the Fund’s conclusions about the effectiveness of its disclosure controls and procedures;

●	pursuant to Rule 13a-15 of the Exchange Act, the Fund’s management must prepare an annual report regarding its assessment of the Fund’s internal control over financial reporting and (once the Fund ceases to be an emerging growth company under the JOBS Act or, if later, for the year following the Fund’s first annual report required to be filed with the SEC) must obtain an audit of the effectiveness of internal control over financial reporting performed by its independent registered public accounting firm; and

●	pursuant to Item 308 of Regulation S-K and Rule 13a-15 of the Exchange Act, the Fund’s periodic reports must disclose whether there were significant changes in the Fund’s internal controls over financial reporting or in other factors that could significantly affect these controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

The Sarbanes-Oxley Act requires the Fund to review its current policies and procedures to determine whether the Fund complies with the Sarbanes-Oxley Act and the regulations promulgated thereunder. The Fund will continue to monitor its compliance with all regulations that are adopted under the Sarbanes-Oxley Act and will take actions necessary to ensure that the Fund is in compliance therewith.

Proxy Voting Policies and Procedures

The Fund has delegated its proxy voting responsibility to the Adviser. As a fiduciary, the Adviser has a duty to monitor corporate events and to vote proxies, as well as a duty to cast votes in the best interest of the Fund and not to subrogate Fund interests to its own interests. To meet its fiduciary obligations, the Adviser seeks to ensure that it votes proxies in the best interest of the Fund, and addresses how the Adviser will resolve any conflict of interest that may arise when voting proxies. The Adviser’s proxy voting policy attempts to generalize a complex subject and the Adviser may, from time to time, determine that it is in the best interests of the Fund to depart from specific policies described therein.

Shareholders may, without charge, obtain information regarding how the Fund voted proxies with respect to the Fund’s portfolio securities by making a written request for proxy voting information to: Chief Compliance Officer, 375 Park Avenue, 34th Floor, New York, New York 10152 or by contacting the Fund’s investor relations department at IR@soundpointcap.com.

Privacy Principles

Sound Point considers privacy to be fundamental to the Fund’s relationship with its investors. The Fund is committed to maintaining the confidentiality, integrity, and security of non-public personal information of its investors. The Fund will not disclose any non-public personal information about its investors to third parties, except as may be permitted or required by law or as otherwise set out below.

Material U.S. Federal Income Tax Considerations

The following discussion is a general summary of certain material U.S. federal income tax considerations applicable to the Fund and an investment in the Shares. The discussion is based upon the Code, the regulations of the U.S. Department of Treasury promulgated thereunder, referred to herein as the “Treasury Regulations,” the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service, referred to herein as the “IRS” (including administrative interpretations and practices of the IRS expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers that requested and received those rulings) and judicial decisions, each as of the date of this Registration Statement and all of which are subject to change or differing interpretations, possibly retroactively, which could affect the continuing validity of this discussion. The Fund has not sought, and will not seek, any ruling from the IRS regarding any matter discussed in this summary, and this summary is not binding on the IRS. Accordingly, there can be no assurance that the IRS will not assert, and a court will not sustain, a position contrary to any of the tax consequences discussed below.

Investors should note that this summary does not purport to be a complete description of all the tax aspects affecting the Fund or the shareholders. For example, this summary does not describe all of the U.S. federal income tax consequences that may be relevant to certain types of shareholders subject to special treatment under the U.S. federal income tax laws, including shareholders subject to the alternative minimum tax, tax-exempt organizations, insurance companies, partnerships or other pass-through entities and their owners, Non-U.S. Shareholders (as defined below) engaged in a trade or business in the United States or entitled to claim the benefits of an applicable income tax treaty, persons who have ceased to be U.S. citizens or to be taxed as residents of the United States, U.S. Shareholders (as defined below) whose functional currency is not the U.S. dollar, persons holding the Fund’s Shares in connection with a hedging, straddle, conversion or other integrated transaction, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting for securities holdings, pension plans and trusts, and financial institutions. This summary assumes that shareholders hold Shares as capital assets for U.S. federal income tax purposes (generally, assets held for investment). This summary does not discuss any aspects of U.S. estate or gift taxation, U.S. state or local taxation or non-U.S. taxation. It does not discuss the special treatment under U.S. federal income tax laws that could result if the Fund invests in tax-exempt securities or certain other investment assets.

For purposes of this discussion, a “U.S. Shareholder” is a beneficial owner of Shares that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof, including, for this purpose, the District of Columbia;

●	a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “United States persons” (as defined in the Code) have the authority to control all substantive decisions of the trust, or (ii) the trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes; or

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source.

For purposes of this discussion, a “Non-U.S. Shareholder” is a beneficial owner of Shares that is not a U.S. Shareholder or a partnership (or an entity or arrangement treated as a partnership) for U.S. federal income tax purposes.

If a partnership, or other entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds Shares, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. A shareholder that is a partnership holding Shares, and each partner in such a partnership, should consult his, her or its own tax adviser with respect to the tax consequences of the purchase, ownership and disposition of Shares.

Tax matters are very complicated and the tax consequences to each shareholder of the ownership and disposition of Shares will depend on the facts of his, her or its particular situation. Investors should consult their own tax adviser regarding the specific tax consequences of the ownership and disposition of Shares to them, including tax reporting requirements, the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws, eligibility for the benefits of any applicable income tax treaty and the effect of any possible changes in the tax laws.

Election to be Taxed as a RIC

The Fund intends to elect to be treated, and intends to qualify annually thereafter, as a RIC under Subchapter M of the Code. As a RIC, the Fund generally will not pay corporate-level U.S. federal income taxes on any income or gains that the Fund timely distributes as dividends to shareholders. Rather, dividends the Fund distributes generally will be taxable to shareholders, and any net operating losses, foreign tax credits and other of the Fund’s tax attributes generally will not pass through to shareholders, subject to special rules for certain items such as net capital gains and qualified dividend income the Fund recognizes. See – Taxation of U.S. Shareholders and – Taxation of Non-U.S. Shareholders, below.

To qualify as a RIC, the Fund must, among other things, meet certain source-of-income and asset diversification requirements (as described below). In addition, to qualify as a RIC, the Fund must timely distribute dividends to shareholders of an amount generally at least equal to 90% of the Fund’s investment company taxable income (determined without regard to the dividends paid deduction), which is generally the Fund’s net ordinary income plus the excess of realized net short-term capital gains over realized net long-term capital losses, if any, for each taxable year (the “Annual Distribution Requirement”).

Taxation as a RIC

If the Fund qualifies as a RIC and satisfies the Annual Distribution Requirement, then the Fund will not be subject to U.S. federal income tax on the portion of the Fund’s investment company taxable income and net capital gain (generally, net long-term capital gain in excess of net short-term capital loss) that the Fund timely distributes (or is deemed to timely distribute) as dividends to shareholders. The Fund will be subject to U.S. federal income tax at the regular corporate rate on any income or capital gain not distributed (or deemed distributed) to shareholders.

The Fund generally will be subject to a 4% nondeductible U.S. federal excise tax on certain undistributed income or gains in respect of any calendar year unless the Fund distributes dividends in a timely manner to shareholders of an amount at least equal to the sum of (1) 98% of the Fund’s net ordinary income (taking into account certain deferrals and elections) for the calendar year, (2) 98.2% of the Fund’s capital gain net income (adjusted for certain ordinary losses) generally for the one-year period ending October 31 in such calendar year and (3) any net ordinary income and capital gain net income recognized, but not distributed, in preceding years (the “Excise Tax Avoidance Requirement”). Any distribution declared by the Fund during October, November or December of any calendar year, payable to shareholders of record on a specified date in such a month and actually paid during January of the following calendar year, will be treated as if it had been paid by the Fund, as well as received by U.S. Shareholders, on December 31 of the calendar year in which the distribution was declared. The Fund will not be subject to the U.S. federal excise tax on amounts on which the Fund is required to pay U.S. federal income tax (such as retained net capital gains). Depending upon the level of taxable income earned in a taxable year, the Fund may choose to carry forward taxable income for distribution in the following taxable year and pay the applicable U.S. federal excise tax.

The Fund may incur the 4% nondeductible U.S. federal excise tax in the future on a portion of its income and capital gains. While the Fund intends to distribute income and capital gains to minimize exposure to 4% nondeductible U.S. federal excise tax, the Fund may not be able to, or may choose not to, distribute amounts sufficient to avoid the imposition of the tax entirely. In that event, the Fund generally will be liable for 4% nondeductible U.S. federal excise tax only on the amount by which the Fund does not meet the Excise Tax Avoidance Requirement. The Fund generally will endeavor in each taxable year to avoid any material U.S. federal excise tax on its earnings.

In order to qualify as a RIC for U.S. federal income tax purposes, the Fund must, among other things:

●	qualify and have in effect an election to be treated as a BDC under the 1940 Act at all times during each taxable year;

●	derive in each taxable year at least 90% of the Fund’s gross income from dividends, interest, payments with respect to loans of certain securities, gains from the sale of stock or other securities, net income derived from an interest in a “qualified publicly traded partnership” (as defined in the Code), or other income derived with respect to the Fund’s business of investing in such stock or securities (the “90% Income Test”); and

●	diversify the Fund’s holdings so that at the end of each quarter of the taxable year:

●	at least 50% of the value of the Fund’s assets consists of cash, cash equivalents, U.S. government securities, securities of other RICs, and other securities if such other securities of any one issuer do not represent more than 5% of the value of the Fund’s assets or more than 10% of the outstanding voting securities of the issuer; and

●	no more than 25% of the value of the Fund’s assets is invested in (a) the securities, other than U.S. government securities or securities of other RICs, of one issuer or of two or more issuers that are controlled, as determined under applicable Code rules, by the Fund and that are engaged in the same or similar or related trades or businesses or (b) the securities of one or more qualified publicly traded partnerships (the “Diversification Tests”).

A RIC is limited in its ability to deduct expenses in excess of its investment company taxable income. If the Fund’s expenses in a given taxable year exceed its investment company taxable income, the Fund may experience a net operating loss for that taxable year. However, a RIC is not permitted to carry forward net operating losses to subsequent taxable years and such net operating losses do not pass through to its shareholders. In addition, deductible expenses can be used only to offset investment company taxable income, not net capital gain. A RIC may not use any net capital losses (that is, the excess of realized capital losses over realized capital gains) to offset its investment company taxable income, but may carry forward such net capital losses, and use them to offset future capital gains, indefinitely. Due to these limits on deductibility of expenses and net capital losses, the Fund may for tax purposes have aggregate taxable income for several years that the Fund is required to distribute and that is taxable to shareholders even if such taxable income is greater than the net income the Fund actually earns during those taxable years.

For U.S. federal income tax purposes, the Fund will include in its taxable income certain amounts that it has not yet received in cash. For example, if the Fund holds debt obligations that are treated under applicable U.S. federal income tax rules as having original issue discount (“OID”) (such as debt instruments with PIK interest or, in certain cases, that have increasing interest rates or are issued with warrants), the Fund must include in its taxable income in each taxable year a portion of the OID that accrues over the life of the obligation, regardless of whether the Fund receives cash representing such income in the same taxable year. The Fund may also have to include in its taxable income other amounts that the Fund has not yet received in cash, such as accruals on a contingent payment debt instrument or deferred loan origination fees that are paid after origination of the loan or are paid in non-cash compensation such as warrants or stock. Further, the Fund may elect to amortize market discount on debt investments and currently include such amounts in its taxable income, instead of upon their sale or other disposition, as any failure to make such election would limit the Fund’s ability to deduct interest expense for tax purposes. Because such OID or other amounts accrued will be included in the Fund’s investment company taxable income for the taxable year of accrual, the Fund may be required to make distributions to shareholders in order to satisfy the Annual Distribution Requirement and/or the Excise Tax Avoidance Requirement, even though the Fund will have not received any corresponding cash payments. Accordingly, to enable the Fund to make distributions to shareholders that will be sufficient to enable the Fund to satisfy the Annual Distribution Requirement, the Fund may need to sell some of its assets at times and/or at prices that it would not consider advantageous, the Fund may need to raise additional equity or debt capital or the Fund may need to forego new investment opportunities or otherwise take actions that are disadvantageous to its business (or be unable to take actions that are advantageous to its business). If the Fund is unable to obtain cash from other sources to enable the Fund to satisfy the Annual Distribution Requirement, the Fund may fail to qualify for the U.S. federal income tax benefits allowable to RICs and, thus, become subject to a corporate-level U.S. federal income tax (and any applicable state and local taxes).

Because the Fund expects to use a subscription facility, the Fund may be prevented from making distributions to shareholders in certain circumstances. In addition, under the 1940 Act, the Fund is generally not permitted to make distributions to shareholders while its debt obligations and other senior securities are outstanding unless certain “asset coverage” tests are met. Limits on the Fund’s distributions to shareholders may prevent the Fund from satisfying the Annual Distribution Requirement and, therefore, may jeopardize the Fund’s qualification for taxation as a RIC, or may cause the Fund to be subject to the 4% nondeductible U.S. federal excise tax.

Although the Fund does not presently expect to do so, the Fund may borrow funds and sell assets in order to make distributions to shareholders that are sufficient for the Fund to satisfy the Annual Distribution Requirement. However, the Fund’s ability to dispose of assets may be limited by (1) the illiquid nature of its portfolio and/or (2) other requirements relating to the Fund’s status as a RIC, including the Diversification Tests. If the Fund disposes of assets in order to meet the Annual Distribution Requirement or the Excise Tax Avoidance Requirement, the Fund may make such dispositions at times that, from an investment standpoint, are not advantageous. Alternatively, although the Fund currently does not intend to do so, to satisfy the Annual Distribution Requirement, the Fund may declare a taxable dividend payable in the Fund’s Shares or cash at the election of each shareholder. In such case, for U.S. federal income tax purposes, the amount of the dividend paid in the Fund’s Shares will generally be equal to the amount of cash that could have been received instead of the Fund’s Shares. See – Taxation of U.S. Shareholders below for a discussion of the tax consequences to shareholders upon receipt of such dividends.

Distributions the Fund makes to shareholders may be made from the Fund’s cash assets or by liquidation of its investments, if necessary. The Fund may recognize gains or losses from such liquidations. In the event the Fund recognizes net capital gains from such transactions, shareholders may receive a larger capital gain distribution than they would have received in the absence of such transactions.

Failure to Qualify as a RIC

If the Fund failed to satisfy the 90% Income Test for any taxable year or the Diversification Tests for any quarter of a taxable year, the Fund might nevertheless continue to qualify as a RIC for such taxable year if certain relief provisions of the Code applied (which might, among other things, require the Fund to pay certain corporate-level U.S. federal taxes or to dispose of certain assets). If the Fund failed to qualify for treatment as a RIC and such relief provisions did not apply to the Fund, the Fund would be subject to U.S. federal income tax on all of its taxable income at the regular corporate U.S. federal income tax rate (and the Fund also would be subject to any applicable state and local taxes), regardless of whether the Fund makes any distributions to shareholders. The Fund would not be able to deduct distributions to shareholders, nor would distributions to shareholders be required to be made for U.S. federal income tax purposes. Any distributions the Fund makes generally would be taxable to U.S. Shareholders as ordinary dividend income and, subject to certain limitations under the Code, would be eligible for the 20% maximum rate generally applicable to individuals and other non-corporate U.S. Shareholders, to the extent of the Fund’s current or accumulated earnings and profits. Subject to certain limitations under the Code, U.S. Shareholders that are corporations for U.S. federal income tax purposes generally would be eligible for the dividends-received deduction. Distributions in excess of the Fund’s current and accumulated earnings and profits would be treated first as a return of capital to the extent of the shareholder’s adjusted tax basis, and any remaining distributions would be treated as a capital gain.

Subject to a limited exception applicable to RICs that qualified as such under Subchapter M of the Code for at least one taxable year prior to disqualification and that re-qualify as a RIC no later than the second consecutive taxable year following the non-qualifying taxable year, the Fund could be subject to U.S. federal income tax on any unrealized net built-in gains in the assets held by the Fund during the period in which the Fund failed to qualify as a RIC that are recognized during the five-taxable year period after its requalification as a RIC, unless the Fund made a special election to pay corporate-level U.S. federal income tax on such net built-in gains at the time of the Fund’s requalification as a RIC. The Fund may decide to be taxed as a regular corporation even if the Fund would otherwise qualify as a RIC if the Fund determines that treatment as a corporation for a particular taxable year would be in the Fund’s best interests.

The Fund’s Investments – General

Certain of the Fund’s investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things, (1) treat dividends that would otherwise constitute qualified dividend income as non-qualified dividend income, (2) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (3) convert lower-taxed long-term capital gain into higher-taxed short-term capital gain or ordinary income, (4) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (5) cause the Fund to recognize income or gain without receipt of a corresponding cash payment, (6) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (7) adversely alter the characterization of certain complex financial transactions and (8) produce income that will not be qualifying income for purposes of the 90% Income Test. The Fund intends to monitor its transactions and may make certain tax elections to mitigate the potential adverse effect of these provisions, but there can be no assurance that the Fund will be eligible for any such tax elections or that any adverse effects of these provisions will be mitigated.

The Fund plans to invest a portion of its net assets in below investment grade instruments. Investments in these types of instruments may present special tax issues for the Fund. U.S. federal income tax rules are not entirely clear about issues such as when the Fund may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. The Fund intends to address these and other issues to the extent necessary in order to seek to ensure that the Fund distributes sufficient income to avoid any material U.S. federal income or the 4% nondeductible U.S. federal excise tax.

A portfolio company in which the Fund invests may face financial difficulties that require the Fund to work-out, modify or otherwise restructure the Fund’s investment in the portfolio company. Any such transaction could, depending upon the specific terms of the transaction, result in unusable capital losses and future non-cash income. Any such transaction could also result in the Fund receiving assets that give rise to non-qualifying income for purposes of the 90% Income Test or otherwise would not count toward satisfying the Diversification Tests. Furthermore, some of the income that the Fund might otherwise earn, such as fees for providing managerial assistance, certain fees earned with respect to the Fund’s investments, income recognized in a work-out or restructuring of a portfolio investment, or income recognized from an equity investment in an operating partnership, may not satisfy the 90% Income Test. To manage the risk that such income might disqualify the Fund as a RIC for failure to satisfy the 90% Income Test, one or more subsidiary entities treated as U.S. corporations for U.S. federal income tax purposes may be employed to earn such income and (if applicable) hold the related asset. Such subsidiary entities will be required to pay U.S. federal income tax on their earnings, which ultimately will reduce the yield to shareholders on such fees and income.

Gain or loss recognized by the Fund from warrants or other securities acquired by the Fund, as well as any loss attributable to the lapse of such warrants, generally will be treated as capital gain or loss. Such gain or loss generally will be long-term or short-term depending on how long the Fund held a particular warrant or security.

The Fund’s investment in non-U.S. securities may be subject to non-U.S. income, withholding and other taxes. In that case, the Fund’s yield on those securities would be decreased. U.S. Shareholders generally will not be entitled to claim a U.S. foreign tax credit or deduction with respect to non-U.S. taxes paid by the Fund.

If the Fund acquires shares in a passive foreign investment company (“PFIC”), the Fund may be subject to U.S. federal income tax on a portion of any “excess distribution” received on, or any gain from the disposition of, such shares even if the Fund distributes such income as a taxable dividend to shareholders. Additional charges in the nature of interest generally will be imposed on the Fund in respect of deferred taxes arising from any such excess distribution or gain. If the Fund invests in the shares of a PFIC and elects to treat the PFIC as a “qualified electing fund” under the Code (a “QEF”), in lieu of the foregoing requirements, the Fund will be required to include in income each year the Fund’s proportionate share of the ordinary earnings and net capital gain of the QEF, even if such income is not distributed by the QEF. Alternatively, the Fund may be able to elect to mark its shares in a PFIC at the end of each taxable year to market; in this case, the Fund will recognize as ordinary income any increase in the value of such shares, and as ordinary loss any decrease in such value to the extent that any such decrease does not exceed prior increases in such value included in the Fund’s income. The Fund’s ability to make either election will depend on factors beyond the Fund’s control, and is subject to restrictions which may limit the availability of the benefit of these elections. Under either election, the Fund may be required to recognize in a taxable year income in excess of any distributions the Fund receives from PFICs and any proceeds from dispositions of PFIC stock during that taxable year, and such income will nevertheless be subject to the Annual Distribution Requirement and will be taken into account for purposes of determining whether the Fund satisfies the Excise Tax Avoidance Requirement. See – Taxation as a RIC above.

Under Section 988 of the Code, gains or losses attributable to fluctuations in exchange rates between the time the Fund accrues income, expenses or other liabilities denominated in a foreign currency and the time the Fund actually collects such income or pay such expenses or liabilities are generally treated as ordinary income or loss. Similarly, gains or losses on foreign currency-denominated forward, futures and option contracts, as well as certain other financial instruments, and the disposition of debt obligations denominated in a foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, are also treated as ordinary income or loss.

The remainder of this discussion assumes that the Fund qualifies as a RIC for each taxable year.

Taxation of U.S. Shareholders

The following discussion only applies to U.S. Shareholders. Prospective shareholders that are not U.S. Shareholders should refer to – Taxation of Non-U.S. Shareholders below.

Distributions

Distributions by the Fund (including distributions where shareholders can elect to receive cash or Shares) generally are taxable to U.S. Shareholders as ordinary income or capital gains. Distributions of the Fund’s investment company taxable income will be taxable as ordinary income to U.S. Shareholders to the extent of the Fund’s current or accumulated earnings and profits, whether paid in cash or Shares. To the extent that such distributions paid by the Fund to non-corporate U.S. Shareholders (including individuals) are attributable to dividends from U.S. corporations and certain qualified foreign corporations, such distributions (“Qualifying Dividends”) may be eligible for a reduced maximum U.S. federal income tax rate of 20%. In this regard, it is anticipated that the Fund’s distributions generally will not be attributable to dividends received by the Fund and, therefore, generally will not qualify for the 20% maximum rate applicable to Qualifying Dividends. Distributions of the Fund’s net capital gain (which is generally the Fund’s realized net long-term capital gains in excess of realized net short-term capital losses) properly designated by the Fund as “capital gain dividends” will be taxable to U.S. Shareholders as long-term capital gains (currently taxable at a maximum U.S. federal income tax rate of 20% in the case of non-corporate U.S. Shareholders (including individuals)), regardless of the U.S. Shareholder’s holding period for his, her or its Shares and regardless of whether paid in cash or Shares. Distributions in excess of the Fund’s earnings and profits first will reduce a U.S. Shareholder’s adjusted tax basis in such shareholder’s Shares and, after the adjusted tax basis is reduced to zero, will constitute capital gains to such U.S. Shareholder.

The Fund may decide to retain some or all of the Fund’s net capital gain for reinvestment, but designate the retained net capital gain as a “deemed distribution.” In that case, among other consequences, (i) the Fund will pay tax on the retained amount, (ii) each U.S. Shareholder will be required to include his, her or its share of the deemed distribution in income as if it had been actually distributed to the U.S. Shareholder, and (iii) the U.S. Shareholder will be entitled to claim a credit equal to his, her or its allocable share of the tax paid thereon by the Fund. Because the Fund expects to pay tax on any retained net capital gains at the regular corporate U.S. federal income tax rate, and because that rate is in excess of the maximum U.S. federal income tax rate currently payable by individuals (and other non-corporate U.S. Shareholders) on long-term capital gains, the amount of tax that individuals (and other non-corporate U.S. Shareholders) will be treated as having paid will exceed the tax they owe on the capital gain distribution. Such excess generally may be claimed as a credit against the U.S. Shareholder’s other federal income tax obligations or may be refunded to the extent it exceeds the U.S. Shareholder’s U.S. federal income tax liability. The amount of the deemed distribution net of such tax will be added to the U.S. Shareholder’s tax basis for his, her or its Shares. In order to utilize the deemed distribution approach, the Fund must provide written notice to shareholders prior to the expiration of 60 days after the close of the relevant taxable year. The Fund cannot treat any of its investment company taxable income as a “deemed distribution.”

For purposes of determining (1) whether the Annual Distribution Requirement is satisfied for any year and (2) the amount of capital gain dividends paid for that year, under certain circumstances, the Fund may elect to treat a dividend that is paid during the following taxable year as if it had been paid during the taxable year in question. If the Fund makes such an election, U.S. Shareholders will still be treated as receiving the dividend in the taxable year in which the distribution is made. However, any dividend declared by the Fund in October, November or December of any calendar year, payable to shareholders of record on a specified date in such a month and actually paid during January of the following calendar year, will be treated as if it had been received by U.S. Shareholders on December 31 of the calendar year in which the dividend was declared.

Until and unless the Fund is treated as a publicly offered RIC as a result of either (1) Shares collectively being held by at least 500 persons at all times during a taxable year, (2) Shares being continuously offered pursuant to a public offering (within the meaning of Section 4 of the Securities Act) or (3) Shares being treated as regularly traded on an established securities market, each U.S. Shareholder that is an individual, trust or estate will be treated as having received a dividend for U.S. federal income tax purposes from the Fund in the amount of such U.S. Shareholder’s allocable share of the management and incentive fees paid to the Adviser and certain of the Fund’s other expenses for the calendar year, and these fees and expenses will be treated as miscellaneous itemized deductions of such U.S. Shareholder. For taxable years beginning before 2026, miscellaneous itemized deductions generally are not deductible by a U.S. Shareholder that is an individual, trust or estate. For taxable years beginning in 2026 or later, miscellaneous itemized deductions generally are deductible by a U.S. Shareholder that is an individual, trust or estate only to the extent that the aggregate of such U.S. Shareholder’s miscellaneous itemized deductions exceeds 2% of such U.S. Shareholder’s adjusted gross income for U.S. federal income tax purposes, are not deductible for purposes of the alternative minimum tax and are subject to the overall limitation on itemized deductions under Section 68 of the Code.

The Fund’s U.S. Shareholders will receive, as promptly as possible after the end of each calendar year, a notice reporting the amounts includible in such U.S. Shareholder’s taxable income for such calendar year as ordinary income and as long-term capital gain. In addition, the U.S. federal tax status of each calendar year’s distributions from the Fund generally will be reported to the IRS (including the amount of any dividends that are Qualifying Dividends eligible for the 20% maximum rate). Dividends paid by the Fund generally will not be eligible for the dividends-received deduction or the preferential tax rate applicable to Qualifying Dividends because the Fund’s income generally will not consist of dividends. Distributions may also be subject to additional state, local and non-U.S. taxes depending on a U.S. Shareholder’s particular situation.

Certain distributions reported by the Fund as Section 163(j) interest dividends may be treated as interest income by the U.S. Shareholders for purposes of the tax rules applicable to interest expense limitations under the Code. Such treatment by the U.S. Shareholders is generally subject to holding period requirements and other potential limitations, although the holding period requirements are generally not applicable to dividends declared by money market funds and certain other funds that declare dividends daily and pay such dividends on a monthly or more frequent basis. The amount that the Fund is eligible to report as a Section 163(j) dividend for a tax year is generally limited to the excess of the Fund’s business interest income over the Fund’s (i) business interest expense and (ii) other deductions properly allocable to the Fund’s business interest income.

Dispositions

A U.S. Shareholder generally will recognize taxable gain or loss if the U.S. Shareholder sells or otherwise disposes of his, her or its Shares (except pursuant to a repurchase by the Fund, as described below). The amount of gain or loss will be measured by the difference between such shareholder’s adjusted tax basis in the Shares sold and the amount of the proceeds received in exchange. Any gain or loss arising from such sale or disposition generally will be treated as long-term capital gain or loss if the U.S. Shareholder has held his, her or its shares for more than one year; otherwise, any such gain or loss will be classified as short-term capital gain or loss. However, any capital loss arising from the sale or disposition of Shares held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such shares. In addition, all or a portion of any loss recognized upon a disposition of Shares may be disallowed if other Shares are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition.

In general, non-corporate U.S. Shareholders (including individuals) currently are subject to a maximum U.S. federal income tax rate of 20% on their net capital gain (i.e., the excess of realized net long-term capital gains over realized net short-term capital losses), including any long-term capital gain derived from an investment in Shares. Such rate is lower than the maximum rate on ordinary income currently payable by individuals. Corporate U.S. Shareholders currently are subject to U.S. federal income tax on net capital gain at the maximum 21% rate also applied to ordinary income. Non-corporate U.S. Shareholders (including individuals) incurring net capital losses (i.e., capital losses in excess of capital gains) for a taxable year generally may deduct up to $3,000 of such losses against their ordinary income each taxable year; any net capital losses of a non-corporate U.S. Shareholder (including an individual) in excess of $3,000 generally may be carried forward and used in subsequent taxable years as provided in the Code. Corporate U.S. Shareholders generally may not deduct any net capital losses for a taxable year, but may carry back such capital losses for three taxable years or carry forward such capital losses for five taxable years.

The Code and the related U.S. Treasury Regulations require the Fund to annually report the adjusted cost basis information of covered securities, which generally include shares of a RIC, to the IRS and to taxpayers. Shareholders should contact their financial intermediaries with respect to reporting of cost basis and available elections for their accounts.

From time to time, the Fund may offer to repurchase its outstanding Shares. Shareholders who tender all Shares of the Fund held, or considered to be held, by them will be treated as having sold their shares and generally will realize a capital gain or loss. If a shareholder tenders fewer than all of its Shares or fewer than all Shares tendered are repurchased, such shareholder may be treated as having received a taxable dividend upon the tender of its Shares. In such a case, there is a risk that non-tendering shareholders, and shareholders who tender some but not all of their shares or fewer than all of whose Shares are repurchased, in each case whose percentage interests in the Fund increase as a result of such tender, will be treated as having received a taxable distribution from the Fund. The extent of such risk will vary depending upon the particular circumstances of the tender offer, and in particular whether such offer is a single and isolated event or is part of a plan for periodically redeeming shares of the Fund.

Medicare Tax on Net Investment Income

An additional 3.8% Medicare tax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from the Fund and net gains from redemptions or other taxable dispositions of the Fund’s shares) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts.

Tax Shelter Reporting Regulations

Under applicable Treasury Regulations, if a U.S. Shareholder recognizes a loss with respect to the Fund’s Shares of $2 million or more for a non-corporate U.S. Shareholder or $10 million or more for a corporate U.S. Shareholder in any single taxable year (or a greater loss over a combination of years), the U.S. Shareholder must file with the IRS a disclosure statement on Form 8886. Direct owners of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, U.S. Shareholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to U.S. Shareholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Significant monetary penalties apply to a failure to comply with this reporting requirement. States may also have a similar reporting requirement. U.S. Shareholders should consult their own tax advisers to determine the applicability of these Treasury Regulations in light of their individual circumstances.

Backup Withholding

The relevant withholding agent may be required to withhold U.S. federal income tax (“backup withholding”), at a current rate of 24%, from any taxable distribution to a U.S. Shareholder (other than a “C” corporation, a financial institution, or a shareholder that otherwise qualifies for an exemption) (1) that fails to provide a correct taxpayer identification number or a certificate that such shareholder is exempt from backup withholding or (2) with respect to whom the IRS notifies the withholding agent that such shareholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual’s taxpayer identification number is his or her social security number. Backup withholding is not an additional tax, and any amount withheld under the backup withholding rules is allowed as a credit against the U.S. Shareholder’s U.S. federal income tax liability, provided that proper information is timely provided to the IRS.

Taxation of Non-U.S. Shareholders

The following discussion applies only to Non-U.S. Shareholders. Whether an investment in Shares is appropriate for a Non-U.S. Shareholder will depend upon that shareholder’s particular circumstances. An investment in Shares by a Non-U.S. Shareholder may have adverse tax consequences to such Non-U.S. Shareholder. Non-U.S. Shareholders should consult their own tax advisers before investing in the Fund’s Shares.

Distributions; Dispositions

Subject to the discussion below, distributions of the Fund’s investment company taxable income to a Non-U.S. Shareholder that are not effectively connected with the Non-U.S. Shareholder’s conduct of a trade or business within the United States will be subject to withholding of U.S. federal income tax at a 30% rate (or lower rate provided by an applicable income tax treaty) to the extent of the Fund’s current or accumulated earnings and profits.

Certain properly reported dividends are generally exempt from withholding of U.S. federal income tax where paid in respect of a RIC’s (i) “qualified net interest income” (generally, its U.S.-source interest income, other than certain contingent interest and interest from obligations of a trust, corporation or partnership in which the RIC or the non-U.S. Shareholder are at least a 10% shareholder, reduced by expenses that are allocable to such income) or (ii) “qualified short-term capital gains” (generally, the excess of the RIC’s net short-term capital gain, other than short-term capital gains recognized on the disposition of U.S. real property interests, over the RIC’s long-term capital loss), as well as if certain other requirements are satisfied. Nevertheless, no assurance can be given as to whether any of the Fund’s distributions will be eligible for this exemption from withholding of U.S. federal income tax or, if eligible, will be reported as such by the Fund. Furthermore, in the case of Shares held through an intermediary, the intermediary may have withheld U.S. federal income tax even if the Fund reported the payment as an interest-related dividend or short-term capital gain dividend. Since the Fund’s Shares will be subject to significant transfer restrictions, and an investment in the Fund’s Shares will generally be illiquid, Non-U.S. Shareholders whose distributions on the Fund’s Shares are subject to withholding of U.S. federal income tax may not be able to transfer their Shares easily or quickly or at all.

Distributions of the Fund’s investment company taxable income to a Non-U.S. Shareholder that are effectively connected with the Non-U.S. Shareholder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment of the Non-U.S. Shareholder), generally will not be subject to withholding of U.S. federal income tax if the Non-U.S. Shareholder complies with applicable certification and disclosure requirements, although the distributions (to the extent of the Fund’s current or accumulated earnings and profits) will be subject to U.S. federal income tax on a net basis at the rates and in the manner applicable to U.S. Shareholders generally.

Actual or deemed distributions of the Fund’s net capital gains, other than any net capital gains recognized on the disposition of U.S. real property interests, to a Non-U.S. Shareholder, and gains realized by a Non-U.S. Shareholder upon the sale of the Fund’s Shares, will not be subject to U.S. federal income tax or any withholding of such tax, unless (a) the distributions or gains, as the case may be, are effectively connected with the Non-U.S. Shareholder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment of the Non-U.S. Shareholder), in which case the distributions or gains will be subject to U.S. federal income tax on a net basis at the rates and in the manner applicable to U.S. Shareholders generally or (b) the Non-U.S. Shareholder is an individual who has been present in the United States for 183 days or more during the taxable year and satisfies certain other conditions, in which case, except as otherwise provided by an applicable income tax treaty, the distributions or gains, which may be offset by certain U.S.-source capital losses, generally will be subject to a flat 30% U.S. federal income tax, even though the Non-U.S. Shareholder is not considered a resident alien under the Code.

If the Fund distributes net capital gains in the form of deemed rather than actual distributions, a Non-U.S. Shareholder will be entitled to a U.S. federal income tax credit or tax refund equal to the shareholder’s allocable share of the tax the Fund pays on the capital gains deemed to have been distributed. In order to obtain the refund, the Non-U.S. Shareholder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return, even if the Non-U.S. Shareholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return.

For a corporate Non-U.S. Shareholder, both distributions (actual or deemed) and gains realized upon the sale of the Fund’s Shares that are effectively connected with the Non-U.S. Shareholder’s conduct of a trade or business within the United States may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable income tax treaty).

Backup Withholding

A Non-U.S. Shareholder who is a non-resident alien individual, and who is otherwise subject to withholding of U.S. federal income tax, will be subject to information reporting and may be subject to backup withholding of U.S. federal income tax on taxable distributions unless the Non-U.S. Shareholder provides the applicable withholding agent with a U.S. nonresident withholding tax certificate (e.g., an IRS Form W-8BEN, IRS Form W-8BEN-E or an acceptable substitute form) or otherwise establishes an exemption from backup withholding.

Non-U.S. Shareholders should consult their own tax advisers with respect to the U.S. federal income and withholding tax consequences, and state, local and non-U.S. tax consequences, of an investment in Shares.

Withholding and Information Reporting on Foreign Financial Accounts

Numerous jurisdictions have enacted, or have committed to enact, legislation and administrative guidance requiring the collection and sharing of certain information in order to combat tax avoidance. Pursuant to these regimes, entities such as the Fund may be required to collect information concerning their owners and may be required to share such information with the taxing authorities of jurisdictions in which the Fund invests or holds a financial account. The Fund will be subject to one or more of these reporting regimes during the course of its life.

The United States Foreign Account Tax Compliance Act (“FATCA”) aims to combat tax evasion by U.S. tax residents using foreign accounts. Pursuant to the FATCA regime, the applicable withholding agent generally will be required to withhold 30% of U.S. source interest and dividends paid to (i) a non-U.S. financial institution (whether such financial institution is the beneficial owner or an intermediary) unless such non-U.S. financial institution agrees to verify, report and disclose its U.S. accountholders and meets certain other specified requirements or (ii) a non-financial non-U.S. entity (whether such entity is the beneficial owner or an intermediary) unless such entity certifies that it does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner and such entity meets certain other specified requirements. Additionally, although FATCA withholding with respect to gross proceeds of a disposition of stock had been scheduled to begin on January 1, 2019, proposed regulations, which can be relied on until final regulations are issued, suspended such withholding indefinitely. If payment of this withholding tax is made, Non-U.S. Shareholders that are otherwise eligible for an exemption from, or a reduction in, withholding of U.S. federal income taxes with respect to such dividends or proceeds will be required to seek a credit or refund from the IRS to obtain the benefit of such exemption or reduction. The Fund will not pay any additional amounts in respect to any amounts withheld.

Certain ERISA Considerations

General

The fiduciary responsibility standards and prohibited transaction restrictions of ERISA apply to a variety of employee retirement and welfare benefit plans maintained by U.S. private sector employers and certain entities in which those plans invest (“ERISA Plans”). Although ERISA generally does not apply to individual retirement accounts, “Keogh” plans and certain other plans, such plans (collectively with ERISA Plans, “Plans”), are generally subject to Section 4975 of the Code, which contains prohibited-transaction provisions that are similar to those contained in ERISA. The following summary of certain aspects of ERISA and Section 4975 of the Code is general in nature and does not purport to be complete. Accordingly, each prospective investor should consult with its own counsel in order to understand such issues affecting its investment in the Fund.

Investment Considerations

The assets of the Fund are invested in accordance with the investment objective and policies described in this Registration Statement. The fiduciary of an ERISA Plan (and not the Adviser) will be solely responsible for the ERISA Plan’s decision to invest in the Fund, including, without limitation, the role that an investment in the Fund would play in the ERISA Plan’s portfolio and whether an investment in the Fund is reasonably designed as part of the overall investment of the ERISA Plan’s assets. Accordingly, an authorized fiduciary of an ERISA Plan proposing to invest in the Fund should, in consultation with its own advisors, consider whether such investment is consistent with the terms of the ERISA Plan’s governing documents (including any investment guidelines) and applicable law. Neither the Adviser nor the Fund or any of their respective affiliates is responsible for determining, and none of them makes any representation regarding, whether the Fund’s Shares is an appropriate investment for Plans generally or any particular Plan.

Prohibited Transactions

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of Plans and certain persons, referred to as “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code, having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction.

A purchase of the Fund’s Shares by an ERISA Plan having a relationship with the Adviser or the Fund, or any of their respective affiliates could, under certain circumstances, be considered a transaction prohibited under ERISA or Section 4975 of the Code. Accordingly, an authorized fiduciary of an investing Plan will be deemed to have represented and agreed, among other things, that the ERISA Plan’s purchase and holding of the Fund’s Shares are not and will not constitute or otherwise result in a non-exempt prohibited transaction. In addition, as discussed below, other issues under the rules governing prohibited transactions may arise to the extent that the assets of the Fund constitute “plan assets.”

Certain “Plan Assets” Considerations

The Plan Assets Regulation describes when the assets of an entity are to be treated as “plan assets” for purposes of ERISA and Section 4975 of the Code. The Plan Assets Regulation provides that, if a Benefit Plan Investor (as defined below) acquires an “equity interest” in an entity, and if Benefit Plan Investors in the aggregate hold 25% or more of the value of any class of equity interests in the entity, the entity’s assets will be treated as “plan assets” for purposes of ERISA and Section 4975 of the Code, unless the Fund’s Shares constitutes a “publicly-offered security” (as described below) or another exception under the Plan Assets Regulation applies. For these purposes, a “Benefit Plan Investor” includes (i) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Part 4 of Subtitle B of Title I of ERISA, (ii) a “plan” as defined in and to which Section 4975 of the Code applies, including, without limitation, an individual retirement account, and (iii) any entity whose underlying assets include plan assets by reason of an employee benefit plan’s or other plan’s investment in the entity or otherwise. In addition, assets of the general account of an insurance company may, in certain circumstances, be considered “plan assets.” For the purpose of determining whether the 25% test is met, equity interests held by any person (other than a Benefit Plan Investor) who has discretionary authority or control over the assets of the entity or provides investment advice for a fee with respect to such assets, or by any affiliates of such person, will be disregarded. Under ERISA, an entity that does not satisfy the 25% test will be deemed for various purposes (for example, when making investments in other entities) to hold plan assets only to the extent of the percentage of the equity interests in the entity held by Benefit Plan Investors.

In order to attempt to prevent the assets of the Fund from constituting “plan assets” for purposes of ERISA and/or Section 4975 of the Code, based upon representations from investors, the Fund will endeavor to restrict the sale and transfer of the Fund’s Shares to Benefit Plan Investors such that at all times less than 25% of the Fund’s Shares, as determined for purposes of the Plan Assets Regulation, will be held by Benefit Plan Investors and, therefore, the Fund’s assets will not be expected to constitute “plan assets” for purposes of ERISA or Section 4975 of the Code, and the Adviser would not be expected to be considered a fiduciary under ERISA with respect to investing ERISA Plans. In order to prevent Benefit Plan Investors from owning (or be at substantial likelihood of owning) 25% or more of any class of equity interest of the Fund, the Fund may also exercise its right to cause a compulsory withdrawal of Benefit Plan Investors.

In addition to the foregoing, the Plan Assets Regulation provides an exception to plan assets treatment where the equity interest purchased by Plans is a “publicly-offered security.” The Plan Assets Regulation defines a “publicly-offered security” as a security that is “freely transferable,” “widely held” and either part of a class of securities registered under the Exchange Act or sold pursuant to an effective Registration Statement under the Securities Act if the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the public offering occurred. A security is considered “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. However, a security will not fail to be “widely held” solely because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control. The Plan Assets Regulation provides that whether a security is “freely transferable” is a factual question to be determined on the basis of all relevant facts and circumstances. The Plan Assets Regulation further provides that when a security is part of an offering in which the minimum investment is $10,000 or less, certain restrictions ordinarily will not, alone or in combination, affect the finding that such securities are “freely transferable.” It is noted that the Plan Assets Regulation only establishes a presumption in favor of the finding of free transferability where the restrictions are consistent with the particular types of restrictions listed in the Plan Assets Regulation.

In order to attempt to avoid the Fund’s assets being treated as “plan assets” for purposes of ERISA and Section 4975 of the Code during any time during which the Shares are not a “publicly-offered security” for purposes of the Plan Assets Regulation, the Fund intends to limit investment in the Fund so that, at all such times, less than 25% of the Shares (as determined for purposes of the Plan Assets Regulation) are held by Benefit Plan Investors based on assurances provided by investors or their transferees. Initial or additional investments by Benefit Plan Investors could be restricted, and existing Benefit Plan Investors could be required to redeem, withdraw or otherwise cancel their Shares in the Fund’s attempt to avoid its assets being treated as “plan assets” for purposes of ERISA and Section 4975 of the Code. Any such restrictions or mandatory redemptions, withdrawals, or cancellations will be effected in such manner as the Fund’s Board, in its discretion, determines to be reasonable and appropriate under the circumstances.

Other Plans

Governmental plans, certain church plans and non-U.S. plans, while generally not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code, may nevertheless be subject to other laws that are substantially similar to the provisions of ERISA and Section 4975 of the Code (“Similar Law”). The Adviser and its affiliates disclaim all responsibility for determining whether an investment in the Fund would comply with any such statute or body or regulation for a given investor and expressly disclaim that they have adequately summarized or even identified such considerations. In addition, any investor that is a governmental plan, church plan, or foreign plan, and certain other investors may be required to represent that its investment will not subject the Fund or the Adviser to any Similar Law or other statute, body, or regulation that may be applicable to such an investor.

Certain Other Matters

No information that the Fund, the Adviser, or any entity or other person providing marketing services on the Fund’s or their behalf, or any of their respective affiliates (collectively, the “Issuer Parties”) is providing shall be considered to be or is advice on which any Benefit Plan Investor may rely for any investment decision. Benefit Plan Investors need to make their own decisions, with whatever third-party advice they may wish to obtain, and are not authorized to rely on any information any Issuer Party is providing as advice that is a basis for their decisions. The Issuer Parties have not made and are not making a recommendation, have not provided and are not providing investment advice of any kind whatsoever (whether impartial or otherwise), and have not given and are not giving any advice in a fiduciary capacity, in connection with any Benefit Plan Investor’s decision to purchase Shares.

A fiduciary of an ERISA Plan that proposes to invest in the Fund will be required, among other things, to represent that it has been informed of and understands the Fund’s investment objectives, policies, and strategies and that the decision to invest in the Fund was made in accordance with its fiduciary responsibilities under ERISA and that neither the Fund, the Adviser or any of its affiliates has provided investment advice with respect to such decision. The Adviser will also require any investor that is, or is acting on behalf of, a Plan to represent and warrant that its acquisition and holding of Shares will not result in a nonexempt prohibited transaction under ERISA and/or Section 4975 of the Code.

THE PRECEDING DISCUSSION IS ONLY A SUMMARY OF CERTAIN CONSIDERATIONS UNDER ERISA AND SECTION 4975 OF THE CODE WITH RESPECT TO AN INVESTMENT IN THE FUND AND DOES NOT PURPORT TO BE COMPLETE. PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR OWN LEGAL, TAX, FINANCIAL AND OTHER ADVISORS PRIOR TO INVESTING IN THE FUND TO REVIEW THESE IMPLICATIONS IN LIGHT OF THE INVESTOR’S PARTICULAR CIRCUMSTANCES. ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF PLANS IS IN NO RESPECT A REPRESENTATION BY THE ADVISER OR ANY OTHER PARTY RELATED TO THE FUND THAT THIS INVESTMENT MEETS THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN. ANY POTENTIAL INVESTOR CONSIDERING AN INVESTMENT IN THE FUND THAT IS, OR IS ACTING ON BEHALF OF, A PLAN (OR A GOVERNMENTAL PLAN, CHURCH PLAN, FOREIGN PLAN, OR OTHER INVESTOR SUBJECT TO SIMILAR LAW) IS STRONGLY URGED TO CONSULT ITS OWN LEGAL, TAX AND ERISA ADVISERS REGARDING THE CONSEQUENCES OF SUCH AN INVESTMENT AND THE ABILITY TO MAKE THE REPRESENTATIONS DESCRIBED ABOVE.

Item 1A. Risk Factors.

An investment in the Fund involves a significant degree of risk and should not be made by prospective investors who cannot afford to lose their entire investment. Prospective investors should carefully consider, in addition to the matters set forth elsewhere in this Registration Statement, the factors discussed below, each of which could have an adverse effect on the value of the Shares. Prospective investors should also consult their own financial, tax and legal advisors regarding the suitability of the investment offered herein. As a result of factors discussed below, as well as other risks set forth elsewhere in this Registration Statement, there can be no assurance that the Fund will meet its investment objectives or otherwise be able to carry out successfully its investment strategy. The returns of the Fund may be unpredictable and, accordingly, the Shares are suitable investments only for sophisticated investors who fully understand and who are willing to assume the risks involved in the Fund’s specialized investment program and have the financial resources necessary to bear the potential loss of their entire investment in the Fund’s Shares. Investors should not construe the performance of any investments mentioned in this Registration Statement as providing any assurances regarding the future performance of the Fund.

Risks Relating to the Fund’s Business and Structure

No Operating History. The Fund has no operating history upon which to evaluate the Fund’s performance. The performance of past portfolio investments associated with Sound Point is not necessarily indicative of the results that will be achieved by the Fund. The Fund is subject to all of the business risks and uncertainties associated with any new business, including the risk that the Fund will not achieve its investment objective, or that the Fund will not qualify or maintain the Fund’s qualification to be treated as a RIC under Subchapter M of the Code, and that the value of any shareholder’s investment could decline substantially.

The investment philosophy and techniques used by the Adviser to manage a BDC may differ from the investment philosophy and techniques previously employed by the Adviser and USDL Team in identifying and managing past investments. In addition, the 1940 Act and the Code impose numerous constraints on the operations of BDCs and RICs that do not apply to the other types of investment vehicles. For example, under the 1940 Act, BDCs are required to invest at least 70% of their total assets primarily in securities of qualifying U.S. private companies or thinly traded public companies, cash, cash equivalents, U.S. government securities and other high-quality debt investments that mature in one year or less from the time of investment. The Adviser and its affiliates’ limited experience in managing a portfolio of assets under such constraints may hinder its ability to take advantage of attractive investment opportunities and, as a result, achieve the Fund’s investment objective.

Based on the amount of proceeds raised in the Closings, it could take some time to invest substantially all of the capital the Fund expects to raise due to market conditions generally and the time necessary to identify, evaluate, structure, negotiate and close suitable investments. In order to comply with the RIC diversification requirements during the startup period, the Fund may invest proceeds in temporary investments, such as cash, cash equivalents, U.S. government securities and other high-quality debt investments that mature in one year or less from the time of investment, which the Fund expects will earn yields substantially lower than the interest, dividend or other income that the Fund seeks to receive in respect of suitable portfolio investments. The Fund may not be able to pay any significant distributions during this period, and any such distributions may be substantially lower than the distributions the Fund expects to pay when the Fund’s portfolio is fully invested. The Fund will pay management fees to the Adviser throughout this interim period irrespective of the Fund’s performance. If the management fees and the Fund’s other expenses exceed the return on the temporary investments, the Fund’s equity capital will be eroded.

Dependence on Key Personnel and Adviser. The success of the Fund depends in substantial part on the experience and knowledge of the Adviser and the USDL Team. There can be no assurance that any individual will continue to be employed by the Adviser throughout the term of the Fund. The loss of key personnel could have a material adverse effect on the Fund.

Business and Regulatory Risks of Alternative Asset Investments. Legal, tax and regulatory changes could occur that may adversely affect the Fund at any time during its term. The legal, tax and regulatory environment for BDCs and other vehicles that invest in alternative investments is evolving, and changes in the legislation or regulation and market perception of such vehicles, including changes to existing laws and regulations and increased criticism of the Fund, private credit and other sectors within the alternative asset industry by some politicians, government representatives, regulators and market commentators, may adversely affect the ability of the Fund to pursue its investment strategy, its ability to obtain leverage and financing and the value of investments held by the Fund. In recent years, market disruptions and the dramatic increase in the capital allocated to alternative investment strategies have led to increased governmental as well as self-regulatory scrutiny of the alternative investment fund industry in general, and certain legislation proposing greater regulation of the industry periodically is considered by the governing bodies of both U.S. and non-U.S. jurisdictions. It is impossible to predict what, if any, changes may be instituted with respect to the legislation or regulations applicable to the Fund, the Adviser, their respective affiliates, the markets in which they trade and invest, the shareholders or the counterparties with which they do business, or what other effect such legislation or regulations might have. There can be no assurance that the Fund, the Adviser or their respective affiliates will be able, for financial reasons or otherwise, to comply with future laws and regulations, and any regulations that restrict the ability of the Fund to implement its investment strategy could have a material adverse impact on the Fund’s portfolio. To the extent that the Fund or its investments are or may become subject to regulation by various agencies in the United States or other non-U.S. jurisdictions, certain costs of compliance will be borne by the Fund.

The SEC and other various U.S. federal, state and local agencies usually conduct examinations and inquiries into, and may bring enforcement and other proceedings against, the Fund, the Adviser or their respective affiliates. The Fund, the Adviser or their respective affiliates could receive requests for information or subpoenas from the SEC and other state, federal and non-U.S. regulators from time to time in connection with such inquiries and proceedings and otherwise in the ordinary course of business. These requests may relate to a broad range of matters, including specific practices of the Fund, the Adviser, the securities in which the Adviser invests on behalf of the Fund and/or clients, or industry-wide practices. Certain costs of any such increased reporting, registration and compliance requirements may be borne by the Fund and may furthermore place the Fund at a competitive disadvantage to the extent that the Fund or the Adviser is required to disclose sensitive business information.

Competitive Nature of the Adviser’s Business. The business of identifying and structuring investments of the types contemplated by the Fund is highly competitive and involves a high degree of uncertainty. The Adviser expects to encounter competition from other entities having similar investment objectives, including other BDCs, private equity and credit funds, strategic industry acquirers, registered investment companies, specialty finance companies, banks, broker-dealers, investment partnerships and corporations, and other financial investors. Some of these competitors may have more relevant experience and contacts or better resources than the Adviser or may not be subject to the regulatory restrictions that the 1940 Act imposes on the Fund as a BDC and that the Code imposes on the Fund as a RIC. Such other investors may make competing offers for investment opportunities that are identified, and even after an agreement in principle has been reached with the board of directors or owners of an acquisition target, consummating the transaction will be subject to myriad uncertainties, only some of which are foreseeable or within the control of the Adviser. To the extent that the Adviser encounters competition with respect to the Fund’s investments, yields to shareholders may be reduced. In addition to competition from other investors, the availability of investment opportunities generally will be subject to market conditions as well as, in many cases, the prevailing regulatory or political climate.

Cyclicality. Certain sectors targeted by the Fund are cyclical and subject to significant fluctuation due to competition, the high level of government regulation, general economic conditions and the level of interest rates and other factors. The returns on the Fund’s investments may therefore be lower in certain periods.

Investments in Companies in Regulated Industries. Certain industries, such as the communications and technology industries, are heavily regulated. The Fund may make investments in portfolio companies operating in industries that are subject to greater amounts of regulation than other industries generally. These more highly regulated industries may include energy and power, gaming and healthcare. Investments in portfolio companies that are subject to greater amounts of governmental regulation pose additional risks relative to investments in other companies generally. Changes in applicable laws or regulations, or in the interpretations of these laws and regulations, could result in increased compliance costs or the need for additional capital expenditures. If a portfolio company fails to comply with these requirements, it could also be subject to civil or criminal liability and the imposition of fines. A portfolio company also could be materially and adversely affected as a result of statutory or regulatory changes or judicial or administrative interpretations of existing laws and regulations that impose more comprehensive or stringent requirements on such issuer. Governments have considerable discretion in implementing regulations that could impact an issuer’s business and governments may be influenced by political considerations and may make decisions that adversely affect an issuer’s business. Additionally, certain portfolio companies may have a unionized workforce or employees who are covered by a collective bargaining agreement, which could subject any such portfolio company’s activities and labor relations matters to complex laws and regulations relating thereto. Moreover, a portfolio company’s operations and profitability could suffer if it experiences labor relations problems. Upon the expiration of any such portfolio company’s collective bargaining agreements, it may be unable to negotiate new collective bargaining agreements on terms favorable to it, and its business operations at one or more of its facilities may be interrupted as a result of labor disputes or difficulties and delays in the process of renegotiating its collective bargaining agreements. A work stoppage at one or more of any such portfolio company’s facilities could have a material adverse effect on its business, results of operations and financial condition. Any such problems additionally may bring scrutiny and attention to the Fund itself, which could adversely affect the Fund’s ability to implement its investment objectives.

Trade Settlement. The Fund may invest in loans, which often requires the involvement of third parties, such as administrative or syndication agents, and there presently is no central clearinghouse or authority which monitors or facilitates the trading or settlement of all bank loan trades. For these reasons, among others, trade settlements generally take a longer period of time to settle in such markets than they do in the securities markets, and adverse price movements may occur in the time between trade and settlement, which could result in adverse consequences for the Fund.

Artificial Intelligence and Machine Learning Developments.. Recent technological advances in artificial intelligence and machine learning technology (collectively, “Machine Learning Technology”), including OpenAI’s release of its ChatGPT application, pose risks to the Adviser, the Fund and the Fund’s portfolio companies. While the Adviser could utilize Machine Learning Technology in connection with its business activities, including investment activities, the Adviser continues to evaluate the use of Machine Learning Technology by its personnel. The Adviser, the Fund and the Fund’s portfolio companies could be further exposed to the risks of Machine Learning Technology if third-party service providers or any counterparties, whether or not known to the Adviser, also use Machine Learning Technology in their business activities. The Adviser will not be in the position to control the manner in which third-party products are developed or maintained or the manner in which third-party services are provided.

Use of Machine Learning Technology by any of the parties described in the previous paragraph could include the input of confidential information (including material non-public information) into Machine Learning Technology applications, resulting in such confidential information becoming part of a dataset that is accessible by other third-party Machine Learning Technology applications and users.

Independent of its context of use, Machine Learning Technology is generally highly reliant on the collection and analysis of large amounts of data, and it is not possible or practicable to incorporate all relevant data into the model that Machine Learning Technology utilizes to operate. Certain data in such models will inevitably contain a degree of inaccuracy and error – potentially materially so – and could otherwise be inadequate or flawed, which would be likely to degrade the effectiveness of Machine Learning Technology. To the extent that the Adviser, the Fund or the Fund’s portfolio companies are exposed to the risks of Machine Learning Technology use, any such inaccuracies or errors could have adverse impacts on the Adviser, the Fund or the Fund’s portfolio companies. Machine Learning Technology and its applications, including in the private investment and financial sectors, continue to develop rapidly, and it is impossible to predict the future risks that may arise from such developments.

Systems Risk; Cyber Security Breaches and Identity Theft. The Fund and the Adviser rely extensively on computer programs and systems (and could rely on new systems and technology in the future) for various purposes, including trading, clearing, and settling transactions, evaluating certain investments, monitoring their portfolios and net capital, and generating risk management and other reports that are critical to oversight of the Fund’s activities. Certain of the Fund’s and the Adviser’s operations will be dependent upon systems operated by third parties, including prime brokers, administrators, market counterparties and their sub-custodians and other service providers, though the Adviser could perform certain of these functions internally in reliance on their own systems (the cost of which could be borne by the Fund). The Fund’s service providers could also depend on information technology systems that could or could not be controlled by them and, notwithstanding the diligence that the Fund could perform on its service providers, the Fund could not be able to verify the risks or reliability of such information technology systems.

The Fund, the Adviser, and their affiliates and their service providers are subject to risks associated with a breach in cybersecurity. Cybersecurity is a generic term used to describe the technology, processes and practices designed to protect networks, systems, computers, programs, and data from both intentional cyber-attacks and hacking by other computer users, as well as unintentional damage or interruption that, in either case, can result in damage and disruption to hardware and software systems, loss or corruption of data and/or misappropriation of confidential information. Cybersecurity incidents and cyber-attacks have been occurring globally at a more frequent and severe level and will likely continue to increase in frequency in the future. The Adviser and its service providers’ information and technology systems may be vulnerable to damage or interruption from computer viruses and other malicious code, network failures, computer and telecommunication failures, infiltration by unauthorized persons and security breaches, usage errors by their respective professionals or service providers, power, communications or other service outages and catastrophic events such as fires, tornadoes, floods, hurricanes, and earthquakes.

Cybersecurity threats may involve unauthorized access to sensitive information, including, without limitation, information regarding the Adviser’s or the Fund’s investment activities, or could render data or systems unusable, any of which could result in significant losses. Any cybersecurity attacks against the Adviser, the Fund, or the Fund’s portfolio companies could lead to the loss of sensitive information essential to such entity’s operations, could have a material adverse effect on such entity’s reputations, financial positions or cash flows, could lead to financial losses from remedial actions or loss of business, or could lead to potential liability. Neither the Adviser nor the Fund control the cybersecurity plans and systems put in place by third-party service providers, and such third-party service providers may have limited indemnification obligations to the Adviser and the Fund, each of whom could be negatively impacted as a result. Breaches such as those involving covertly introduced malware, attempts to induce Sound Point personnel (or third-party agents) to provide data or payments under false pretenses (e.g., via a falsified email), unauthorized release of confidential or otherwise protected information, including personal information relating to the Fund, and corruption of data, and other electronic security breaches could lead to disruptions in critical systems, potentially resulting in further harm and could require the Adviser, the Fund, or any such portfolio Fund to make a significant investment to fix or replace such systems. Cyberattacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on systems or websites, rendering them unavailable. If unauthorized parties gain access to such information and technology systems, they could be able to steal, publish, delete, or modify private and sensitive information. If the information and technology systems of the Adviser and the Fund and their respective service providers are compromised, become inoperable for extended periods of time or cease to function properly, the Adviser, the Fund, and/or their service providers may have to make a significant investment to fix or replace such systems. The failure of these systems and/or of disaster recovery plans for any reason could cause significant interruptions in the Adviser’s, the Fund’s, and/or a portfolio company’s operations and result in a failure to maintain the security, confidentiality, or privacy of sensitive data, including personal information relating to investors of the Fund (and their beneficial owners), material non-public information relating to, and the intellectual property and trade secrets of the Adviser, the Fund, and/or its portfolio companies. Such a failure or unauthorized disclosure of data could harm the Adviser, the Fund, and/or a portfolio company’s reputation, subject any such entity and their respective affiliates to legal claims, regulatory action, increased costs, financial losses, data privacy breaches or enforcement action arising out of applicable privacy or other laws and adverse publicity and otherwise affect their business and financial performance. The costs related to cyber or other security threats or disruptions may not be fully insured or indemnified by other means.

Interpretation of Governing Agreements and Legal Requirements. The governing and related documents of the Fund (the “Governing Agreements”) are detailed agreements that establish complex arrangements among the Adviser, the Fund and its investors, and other entities and individuals. Questions will arise from time to time under the Governing Agreements regarding the parties’ rights and obligations in certain situations, some of which the parties may not have considered while drafting and executing the Governing Agreements. In these instances, the applicable provisions of the Governing Agreements, if any, may be broad, general, ambiguous, or conflicting, and may permit more than one reasonable interpretation. At times, there may not be provisions directly applicable to the situation at hand. While the Fund will construe the provisions set forth in the Governing Agreements (including any “hedge clauses” discussed below) in good faith and in a manner consistent with its legal obligations, the interpretations it adopts may not necessarily be, and need not be, the most favorable interpretations for its shareholders.

The Governing Agreements contain provisions (sometimes referred to as “hedge clauses”) that provide that the Adviser and its agents have no responsibility or liability for any loss incurred by the Fund or any shareholder arising in connection with their activities on behalf of, or their association with, the Fund provided that such exculpation will not apply where such person committed certain bad acts (including fraud, willful misfeasance or gross negligence). Hedge clauses are limited by, among other things, Section 206 of the Advisers Act, which the SEC has interpreted to impose certain duties on investment advisers that are not waivable.

Illiquidity. The Shares have not been and may never be registered under the Securities Act and, unless so registered, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Shares are an illiquid investment for which there is not a secondary market, nor is it expected that any such secondary market will develop in the future. Investors in our Shares generally may not sell, assign, or transfer their Shares without prior written consent of the Fund, which the Fund may grant or withhold under limited circumstances, and provided that the transferee satisfies applicable eligibility and/or suitability requirements and the transfer is otherwise made in accordance with applicable securities, tax, anti-money laundering and other applicable laws. No transfer will be effectuated except by registration of the transfer on the Company’s books. We intend to sell our Shares in private offerings in the United States under the exemption provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder, Regulation S under the Securities Act and other exemptions from the registration requirements of the Securities Act. Investors who acquire our Shares in such private offerings are required to complete, execute and deliver a Subscription Agreement and related documentation, which includes customary representations and warranties, certain covenants and restrictions and indemnification provisions. Additionally, such investors may be required to provide due diligence information to us for compliance with certain legal requirements. We may, from time to time, engage offering or distribution agents and incur offering or distribution fees or sales commissions in connection with the private offering of our Shares in certain jurisdictions outside the United States. The cost of any such offering or distribution fees may be borne by an affiliate of the Adviser. We will not incur any such fees or commissions if our net proceeds received upon a sale of our Shares after such costs would be less than the net asset value per unit.

While the Fund may consider a liquidity event at any time in the future, it currently does not intend to undertake a liquidity event and will not be obligated by its declaration of trust or otherwise to affect a liquidity event at any time. In addition, the Fund has granted registration rights to certain investors in the Shares of the Fund, which could have the adverse effect of delaying, deferring or preventing a liquidity event, such as an initial public offering of the Fund’s Shares, that might otherwise be in the best interests of shareholders.

No Right to Control the Fund’s Operations. Shareholders in the Fund will have no opportunity to control the day-to-day operations of the Fund, including investment and disposition decisions. In order to safeguard their limited liability from the liabilities and obligations of the Fund, shareholders must rely on the Adviser’s ability to identify, structure and implement investments consistent with the investment objectives and policies of the Fund.

Consequences of Default. Shareholders may be subject to significant adverse consequences in the event such a shareholder defaults on its capital commitment to the Fund. In addition to losing its right to participate in future Drawdowns, a defaulting shareholder may be forced to transfer its Shares to a third party for a price that is less than the NAV of such Shares.

Board Participation. Employees of the Adviser may serve as directors of some portfolio companies and, as such, may have duties to persons other than the Fund, including other shareholders of such portfolio companies. Although holding board positions may be important to the Fund’s investment strategy and may improve the Adviser’s management ability, board positions could impair the Fund’s ability to sell the relevant securities and/or loans when and upon the terms it wants, and may subject the Fund and the Adviser to claims they would otherwise not be subject to as an investor, including claims of breach of duty of loyalty, corporate waste, securities claims and other director-related claims.

Indemnification Obligations. The Adviser will not assume any responsibility to the Fund other than to render the services described in its Investment Advisory Agreement with the Fund, and it will not be responsible for any action of the Board in declining to follow the Adviser’s advice or recommendations. Pursuant to the Investment Advisory Agreement, the Adviser and its directors, officers, shareholders, members, agents, representatives, employees, controlling persons, and any other person or entity affiliated with, or acting on behalf of the Adviser will not be liable to the Fund for their acts under the Investment Advisory Agreement, absent willful misfeasance, bad faith, gross negligence or reckless disregard in the performance of their duties. The Fund will also agree to indemnify, defend and protect the Adviser and its directors, officers, shareholders, members, agents, representatives, employees, controlling persons and any other person or entity affiliated with, or acting on behalf of the Adviser with respect to all damages, liabilities, costs and expenses resulting from acts of the Adviser not arising out of willful misfeasance, bad faith, gross negligence or reckless disregard in the performance of their duties. These protections may lead the Adviser to act in a riskier manner when acting on the Fund’s behalf than it would when acting for its own account.

Possibility of Fraud and Other Misconduct of Employees of the Adviser and Service Providers. Misconduct by employees of the Adviser, service providers and/or their respective affiliates could cause significant losses. Misconduct could include entering into transactions without authorization, the failure to comply with operational and risk procedures, including due diligence procedures, misrepresentations as to investments being considered by the Fund, the improper use or disclosure of confidential or material non-public information, which could result in litigation, regulatory enforcement or serious financial harm, including limiting the business prospects or future marketing activities of the Fund, and noncompliance with applicable laws or regulations (including in the workplace via inappropriate or unlawful behavior or actions directed to other employees) and the concealing of any of the foregoing. Such activities could result in reputational damage, litigation, business disruption and/or financial losses to the Fund. The Adviser has controls and procedures through which it seeks to minimize the risk of such misconduct occurring. However, no assurances can be given that the Adviser will be able to identify or prevent such misconduct.

Qualifying Assets. As a BDC, the 1940 Act prohibits the Fund from acquiring any assets other than certain qualifying assets unless, at the time of and after giving effect to such acquisition, at least 70% of the Fund’s total assets are qualifying assets. Therefore, the Fund may be precluded from investing in what the Adviser believes are attractive investments if such investments are not qualifying assets. Conversely, if the Fund fails to invest a sufficient portion of its assets in qualifying assets, the Fund could lose its status as a BDC, which would have a material adverse effect on the Fund’s business, financial condition, and results of operations. Similarly, these rules could prevent the Fund from making additional investments in existing portfolio companies, which could result in the dilution of the Fund’s position or could require the Fund to dispose of investments at an inopportune time to comply with the 1940 Act. If the Fund is forced to sell non-qualifying investments in the portfolio for compliance purposes, the proceeds from such sale could be significantly less than the current value of such investments.

Status as Business Development Company. If the Fund does not maintain its status as a BDC, the Fund might be regulated as a registered closed-end investment company under the 1940 Act, which would subject it to substantially more regulatory restrictions and correspondingly decrease the Fund’s operating flexibility.

Emerging Growth Company Status. The Fund expects to qualify as an “emerging growth company” as defined in the JOBS Act until the earlier of (a) the last day of the fiscal year (i) following the fifth anniversary of the completion of the Fund’s initial public offering of common equity securities, (ii) in which the Fund has total annual gross revenue of at least $1.235 billion, or (iii) in which the Fund is deemed to be a large accelerated filer, which means the market value of the Shares that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (b) the date on which the Fund has issued more than $1.0 billion in non-convertible debt during the prior three-year period. For so long as the Fund remains an “emerging growth company,” it will likely take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act (“Section 404”). It is not possible to predict if prospective investors will find the Shares less attractive because the Fund will rely on some or all of these exemptions.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Fund may take advantage of such extended transition periods.

Because of the exemptions from various reporting requirements provided to the Fund as an “emerging growth company” and because the Fund may have an extended transition period for complying with new or revised financial accounting standards, the Fund may be less attractive to investors and it may be difficult for the Fund to raise additional capital as and when needed. Potential investors may be unable to compare the Fund with other companies in the same industry if they believe that the Fund’s financial accounting is not as transparent as other companies in the industry. If the Fund is perceived as being not as transparent as other companies in the industry, the Fund’s financial condition and results of operations may be materially and adversely affected.

The Fund files reports with the SEC under the Exchange Act. The Fund is subject to the reporting requirements of the Exchange Act and requirements of the Sarbanes-Oxley Act. The Exchange Act requires the Fund to file annual, quarterly and current reports with respect to the Fund’s business and financial condition which will cause the Fund to incur certain legal, accounting and other expenses. The Sarbanes-Oxley Act requires the Fund to maintain effective disclosure controls and procedures and internal control over financial reporting, which are discussed below. In order to maintain and improve the effectiveness of the Fund’s disclosure controls and procedures and internal controls, significant resources and management oversight will be required. The Fund has implemented procedures, processes, policies and practices for the purpose of addressing the standards and requirements applicable to public companies. These activities may divert management’s attention from other business concerns, which could have a material adverse effect on the Fund’s business, financial condition, results of operations and cash flows.

The systems and resources necessary to comply with public company reporting requirements will increase further once the Fund ceases to be an “emerging growth company” under the JOBS Act. As long as the Fund remains an emerging growth company, it intends to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act (“Section 404”).

Exchange Act Filing Requirements. Because the Fund is subject to the reporting requirements under the Exchange Act, ownership information for any person who beneficially owns 5% or more of the Shares will have to be disclosed in a Schedule 13G, Schedule 13D or other filings with the SEC. Beneficial ownership for these purposes is determined in accordance with the rules of the SEC and includes having voting or investment power over the securities. In some circumstances, shareholders who choose to reinvest their dividends may see their percentage stake in the Fund increase to more than 5%, thus triggering this filing requirement. Each shareholder is responsible for determining their filing obligations and preparing the filings. In addition, shareholders who hold more than 10% of a class of the Fund’s shares may be subject to Section 16(b) of the Exchange Act, which recaptures for the benefit of the Fund’s profits from the purchase and sale, or sale and purchase, of registered shares within a six-month period.

Internal Controls. The Fund will not be required to comply with certain requirements of the Sarbanes-Oxley Act, including the internal control evaluation and certification requirements of Section 404, and will not be required to comply with all of those requirements until the Fund has been subject to the reporting requirements of the Exchange Act for a specified period or the date the Fund is no longer an emerging growth company under the JOBS Act. Accordingly, the Fund’s internal control over financial reporting will not initially meet all of the standards contemplated by Section 404 that the Fund may eventually be required to meet. The Fund will need to undertake the process of building out its internal control over financial reporting and establishing formal procedures, policies, processes and practices related to financial reporting and to the identification of key financial reporting risks, assessment of their potential impact and linkage of those risks to specific areas and activities within the Fund.

Additionally, the Fund will undertake the process of documenting its internal control procedures to satisfy the requirements of Section 404, which requires annual management assessments of the effectiveness of its internal control over financial reporting. Additionally, the Fund’s independent registered public accounting firm is required to formally attest to the effectiveness of the internal control over financial reporting when Section 404 is applicable. If the Fund is not able to adequately implement the requirements of Section 404, the Fund’s operations, financial reporting or financial results could be adversely affected. Matters impacting the Fund’s internal controls may cause the Fund to be unable to report its financial information on a timely basis and thereby subject the Fund to adverse regulatory consequences, including sanctions by the SEC or violations of applicable stock exchange listing rules, and may result in a breach of the covenants under the agreements governing any of its financing arrangements, if any. There could also be a negative reaction in the financial markets due to a loss of investor confidence in the Fund and the reliability of its financial statements. Confidence in the reliability of the Fund’s financial statements could also suffer if the Fund or its independent registered public accounting firm were to report a material weakness in the Fund’s internal control over financial reporting. This could materially adversely affect the Fund.

RIC Related Tax Risks. The Fund intends to elect to be treated, and intends to qualify annually thereafter, as a RIC under Subchapter M of the Code. To qualify for and maintain RIC tax treatment under the Code, the Fund must meet, amongst other requirements, requirements related to annual distributions, source of income and asset diversification. Failure to meet these requirements may result in the Fund having to dispose of certain investments quickly in order to prevent the loss of RIC status. If the Fund fails to qualify for or maintain RIC tax treatment for any reason and is subject to corporate federal income tax, the resulting corporate taxes could substantially reduce its net assets, the amount of income available for distribution, and the amount of its distributions. See — Certain U.S. Federal Income Tax Considerations – Taxation as a RIC.

As a result of the “Annual Distribution Requirement” (i.e., the requirements that the Fund must distribute to its shareholders, for each taxable year, at least 90% of the Fund’s “investment company taxable income,” which is generally the Fund’s ordinary income plus the excess of realized net short-term capital gains over realized net long-term capital losses, and 90% of the Fund’s net tax-exempt income, if any) to qualify for tax treatment as a RIC, the Fund may need to access the capital markets periodically to raise cash to fund new investments in portfolio companies. The Fund expects to be able to issue “senior securities,” including borrowing money from banks or other financial institutions only in amounts such that the ratio of the Fund’s total assets (less total liabilities other than indebtedness represented by senior securities) to its total indebtedness represented by senior securities plus preferred shares, if any, equals at least 150% after such incurrence or issuance. If the Fund issues senior securities, it will be exposed to risks associated with leverage, including an increased risk of loss. The Fund’s ability to issue different types of securities is also limited. Compliance with RIC distribution requirements may unfavorably limit the Fund’s investment opportunities and reduce its ability in comparison to other companies to profit from favorable spreads between the rates at which the Fund can borrow and the rates at which it can lend. Therefore, the Fund intends to seek to continuously issue equity securities, which may lead to shareholder dilution.

The Fund may borrow to fund investments. If the value of the Fund’s assets declines, the Fund may be unable to satisfy the asset coverage test under the 1940 Act, which would prohibit the Fund from paying distributions and could prevent it from qualifying for tax treatment as a RIC, which would generally result in a corporate-level U.S. federal income tax on any income and net gains. If the Fund cannot satisfy the asset coverage test, it may be required to sell a portion of its investments and, depending on the nature of the Fund’s debt financing, repay a portion of its indebtedness at a time when such sales may be disadvantageous.

Until and unless the Fund is treated as a publicly offered RIC as a result of either (1) Shares collectively being held by at least 500 persons at all times during a taxable year, (2) Shares being continuously offered pursuant to a public offering (within the meaning of Section 4 of the Securities Act) or (3) Shares being treated as regularly traded on an established securities market, each U.S. Shareholder that is an individual, trust or estate will be treated as having received a dividend for U.S. federal income tax purposes from the Fund in the amount of such U.S. Shareholder’s allocable share of the management and incentive fees paid to the Adviser and certain of the Fund’s other expenses for the calendar year, and these fees and expenses will be treated as miscellaneous itemized deductions of such U.S. Shareholder. For taxable years beginning before 2026, miscellaneous itemized deductions generally are not deductible by a U.S. Shareholder that is an individual, trust or estate. For taxable years beginning in 2026 or later, miscellaneous itemized deductions generally are deductible by a U.S. Shareholder that is an individual, trust or estate only to the extent that the aggregate of such U.S. Shareholder’s miscellaneous itemized deductions exceeds 2% of such U.S. Shareholder’s adjusted gross income for U.S. federal income tax purposes, are not deductible for purposes of the alternative minimum tax and are subject to the overall limitation on itemized deductions under Section 68 of the Code.

Phantom Income. For U.S. federal income tax purposes, the Fund will include in its taxable income certain amounts that it has not yet received in cash. For example, if the Fund holds debt obligations that are treated under applicable U.S. federal income tax rules as having original issue discount (“OID”) (such as debt instruments with Payment-in-Kind (“PIK”) interest or, in certain cases, that have increasing interest rates or are issued with warrants), the Fund must include in its taxable income in each taxable year a portion of the OID that accrues over the life of the obligation, regardless of whether the Fund receives cash representing such income in the same taxable year. The Fund may also have to include in its taxable income other amounts that the Fund has not yet received in cash, such as accruals on a contingent payment debt instrument or deferred loan origination fees that are paid after origination of the loan or are paid in non-cash compensation such as warrants or stock. Further, the Fund may elect to amortize market discount on debt investments and currently include such amounts in its taxable income, instead of upon their sale or other disposition, as any failure to make such election would limit the Fund’s ability to deduct interest expense for tax purposes. Because such OID or other amounts accrued are included in the Fund’s investment company taxable income for the taxable year of accrual, the Fund may be required to make distributions to shareholders in order to satisfy the Annual Distribution Requirement (as defined below) and/or excise tax avoidance requirement, even though the Fund will have not received any corresponding cash payments. Accordingly, to enable the Fund to make distributions to shareholders that will be sufficient to enable the Fund to satisfy the Annual Distribution Requirement, the Fund may need to sell some of its assets at times and/or at prices that it would not consider advantageous, the Fund may need to raise additional equity or debt capital or the Fund may need to forego new investment opportunities or otherwise take actions that are disadvantageous to its business (or be unable to take actions that are advantageous to its business). If the Fund is unable to obtain cash from other sources to enable the Fund to satisfy the Annual Distribution Requirement, the Fund may fail to qualify for the U.S. federal income tax benefits allowable to RICs and, thus, become subject to a corporate-level U.S. federal income tax (and any applicable state and local taxes).

Dividends in Shares. Although the Fund currently does not intend to do so, the Fund may declare a large portion of a dividend in Shares at the election of each shareholder. An IRS Revenue Procedure allows a publicly offered RIC to distribute its own shares as a dividend for the purpose of fulfilling its distribution requirements, if certain conditions are satisfied. Among other things, the aggregate amount of cash available to be distributed to all shareholders is required to be at least 20% of the aggregate declared distribution. The Internal Revenue Service has also issued private letter rulings on cash/shares dividends paid by RICs and real estate investment trusts where the cash component is limited to 20% of the total distribution if certain requirements are satisfied. Shareholders receiving such dividends will be required to include the full amount of the dividend (including the portion payable in Shares) as ordinary income (or, in certain circumstances, long-term capital gain) to the extent of the Fund’s current and accumulated earnings and profits for federal income tax purposes. As a result, shareholders may be required to pay income taxes with respect to such dividends in excess of the cash dividends received.

Dividend Reinvestment. Shareholders that participate in the Fund’s DRIP will be deemed to have received, and for U.S. federal income tax purposes will be taxed on, the amount reinvested in the Fund’s Shares to the extent the amount reinvested was not a tax-free return of capital. As a result, unless a shareholder is a tax-exempt entity, the shareholder may have to use funds from other sources to pay the tax liability on the value of the Fund’s Shares received as a result of the distribution.

Certain ERISA and Related Considerations. Generally, the fiduciary responsibility standards and prohibited transaction restrictions of ERISA apply to a variety of employee retirement and welfare benefit plans maintained by U.S. private sector employers and certain entities in which those plans invest (“ERISA Plans”). Although ERISA generally does not apply to individual retirement accounts, “Keogh” plans and certain other plans, such plans (collectively with ERISA Plans, “Plans”), are generally subject to Section 4975 of the Code, which contains prohibited-transaction provisions that are similar to those contained in ERISA..

Investment Considerations. The assets of the Fund will be invested in accordance with the investment objective and policies described in this Registration Statement. The fiduciary of an ERISA Plan (and not the Adviser) will be solely responsible for the ERISA Plan’s decision to invest in the Fund, including, without limitation, the role that an investment in the Fund would play in the ERISA Plan’s portfolio and whether an investment in the Fund is reasonably designed as part of the overall investment of the ERISA Plan’s assets. Accordingly, an authorized fiduciary of an ERISA Plan proposing to invest in the Fund should, in consultation with its own advisors, consider whether such investment is consistent with the terms of the ERISA Plan’s governing documents (including any investment guidelines) and applicable law. Neither the Adviser nor the Fund or any of their respective affiliates is responsible for determining, and none of them makes any representation regarding, whether the Fund’s Shares are an appropriate investment for Plans generally or any particular Plan.

Prohibited Transactions. Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of Plans and certain persons, referred to as “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code, having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A purchase of the Fund’s Shares by a Plan having a relationship with the Adviser or the Fund, or any of their respective affiliates could, under certain circumstances, be considered a transaction prohibited under ERISA or Section 4975 of the Code. Accordingly, an authorized fiduciary of an investing Plan will be deemed to have represented and agreed, among other things, that the ERISA Plan’s purchase and holding of the Fund’s Shares are not and will not constitute or otherwise result in a non-exempt prohibited transaction. In addition, as discussed below, other issues under the rules governing prohibited transactions may arise to the extent that the assets of the Fund constitute “plan assets.”

Certain “Plan Asset” Considerations. The Plan Assets Regulation describes when the assets of an entity are to be treated as “plan assets” for purposes of ERISA and/or Section 4975 of the Code. The Plan Assets Regulation provides that, if a “benefit plan investor” (as defined under the Plan Assets Regulation (“Benefit Plan Investor”)) acquires an “equity interest” in an entity, and if Benefit Plan Investors in the aggregate hold 25% or more of the value of any class of equity interests in the entity, the entity’s assets will be treated as “plan assets” for purposes of ERISA and Section 4975 of the Code, unless the Fund’s Shares constitute a “publicly-offered security” (as defined in the Plan Assets Regulation (“Publicly-Offered Security”)) or another exception under the Plan Assets Regulation applies.

In order to attempt to prevent the assets of the Fund from constituting “plan assets” for purposes of ERISA and/or Section 4975 of the Code any time during which the Shares are not a “publicly-offered security” for purposes of the Plan Assets Regulation, the Fund intends to limit investment in the Fund’s Shares so that, at all times, less than 25% of the Fund’s Shares (as determined for purposes of the Plan Assets Regulation) are held by Benefit Plan Investors based on written representations from investors or their transferees. Initial or additional investments by Benefit Plan Investors could be restricted, and existing Benefit Plan Investors could be required to redeem, withdraw or otherwise cancel their Shares in the Fund’s attempt to avoid its assets being treated as “plan assets” for purposes of ERISA and Section 4975 of the Code. Any such restrictions or mandatory redemptions, withdrawals, or cancellations will be effected in such manner as the Fund’s Board, in its discretion, determines to be reasonable and appropriate under the circumstances. See Item 1. Business – Certain ERISA Considerations. Therefore, the Fund’s assets will not be expected to constitute “plan assets” for purposes of ERISA or Section 4975 of the Code and the Adviser would not be expected to be considered a fiduciary under ERISA or Section 4975 of the Code with respect to investing Plans.

If, notwithstanding the foregoing, the Fund’s assets are treated as “plan assets” for purposes of ERISA and/or Section 4975 of the Code, the Fund may be prevented from making certain otherwise desirable investments and engaging in certain other transactions that might otherwise be permitted and, if a non-exempt prohibited transaction occurs, may result in various liabilities and penalties for any “party-in-interest” under ERISA or “disqualified person” under the Code engaging in such transaction.

Dilution. The Fund’s Declaration of Trust authorizes the issuance of an unlimited number of Shares without requiring the approval of the shareholders. Shareholders will not have preemptive rights to purchase any Shares issued by the Fund in the future. The Board may elect to sell additional Shares in the future or issue equity interests in private offerings. To the extent the Fund issues additional equity interests, an existing shareholder’s percentage ownership interest in the Fund may be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of the Fund’s investments, shareholders may also experience dilution in the NAV of their shares.

Under the 1940 Act, the Fund is generally prohibited from issuing or selling Shares at a price below NAV per share, which may be a disadvantage as compared with certain public companies. The Fund may, however, sell Shares, or warrants, options, or rights to acquire Shares, at a price below the current NAV of the Shares if the Board and Independent Trustees determine that such sale is in the Fund’s best interests and the best interests of shareholders, and the shareholders, including a majority of those shareholders that are not affiliated with the Fund, approve such sale. In any such case, the price at which the Fund’s securities are to be issued and sold may not be less than a price that, in the determination of the Board, closely approximates the fair value of such securities (less any distributing commission or discount). If the Fund raises additional funds by issuing Shares or senior securities convertible into, or exchangeable for, Shares, then the percentage ownership of existing shareholders at that time will decrease and such shareholders will experience dilution.

Preferred Shares. The Board is authorized to issue preferred shares in one or more series without shareholder approval, which could potentially adversely affect the interests of existing shareholders.

The Fund cannot assure shareholders that the issuance of preferred shares, debt securities and/or convertible debt securities would result in a higher yield or return to the holders of Shares. The issuance of preferred shares, debt securities or convertible debt would likely cause the NAV of the Shares to become more volatile. If the dividend rate on the preferred shares, or the interest rate on the debt securities and/or the convertible debt securities, were to approach the net rate of return on the Fund’s investment portfolio, the benefit of such leverage to the holders of the Shares would be reduced. If the dividend rate on the preferred shares, or the interest rate on the debt securities and/or convertible debt securities, were to exceed the net rate of return on the Fund’s portfolio, the use of leverage would result in a lower rate of return to the holders of Shares than if the Fund had not issued the preferred shares, debt securities or convertible debt securities. Any decline in the NAV of the Fund’s investment would be borne entirely by the holders of Shares. Therefore, if the market value of the Fund’s portfolio were to decline, the leverage would result in a greater decrease in NAV to the holders of Shares than if the Fund was not leveraged through the issuance of preferred shares, debt securities or convertible debt securities. This decline in NAV would also tend to cause a greater decline in the market price, if any, for the Shares.

There is also a risk that, in the event of a sharp decline in the value of the Fund’s net assets, the Fund would be in danger of failing to maintain required asset coverage ratios, which may be required by the preferred shares, debt securities or convertible debt, or the Fund’s current investment income might not be sufficient to meet the dividend requirements on the preferred shares or the interest payments on the debt securities and/or the convertible debt securities. In order to counteract such an event, the Fund might need to liquidate investments in order to fund the redemption of some or all of the preferred shares, debt securities or convertible debt. In addition, the Fund would pay (and the holders of Shares would bear) all costs and expenses relating to the issuance and ongoing maintenance of the preferred shares, debt securities, convertible debt, or any combination of these securities. Holders of preferred shares, debt securities or convertible debt may have different interests than holders of Shares and may at times have disproportionate influence over the Fund’s affairs.

The 1940 Act requires that holders of preferred shares must be entitled as a class to elect two trustees at all times and to elect a majority of the trustees if dividends on such preferred stock are in arrears by two years or more, until such arrearage is eliminated. In addition, certain matters under the 1940 Act require the separate vote of the holders of any issued and outstanding preferred shares and, accordingly, preferred shareholders could veto any such changes. Restrictions imposed on the declarations and payment of dividends or other distributions to the holders of Shares and preferred shares, both by the 1940 Act and by requirements imposed by rating agencies, might impair the Fund’s ability to maintain its tax treatment as a RIC for U.S. federal income tax purposes.

Unrealized Depreciation. Under Rule 2a-5 of the 1940 Act, the Fund is required to carry investments at market value or, if no quotation is readily available, at the fair value as determined in good faith in accordance with procedures established by the Adviser, with such procedures approved by the Board. Pursuant to Rule 2a-5, the Board has designated the Adviser as “Valuation Designee.” The Adviser, with the assistance of its Valuation Committee, subject to oversight by the Board, is responsible for determining the fair value of the Fund’s investments in accordance with valuation policies and procedures approved by the Board. Decreases in the market values or fair values of the Fund’s investments relative to amortized cost are recorded as unrealized depreciation. Any unrealized losses in the Fund’s portfolio could be an indication of a portfolio company’s inability to meet its repayment obligations to the Fund with respect to the affected loans. This could result in realized losses in the future and ultimately in reductions of the Fund’s income available for distribution in future periods. In addition, decreases in the market value or fair value of the Fund’s investments will reduce the Fund’s NAV.

Pre-incentive fee net income does not include any realized or unrealized capital gains or losses or unrealized capital appreciation or depreciation. Because of the structure of the Incentive Fee, it is possible that the Fund may pay an Incentive Fee in a quarter where the Fund incurs a loss.

PIK Interest Payments. Certain of the Fund’s debt investments may contain provisions providing for the payment of PIK interest. Because PIK interest results in an increase in the size of the loan balance of the underlying loan, the receipt by the Fund of PIK interest will have the effect of increasing the Fund’s gross assets. As a result, because the Base Management Fee that the Fund pays to the Adviser is based on the Fund’s gross assets, the receipt by the Fund of PIK interest will result in an increase in the amount of the Base Management Fee. In addition, any such increase in a loan balance due to the receipt of PIK interest will cause such loan to accrue interest on the higher loan balance, which will result in an increase in the Fund’s pre-incentive fee net investment income and, as a result, an increase in incentive fees that are payable by the Fund to the Adviser.

To the extent original issue discount instruments, such as zero coupon bonds and PIK loans, constitute a significant portion of the Fund’s income, investors will be exposed to typical risks associated with such income being required to be included in taxable and accounting income prior to receipt of cash, including the following: (a) the higher interest rates of PIK loans reflect the payment deferral and increased credit risk associated with these instruments, and PIK instruments generally represent a significantly higher credit risk than coupon loans; (b) PIK loans may have unreliable valuations because their continuing accruals require continuing judgments about the collectability of the deferred payments and the value of any associated collateral; (c) market prices of zero-coupon or PIK securities are affected to a greater extent by interest rate changes and may be more volatile than securities that pay interest periodically and in cash, and PIKs are usually less volatile than zero-coupon bonds, but more volatile than cash pay securities; (d) because original issue discount income is accrued without any cash being received by the Fund, required cash distributions may have to be paid from offering proceeds or the sale of Fund assets without investors being given any notice of this fact; (e) the deferral of PIK interest increases the loan-to-value ratio, which is a measure of the riskiness of a loan; (f) even if the accounting conditions for income accrual are met, the borrower could still default when the Fund’s actual payment is due at the maturity of the loan; and (g) original issue discount creates risk of non-refundable cash payments to the Adviser based on non-cash accruals that may never be realized.

Distributions. The amount of any distributions the Fund may make on the Shares is uncertain. The Fund may not be able to pay distributions, or be able to sustain distributions at any particular level, and the Fund’s distributions per share, if any, may not grow over time, and the Fund’s distributions per share may be reduced. The Fund has not established any limit on the extent to which it may use borrowings, if any, and the Fund may use offering proceeds to fund distributions (which may reduce the amount of capital the Fund ultimately invests in portfolio companies).

Subject to the Board’s discretion and applicable legal restrictions, the Fund generally intends to authorize and declare cash distributions on a quarterly basis and pay such distributions on a quarterly basis. The Fund expects to pay distributions out of assets legally available for distribution. However, the Fund cannot assure shareholders that the Fund will achieve investment results that will allow the Fund to make a consistent targeted level of cash distributions or year-to-year increases in cash distributions. The Fund’s ability to pay distributions might be adversely affected by the impact of the risks described herein. In addition, the inability to satisfy the asset coverage test applicable to the Fund as a BDC under the 1940 Act can limit the Fund’s ability to pay distributions. Distributions from offering proceeds also could reduce the amount of capital the Fund ultimately invests in debt or equity securities of portfolio companies. The Fund cannot assure shareholders that the Fund will pay distributions to shareholders in the future.

Distributions on the Shares may exceed the Fund’s taxable earnings and profits, particularly during the period before the Fund has substantially invested the net proceeds from this offering. Therefore, portions of the distributions that the Fund pay may represent a return of capital to shareholders. A return of capital is a return of a portion of shareholders’ original investment in the Fund’s Shares. As a result, a return of capital will (i) lower shareholders’ tax basis in their shares and thereby increase the amount of capital gain (or decrease the amount of capital loss) realized upon a subsequent sale or redemption of such shares, and (ii) reduce the amount of funds the Fund has for investment in portfolio companies. The Fund has not established any limit on the extent to which the Fund may use offering proceeds to fund distributions.

The Fund may pay distributions from offering proceeds in anticipation of future cash flow, which may constitute a return of shareholders’ capital and will lower shareholders’ tax basis in their shares, thereby increasing the amount of capital gain (or decreasing the amount of capital loss) realized upon a subsequent sale or redemption of such shares, even if such shares have not increased in value or have, in fact, lost value. Distributions from offering proceeds also could reduce the amount of capital the Fund ultimately has available to invest in portfolio companies.

Responsible Investment Considerations. The Adviser maintains what it refers to as a separate ESG Policy and seeks to integrate certain ESG diligence into its investment process in accordance with the relevant policy and subject to its fiduciary duty and any applicable legal, regulatory, or contractual requirements. There is no guarantee that the Adviser will be able to successfully implement the ESG Policy or to identify ESG risks while achieving the Fund’s investment strategy. While the Adviser will attempt to gather information regarding a portfolio company on a pre-investment basis, there are certain transactions that make it more difficult to gather relevant information. There is no guarantee that all ESG information will be available for all types of transactions. In addition, applying ESG factors to investment decisions is qualitative and subjective by nature, and there is no guarantee that the criteria utilized by the Adviser, or any judgment exercised by the Adviser, will reflect the beliefs or values of any particular investor. There are also significant differences in interpretations of what critical ESG characteristics mean by region, industry, and topic. The Adviser’s interpretations and decisions are expected to differ from others’ views and could also evolve over time. In addition, in evaluating an investment, the Adviser expects to depend upon information and data provided by several sources, including the relevant target companies and/or various reporting sources which could be incomplete, inaccurate, or unavailable, and which could cause the Adviser to incorrectly assess a company’s ESG practices and/or related risks. The Adviser does not intend independently to verify all ESG information reported by target companies or third parties. Further, considering ESG qualities when evaluating an investment could result in the selection or exclusion of certain investments based on the Adviser’s view of certain ESG-related and other factors and could cause the Fund not to make an investment that it would have made or to make a management decision with respect to an investment differently than it would have made in the absence of the Responsible Investment Policy, which could negatively impact the Fund’s performance.

Further, ESG practices are evolving rapidly and there are different principles, frameworks, methodologies, and tracking tools being implemented by other asset managers, and the Adviser’s adoption and adherence to various such principles, frameworks, methodologies, and tools is expected to vary over time. There is also a growing regulatory interest across jurisdictions in improving transparency regarding the definition, measurement, and disclosure of ESG factors. The Adviser’s ESG Policy could become subject to additional regulation in the future, and the Adviser cannot guarantee that its current approach will meet future regulatory requirements.

Share Repurchases and Cash Reserves.

There can be no assurance that any future share repurchases will occur, or, if they occur, that they will enhance shareholder value. In addition, any future share repurchases could have a material adverse effect on the business of the Fund for the following reasons:

●	Repurchases may not prove to be the best use of the Fund’s cash resources.

●	Repurchases will diminish the Fund’s cash reserves, which could impact its ability to finance future growth and to pursue possible future strategic opportunities.

●	The Fund may incur debt or other cash resources to repurchase shares, which may affect the financial performance of the Fund’s business during future periods or its liquidity and the availability of capital for other needs of the business.

●	Repurchases may not be made at the best possible price and the market price of the Shares may decline below the levels at which the Fund repurchased Shares.

●	Any suspension, modification or discontinuance of any future share repurchase plan could result in a decrease in the trading price of the Shares.

●	Repurchases may make it more difficult for the Fund to meet the diversification requirements necessary to qualify for tax treatment as a RIC for U.S. federal income tax purposes; failure to qualify for tax treatment as a RIC would render taxable income subject to corporate-level U.S. federal income taxes.

●	Repurchases may cause non-compliance with covenants under the Fund’s financing agreements, which could have an adverse effect on the Fund’s operating results and financial condition.

Non-Diversified Investment Company. The Fund intends to operate as a non-diversified investment company within the meaning of the 1940 Act, which means that the Fund will not be limited by the 1940 Act with respect to the proportion of its assets that it may invest in a single issuer. However, the Fund from time to time in the future may be considered a diversified management investment company within the meaning of the 1940 Act. Beyond the asset diversification requirements associated with the Fund’s qualification as a RIC for U.S. federal income tax purposes, the Fund does not have fixed guidelines for diversification. While the Fund is not targeting any specific industries, its investments may be focused on relatively few industries. To the extent that the Fund holds large positions in a small number of issuers, or within a particular industry, the Fund’s NAV may be subject to greater fluctuation. The Fund may also be more susceptible to any single economic or regulatory occurrence or a downturn in particular industry.

Difficulty of Locating Suitable Investments. There can be no assurance that there will be a sufficient number of suitable investment opportunities satisfying the investment objectives of the Fund to enable the Fund to invest all of its committed capital, or that such investment opportunities will lead to completed investments by the Fund. Identification of attractive investment opportunities is difficult, and the availability of investment opportunities generally will be subject to market conditions and the prevailing regulatory and economic climate.

Co-investment with Third Parties. The Fund may co-invest in portfolio companies with third parties (including Sound Point and certain of its affiliates) through partnerships, joint ventures or other arrangements. Such investments may involve risks not present in investments where a third party is not involved, including the possibility that a third party co-venturer or partner may at any time have economic or business interests or goals that are inconsistent with those of the Fund or may be in a position to take action contrary to the Fund’s investment objectives. In addition, the Fund may under certain circumstances be liable for actions of their third-party co-venturers or partners.

The Fund may be prohibited under the 1940 Act from participating in certain transactions with its affiliates without the prior approval of the Independent Trustees and, in some cases, the prior approval of the SEC. Pursuant to exemptive relief (the “Order”) granted by the SEC to, among others, the Adviser, the Fund is permitted to co-invest alongside other funds, vehicles and/or accounts managed by the Adviser or certain of its affiliates pursuant to certain conditions.

The Order permits the Fund to co-invest alongside other funds/vehicles managed by the Adviser or certain of its affiliates, or alongside the Adviser or certain of its affiliates in a principal capacity, in a manner consistent with the Fund’s investment objective, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors. The Order further provides that the Fund will receive its pro rata share of any transaction fees, based on its relative share of the amount invested or committed, as applicable, in the transaction. The Adviser’s investment allocation policy seeks to ensure equitable allocation of investment opportunities between the Fund and other affiliates of the Adviser.

In situations when co-investment with other Sound Point affiliates is not permitted under the 1940 Act and related rules, existing or future staff guidance, or the terms and conditions of the Order, the Adviser and/or its affiliates will need to decide which client or clients will proceed with the investment.

Minority Investments. The Fund may make minority investments, or may make investments in “club” deals alongside entities sponsored by other private credit or private equity firms, in portfolio companies where the Fund may not have the right to appoint a director or otherwise be able to control or effectively influence the business or affairs of such entities. The entity in which a Fund investment is made may have economic or business interests or goals that are inconsistent with those of the Fund, and the Fund may not be able to limit or otherwise protect the value of its investment in the portfolio company. In addition, although the Fund may seek board representation in connection with certain investments, there is no assurance that such representation, if sought, will be obtained. In all such cases, the Fund will rely significantly on the existing management and boards of directors of portfolio companies, which may include representatives of investors with whom the Fund is not affiliated and whose interests may conflict with the interests of the Fund.

Follow-On Investments. The Fund may make follow-on investments in certain portfolio companies or have the opportunity to increase an investment in certain portfolio companies. There can be no assurance that the Fund will wish to make follow-on investments or that it will have sufficient funds to do so. Any decision by the Fund not to make follow-on investments or its inability to make them may have a substantial negative impact on a portfolio company in need of such an investment or may diminish the Fund’s ability to influence the portfolio company’s future development. The Fund’s ability to make follow-on investments may also be limited by the Adviser’s allocation policies and procedures. In situations where co-investment with other clients of the Adviser or its affiliates is not permitted under the 1940 Act and related rules, existing or future staff guidance, or the terms and conditions of the Order, the Adviser will need to decide which client or clients will proceed with the investment.

Limitations on Leverage. The Fund may, subject to the limitations described below, incur leverage in connection with its operations, collateralized by its assets and/or capital commitments. The amount of leverage that the Fund employs will depend on the Adviser’s and the Board’s assessment of market and other factors at the time of any proposed borrowing. The use of leverage by the Fund may have important consequences to the shareholders, including, but not limited to, the following: (i) greater fluctuations in the NAV of the Fund; (ii) use of cash flow for debt service and related costs and expenses, rather than for additional investments, distributions or other purposes; (iii) increased interest expense if interest rate levels were to increase significantly; (iv) limitation on the flexibility of the Fund to make distributions to the shareholders (and investors should specifically note in this regard that, for the avoidance of doubt, in connection with one or more credit facilities entered into by the Fund, distributions to the investors may be subordinated to payments required in connection with any indebtedness contemplated thereby); (v) in certain circumstances, the Fund may be required to dispose of investments at a loss or otherwise on unattractive terms in order to service its debt obligations or meet its det covenants; (vi) the amount and timing of contributions and distributions to shareholders may be affected in a manner that may have potentially adverse consequences to shareholders; and (vii) result in lower multiples of cost (but enhanced IRRs) for equity investments. There can be no assurance that the Fund will have sufficient cash flow to meet its debt service obligations. As a result, the Fund’s exposure to losses may be increased due to the illiquidity of its investments generally.

In addition, the Fund may need to refinance its outstanding debt as the debt matures. There is a risk that the Fund may not be able to refinance existing debt or that the terms of any refinancing may not be as favorable as the terms of the existing loan agreements. If prevailing interest rates or other factors at the time of refinancing result in higher interest rates upon refinancing, then the interest expense relating to that refinanced indebtedness would increase. These risks could adversely affect the Fund’s financial condition, cash flows and return on its investments. A credit agreement or borrowing facility frequently will contain other terms that restrict the activities of the Fund and the shareholders or impose additional obligations on them. For example, certain lenders or facilities are expected to impose restrictions on the Fund’s ability to consent to the transfer or a shareholder’s interest in the Fund or impose concentration or other limits on the Fund’s investments, and/or financial or other covenants, that could affect the implementation of the Fund’s investment strategy. The Fund and any other parallel investment entities, alternative investment vehicles and/or co-investment vehicles may be jointly and severally liable for all credit support obligations in respect of investments or under any Fund-related credit facility. Therefore, in the event that one or more investors of the Fund and/or investors of any other parallel investment entities, alternative investment vehicles and/or co-investment vehicles fail to satisfy a drawdown or otherwise default on their contribution obligations pursuant to the credit support, such amount would be drawn on a pro rata basis from non-defaulting investors and/or investors of any other parallel investment entities, alternative investment vehicles and/or co-investment vehicles up to the remaining amount of their respective unfunded capital commitments. As a result of the incurrence of indebtedness on a joint and several or cross-collateralized basis, the Fund may be required to contribute amounts in excess of its pro rata share, including additional capital to make up for any shortfall if such vehicles are unable to repay their pro rata share of such indebtedness. However, subject to the terms on borrowing under the Fund’s Governing Agreements, only the Fund’s pro rata share (based on the amounts invested or proposed to be invested in the investment or the proposed investment) of any such indebtedness will be counted for purposes of the limitations on borrowing.

In connection therewith, credit facilities may be secured by an assignment of the shareholders’ unfunded capital commitments or the Fund’s portfolio investments and assets. Shareholders may be required to acknowledge their obligation to pay their share of such indebtedness up to the amount of their unfunded capital commitments or to acknowledge the right of such lender to call on such shareholders to fund their commitments. The Governing Agreements may provide a lender with the right to receive detailed due diligence and credit-related information regarding the shareholders. The Adviser reserves the right, in its sole discretion, to waive these requirements for certain shareholders, which may have an adverse effect on the Fund’s ability to obtain such credit facility or terms thereof. In addition, subject to the limitations in the Governing Agreements, the Fund’s financing arrangements could be structured generally as a portfolio financing where multiple investments are cross-collateralized and are subject to the risk of loss. As a result, the Fund could lose its interests in one or more performing investments in the event any investment is cross-collateralized with poorly performing or non-performing investments. The Fund’s assets, including any investments made by the Fund and any capital held by the Fund, are available to satisfy all liabilities and other obligations of the Fund. If the Fund defaults on secured indebtedness, the lender could foreclose and the Fund could lose its entire investment in the collateral for such loan. If the Fund itself becomes subject to a liability, parties seeking to have the liability satisfied could have recourse to the Fund’s assets generally and not be limited to any particular asset, such as the investment giving rise to the liability. In the event of a sudden, precipitous drop in the value of the Fund’s assets, the Fund might not be able to dispose of assets quickly enough to pay off its debt, resulting in a foreclosure or other total loss of some or all of the pledged assets. Fund-level debt facilities typically include other covenants such as, but not limited to, covenants against the Fund incurring or being in default under other recourse debt, including certain fund level guarantees of asset-level debt, which, if triggered, could cause adverse consequences to the Fund if it is unable to cure or otherwise mitigate such breach. Also any bankruptcy, insolvency or default by a counterparty to the Fund could result in a loss of the Fund’s investments, including, for example, where fund assets and securities are re-hypothecated or otherwise held by such counterparties and become subject to general claims of their creditors.

As a BDC, generally, the ratio of the Fund’s total assets (less total liabilities other than indebtedness represented by senior securities) to the Fund’s total indebtedness represented by senior securities plus any preferred shares, if any, must be at least 150%. This means that generally, the Fund can borrow up to $2 for every $1 of investor equity.

In addition, as market conditions permit, the Fund may securitize its loans to generate cash for funding new investments. To securitize loans, the Fund may create a wholly owned subsidiary, contribute a pool of loans to the subsidiary and have the subsidiary issue debt securities or loans to purchasers who would be expected to be willing to accept a substantially lower interest rate than the loans earn. Any such subsidiary will include entities that engage in investment activities in securities or other assets that are primarily controlled by the Fund. The Fund will comply with the provisions of Section 61 under the 1940 Act governing capital structure and leverage on an aggregate basis with a subsidiary so that the Fund treats the Subsidiary’s debt as its own. Each subsidiary will comply with the provisions of Section 57 under the 1940 Act relating to affiliated transactions and custody.

The Fund would retain all or a portion of the equity in the securitized pool of loans. The Fund’s retained equity would be exposed to any losses on the portfolio of loans before any of the debt securities would be exposed to such losses.

Leverage magnifies the potential for loss on investments in the Fund’s indebtedness and on invested equity capital. As the Fund uses leverage to partially finance its investments, shareholders will experience increased risks of investing in the Fund’s securities. If the value of the Fund’s assets increases, then leveraging would cause the NAV attributable to the Shares to increase more sharply than it would have had the Fund not leveraged. Conversely, if the value of the Fund’s assets decreases, leveraging would cause NAV to decline more sharply than it otherwise would have had the Fund not leveraged its business. Similarly, any increase in the Fund’s income in excess of interest payable on the borrowed funds would cause the Fund’s net investment income to increase more than it would without the leverage, while any decrease in the Fund’s income would cause net investment income to decline more sharply than it would have had the Fund not borrowed. Such a decline could negatively affect the Fund’s ability to pay dividends on its Shares, scheduled debt payments or other payments related to the Fund’s securities.

Hedging Policies/Risks. In connection with certain portfolio investments, the Fund may employ hedging techniques designed to reduce the risk of adverse movements in interest rates, securities prices and currency exchange rates. While such transactions may reduce certain risks, such transactions themselves may entail certain other risks. Thus, while the Fund may benefit from the use of these hedging mechanisms, unanticipated changes in interest rates, securities prices, currency exchange rates and other factors may result in a poorer overall performance for the Fund than if it had not entered into such hedging transactions. The successful utilization of hedging and risk management transactions requires skills that are separate from the skills used in selecting and monitoring investments.

Portfolio Company Management. Each portfolio company’s day-to-day operations are the responsibility of such company’s management team. Although the Adviser is responsible for monitoring the performance of each portfolio investment there can be no assurance that the existing management team, or any successor, will be able to successfully operate the portfolio company in accordance with the Fund’s plans. The success of each portfolio company depends in substantial part upon the skill and knowledge of each portfolio company’s management team.

Operating and Financial Risks of Portfolio Companies. Companies in which the Fund invests could deteriorate as a result of, among other factors, an adverse development in their business, a change in the competitive environment, or an economic downturn. As a result, companies which the Fund expects to be stable may operate, or expect to operate, at a loss or have significant variations in operating results, may require substantial additional capital to support their operations or to maintain their competitive position, or may otherwise have a weak financial condition or be experiencing financial distress. In some cases, the success of the Fund’s investment strategy will depend, in part, on the ability of the Fund to restructure and/or effect improvements in the operations of a portfolio company. The activity of identifying and implementing restructuring programs and operating improvements at portfolio companies entails a high degree of uncertainty. There can be no assurance that the Fund will be able to successfully identify and implement such restructuring programs and improvements.

Projections and Third-Party Reports. The Fund will generally make investments based on projections of the operating results of portfolio companies, the market environment and views/assumptions on default rates, recoveries, interest rate movements and technical market factors. Projected operating results will normally be based primarily on the guidance of the company’s management and be justified by the Adviser’s judgments or third-party advice and reports. In all cases, projections are only estimates of future results that are based upon assumptions made at the time that the projections are developed. There can be no assurance that the projected results will be achieved, and actual results may vary significantly from the projections. General economic, natural and other conditions, which are not predictable, can have an adverse impact on the reliability of such projections.

Interest Rates. Because the Fund may borrow money to make investments, the Fund’s net investment income will depend, in part, upon the difference between the rate at which the Fund borrows funds and the rate at which the Fund invests those funds. As a result, the Fund can offer no assurance that a significant change in market interest rates will not have a material adverse effect on the Fund’s net investment income.

A reduction in interest rates on new investments relative to interest rates on current investments could have an adverse impact on the Fund’s net investment income. However, an increase in interest rates could decrease the value of any investments which earn fixed interest rates and also could increase the Fund’s interest expense, thereby decreasing the Fund’s net income. Also, an increase in interest rates available to investors could make an investment in Shares less attractive if the Fund is not able to increase its dividend rate, which could reduce the value of the Shares. Further, rising interest rates could also adversely affect the Fund’s performance if such increases cause its borrowing costs to rise at a rate in excess of the rate that the Fund’s investments yield.

Increases in interest rates can make it more expensive to finance the Fund’s investments and to refinance any financing arrangements. In addition, certain financing arrangements of the Fund may provide for adjustments in the loan interest rate along with changes in market interest rates. Therefore, in periods of rising interest rates, to the extent the Fund borrows money subject to a floating interest rate, the Fund’s cost of funds would increase, which could reduce the Fund’s net investment income. Further, rising interest rates could also adversely affect the Fund’s performance if it holds investments with floating interest rates, subject to specified minimum interest rates (such as an applicable reference rate floor), while at the same time engaging in borrowings subject to floating interest rates not subject to such minimums. In such a scenario, rising interest rates may increase the Fund’s interest expense, even though its interest income from investments is not increasing in a corresponding manner as a result of such minimum interest rates.

If general interest rates rise, there is a risk that the portfolio companies in which the Fund holds floating rate securities will be unable to pay escalating interest amounts, which could result in a default under their loan documents with the Fund. Rising interest rates could also cause portfolio companies to shift cash from other productive uses to the payment of interest, which may have a material adverse effect on their business and operations and could, over time, lead to increased defaults. In addition, rising interest rates may increase pressure on the Fund to provide fixed rate loans to the Fund’s portfolio companies, which could adversely affect the Fund’s net investment income, as increases in the Fund’s cost of borrowed funds would not be accompanied by increased interest income from such fixed-rate investments.

Risks Relating to the Fund’s Investments

Risks Related to Investments in Loans. The Fund invests primarily by making loans, either through primary issuances or in secondary transactions,. The value of such loans may be detrimentally affected to the extent a borrower defaults on its obligations. There can be no assurance that the value assigned by the Fund to collateralize an underlying loan can be realized upon liquidation, nor can there be any assurance that any such collateral will retain its value. Furthermore, circumstances could arise (such as in the bankruptcy of a borrower) that could cause the Fund’s security interest in the loan’s collateral to be invalidated. Also, much of the collateral will be subject to restrictions on transfers intended to satisfy securities regulations, which will limit the number of potential purchasers if the Fund intends to liquidate such collateral. The amount realizable with respect to a loan may be detrimentally affected if a guarantor, if any, fails to meet its obligations under a guarantee. Finally, there may be a monetary, as well as a time, cost involved in collecting on defaulted loans and, if applicable, taking possession of various types of collateral.

Second-Lien or Other Subordinated Loans or Debt Risk. The Fund may acquire and/or originate second-lien or other subordinated loans. In the event of a loss of value of the underlying assets that collateralize the loans, the subordinate portions of the loans may suffer a loss prior to the more senior portions suffering a loss. If a borrower defaults and lacks sufficient assets to satisfy the Fund’s loan, the Fund may suffer a loss of principal or interest. If a borrower declares bankruptcy, the Fund may not have full recourse to the assets of the borrower, or the assets of the borrower may not be sufficient to satisfy the loan. In addition, certain of the Fund’s loans may be subordinate to other debt of the borrower. As a result, if a borrower defaults on the Fund’s loan or on debt senior to the Fund’s loan, or in the event of the bankruptcy of a borrower, the Fund’s loan will be satisfied only after all senior debt is paid in full. The Fund’s ability to amend the terms of the Fund’s loans, assign the Fund’s loans, accept prepayments, exercise the Fund’s remedies (through “standstill periods”) and control decisions made in bankruptcy proceedings relating to borrowers may be limited by intercreditor arrangements if debt senior to that Fund’s loans exists.

Additionally, when the Fund makes a senior secured loan to a portfolio company, it generally shall take a security interest in the available assets of the portfolio company, which should mitigate the risk that the Fund will not be repaid. However, there is a risk that the collateral securing the Fund’s loans may decrease in value over time, may be difficult to sell in a timely manner, may be difficult to appraise, and may fluctuate in value based upon the success of the business and market conditions, including as a result of the inability of the portfolio company to raise additional capital. In some circumstances, the Fund’s lien could be subordinated to claims of other creditors. In addition, deterioration in a portfolio company’s financial condition and prospects, including its inability to raise additional capital, may be accompanied by deterioration in the value of the collateral for the loan. Consequently, the fact that a loan is secured does not guarantee that the Fund will receive principal and interest payments according to the loan’s terms, or at all, or that the Fund will be able to collect on the loan should it be forced to enforce its remedies.

Unsecured Loans or Debt. The Fund may invest in unsecured loans which are not secured by collateral. In the event of default on an unsecured loan, the first priority lien holder has first claim to the underlying collateral of the loan. It is possible that no collateral value would remain for an unsecured holder and therefore result in a loss of investment to the Fund. Because unsecured loans are lower in priority of payment to secured loans, they are subject to the additional risk that the cash flow of the borrower may be insufficient to meet scheduled payments after giving effect to the secured obligations of the borrower. Unsecured loans generally have greater price volatility than secured loans and may be less liquid.

Unfunded Loans. The Fund’s investments may include loan commitments that are unfunded at the time of investment. A loan commitment is a written agreement in which the lender commits itself to make a loan or loans up to a specified amount within a specified time period. The loan commitment sets out the terms and conditions of the lender’s obligation to make the loans. The portion of the amount committed by a lender under a loan commitment that the borrower has not drawn down is referred to as “unfunded”. A lender typically is obligated to advance the unfunded amount of a loan commitment at the borrower’s request, subject to certain conditions regarding the creditworthiness of the borrower. Borrowers with deteriorating creditworthiness may continue to satisfy their contractual conditions and therefore be eligible to borrow at times when the lender might prefer not to lend. In addition, a lender may have assumptions as to when a company in which the Fund invests may draw on an unfunded loan commitment when the lender enters into the commitment. If the borrower does not draw down as expected, the commitment may not prove as attractive an investment as originally anticipated. Further, any failure to advance requested funds to a company in which the Fund invests could result in possible assertions of offsets against amounts previously lent.

Unitranche Loan Risk. Unitranche loans provide leverage levels comparable to a combination of first lien and second lien or subordinated loans, and may rank junior to other debt instruments issued by the portfolio company. Unitranche loans generally allow the borrower to make a large lump sum payment of principal at the end of the loan term, and there is a heightened risk of loss if the borrower is unable to pay the lump sum or refinance the amount owed at maturity.

High-Yield Debt. The Fund may invest in public and/or private debt securities that may be classified as “higher-yielding” (and, therefore, higher-risk) debt securities. In most cases, such debt will be rated below “investment grade” or will be unrated. High-yield debt securities are subject to ongoing uncertainties and exposure to risks from: (i) adverse business, financial, economic or political conditions; and (ii) the issuer’s failure to make timely interest and principal payments (including where such debt securities are issued by a finance vehicle or holding company that depends on payments from other group companies to provide it with funds to meet its high-yield debt obligations). High-yield debt securities may benefit from guarantees and/or security from a parent company or specified group companies, although the holders of such debt securities may be limited in their ability to enforce the collateral and/or guarantees, and the proceeds from such collateral may not be sufficient to satisfy the debt obligations. High-yield debt securities are typically structured to facilitate public trading, but an active trading market for such debt securities may not develop and the transfer of such debt securities may be subject to restrictions. Additionally, the market for high-yield debt securities has experienced periods of volatility and reduced liquidity. The market values of certain of these debt securities may reflect individual corporate developments. General economic recession or a major decline in the demand for products and services in which the issuer or its group operates would likely have a materially adverse impact on the value of such securities. In addition, adverse publicity and investor perceptions, whether or not based on fundamental analysis, may also decrease the value and liquidity of these high-yield debt securities.

Contingent Liability Risk. The Fund may from time to time incur contingent liabilities in connection with an investment. For example, the Fund may acquire a revolving credit or delayed draw term facility that has not yet been fully drawn. If the borrower subsequently draws down on the facility, the Fund will be obligated to fund the amounts due. There can be no assurance that the Fund will adequately reserve for their contingent liabilities and that such liabilities will not have an adverse effect on the Fund.

Risk of Borrowing by the Fund. The Fund may employ leverage in order to increase investment exposure with a view to achieving its target return, subject to the restrictions set out in the Fund’s declaration of trust (the “Declaration of Trust”).

While leverage presents opportunities for increasing total returns, it can also have the effect of increasing the volatility of the performance of the Fund, including the risk of total loss of the amount invested. If income and capital appreciation on investments made with borrowed funds are less than the costs of the leverage, the value of the assets of the Fund will decrease. The effect of the use of leverage is to increase the investment exposure, the result of which is that, in a market that moves adversely, the possible resulting loss to investors’ capital would be greater than if leverage were not used. As a result of leverage employed by the Fund, small changes in the value of the underlying assets may cause a relatively large change in the value of the Fund. Many financial instruments used to employ leverage are subject to variation or other interim margin requirements, which may force premature liquidation of investments. Investors should be aware that the use of leverage by the Fund can be considered to multiply the leverage effect on their investment returns in the Shares. As described above, while this effect may be beneficial when markets’ movements are favorable, it may result in a substantial loss of capital when markets’ movements are unfavorable.

In addition, such leverage may involve granting of security by the Fund in certain or all of its assets or the outright transfer of specific investments in the Fund. Since there is no security created for the benefit of investors to secure the Fund’s obligations in respect of the interests, on any insolvency of the Fund, the investor(s) could rank behind the Fund’s financing and hedging counterparties, whose claims will be considered as indebtedness of the Fund and may be secured. Leverage does create opportunities for greater total returns on the investments but simultaneously creates special risk considerations: it may exaggerate changes in the total value of the Fund and in the yield on the investments and, subsequently, the yield on the interests.

In addition, from time to time, to the extent that leverage is employed, the Fund may be required to refinance transactions on a relatively frequent basis. The Fund’s ability to achieve its objective and target returns is dependent upon the Fund’s ability to achieve financing at economically advantageous rates. On each refinancing, it is open to the counterparty to renegotiate the terms of each transaction or indeed not to refinance the transaction at all. To the extent refinancing facilities are not available in the market at economic rates or at all, the Fund may be required to sell assets at disadvantageous prices, may not be able to make investments it otherwise would have made, and/or may not be able to achieve the leverage it would otherwise find it advantageous to achieve. Any such deleveraging may result in losses which could be severe and accordingly could have a material adverse effect on the performance of the Fund, and, by extension, the Fund’s business, financial condition, results of operations and the value of the interests.

The Fund may guarantee (or provide credit support with respect to) loans or other extensions of credit made to, or obligations of, any current or prospective vehicle through which investments are made or held directly or indirectly (or any subsidiary thereof), any vehicle formed to effect the acquisition thereof, any parallel vehicle, feeder vehicle, alternative investment vehicle or co-investment vehicle (including without limitation, guarantees with respect to completion, recourse, creditworthiness, misconduct, environmental matters, capital contribution to a participating co-investment vehicle or any other matters).

For the avoidance of doubt, the Fund and possible parallel funds, if any, may guarantee or cross-collateralize certain of the obligations of the other parallel fund under or in respect of borrowings and guarantees and, accordingly, an event of default under the instruments governing a borrowing by a parallel fund may automatically constitute an event of default for the other Fund and/or other parallel funds constituting the Fund.

Valuation Risks. The Fund expects to hold securities, loans or other financial instruments or obligations which are very thinly traded, for which no market exists or which are restricted as to their transferability under applicable securities laws. These investments may be extremely difficult to value accurately. The process of valuing securities for which reliable market quotations are not available is based on inherent uncertainties, and the resulting values may differ from values that would have been determined had a ready market existed for such securities, from values placed on such securities by other investors and from prices at which such securities may ultimately be sold. In addition, third-party pricing information may at times not be available regarding certain of the Fund’s assets. In particular, past disruptions in the credit markets have resulted in a severe lack of liquidity for many securities or other instruments, making them more difficult to value and, in many cases, putting significant downward pressure on prices. Further, because of overall size or concentration in particular markets of positions held by the Fund, the value of its investments which can be liquidated may differ, sometimes significantly, from their valuations. Certain investments to be held by the Fund may trade with significant bid-ask spreads and, as a result, the Fund may sell or buy investments at a price that overvalues the asset such that the Fund’s business, financial condition, results of operations and/or the value of the interests may be materially adversely affected. Performance information of the Fund and the other funds managed by the Adviser the performance of which is shown herein, which may hold substantial amounts of illiquid or hard to value assets, is therefore dependent upon the valuation procedures of the Adviser, and such values may not ultimately be realized. In addition, certain cross-transactions and other transactions between possible parallel funds and between the Fund and other funds or clients managed by the Adviser, to the extent permitted, are subject to valuation risk.

A component of the Adviser’s analysis of the desirability of making a given investment relates to the estimated residual or recovery value of such investments in the event of the insolvency of the obligor. This residual or recovery value will be driven primarily by the value of the anticipated future cash flows of the obligor’s business and by the value of any underlying assets constituting the collateral for such investment. The anticipated future cash flows of the obligor’s business and the value of collateral can, however, be extremely difficult to predict as in certain circumstances market quotations and third-party pricing information may not be available. If the recovery value of the collateral associated with the investments in which the Fund invests decreases or is materially worse than expected by the Fund, such a decrease or deficiency may affect the value of the investments made by the Fund. Accordingly, there may be a material adverse effect on the performance of the Fund, and, by extension, the Fund’s business, financial condition, results of operations and the value of the interests.

Investments in Privately Held Companies. The Fund will acquire a significant percentage of its portfolio company investments from privately held companies in directly negotiated transactions. Substantially all of these investments are subject to legal and other restrictions on resale or are otherwise less liquid than exchange-listed securities or other securities for which there is an active trading market. The Fund typically would be unable to exit these investments unless and until the portfolio company has a liquidity event such as a sale, refinancing, or initial public offering.

The illiquidity of the Fund’s investments may make it difficult or impossible for the Fund to sell such investments if the need arises. In addition, if the Fund is required to liquidate all or a portion of its portfolio quickly, the Fund may realize significantly less than the value at which the Fund has previously recorded its investments, which could have a material adverse effect on the Fund’s business, financial condition and results of operations.

Moreover, investments purchased by the Fund that are liquid at the time of purchase may subsequently become illiquid due to events relating to the issuer, market events, economic conditions or investor perceptions.

Investments in Private and Middle-Market Companies. Investments in private and middle-market companies involve a number of significant risks. Generally, little public information exists about these companies, and the Fund will rely on the ability of the Adviser’s investment professionals to obtain adequate information to evaluate the potential returns from investing in these companies. If the Adviser is unable to uncover all material information about these companies, it may not make a fully informed investment decision, and the Fund may lose money on its investments. Middle-market companies generally have less predictable operating results and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position. Middle-market companies may have limited financial resources, may have difficulty accessing the capital markets to meet future capital needs and may be unable to meet their obligations under their debt securities held by the Fund, which may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of the Fund realizing any guarantees it may have obtained in connection with its investment. In addition, such companies typically have shorter operating histories, narrower product lines and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors’ actions and market conditions, as well as general economic downturns. Additionally, middle-market companies are more likely to depend on the management talents and efforts of a small group of persons. Therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on a portfolio company and, in turn, on the Fund. Middle-market companies also may be parties to litigation and may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence. In addition, the Fund’s executive officers, trustees and the Adviser may, in the ordinary course of business, be named as defendants in litigation arising from the Fund’s investments in the portfolio companies.

Due Diligence Risk. When conducting due diligence and making an assessment regarding a potential investment, the Adviser will be required to rely on resources available to it, including internal sources of information as well as information provided by existing and potential obligors, any equity sponsor(s), lenders and other independent sources. The due diligence process may at times be required to rely on limited or incomplete information.

The Adviser will select investments for the Fund in part on the basis of information and data relating to potential investments filed with various government regulators and publicly available or made directly available to the Adviser by the prospective portfolio companies or third parties. Although the Adviser will evaluate all such information and data and seek independent corroboration when it considers it appropriate and reasonably available, the Adviser will not be in a position to confirm the completeness, genuineness or accuracy of such information and data. The Adviser is dependent upon the integrity of the management of the entities filing such information and of such portfolio companies and third parties providing such information, as well as the financial reporting process in general.

The value of an investment made by the Fund may be affected by fraud, misrepresentation or omission on the part of a portfolio company or any related parties to such portfolio company, or by other parties to the investment (or any related collateral and security arrangements). Such fraud, misrepresentation or omission may adversely affect the value of the investment and/or the value of the collateral underlying the investment in question and may adversely affect the Fund’s ability to enforce its contractual rights relating to that investment or the relevant obligor’s ability to repay the principal or interest on the investment. In addition, the Adviser may rely upon independent consultants or experts in connection with its evaluation of proposed investments. There can be no assurance that these consultants or experts will accurately evaluate such investments. Investment analyses and decisions by the Adviser may be undertaken on an expedited basis in order to make it possible for the Fund to take advantage of short-lived investment opportunities. In such cases, the available information at the time of an investment decision may be limited, inaccurate and/or incomplete. Furthermore, the Adviser may not have sufficient time to evaluate fully such information even if it is available. In addition, the financial information available to the Adviser may not be accurate or provided based upon accepted accounting methods.

Accordingly, the Adviser cannot guarantee that the due diligence investigation it carries out with respect to any investment opportunity will reveal or highlight all relevant facts that may be necessary or helpful in evaluating such investment opportunity. Any failure by the Adviser to identify relevant facts through the due diligence process may cause it to make inappropriate investment decisions, which may have a material adverse effect on the performance of the Fund, and, by extension, the Fund’s business, financial condition or results of operations and the value of the interests.

Investments in Publicly Traded Companies. The Fund’s investment portfolio may contain securities or instruments issued by publicly held companies. Such investments may subject the Fund to risks that differ in type or degree from those involved with investments in privately held companies. Such risks include, without limitation, greater volatility in the valuation of such companies, increased obligations to disclose information regarding such companies, limitations on the ability of the Fund to dispose of such securities or instruments at certain times, increased likelihood of shareholder litigation against such companies’ board members and increased costs associated with each of the aforementioned risks. Moreover, the Fund may not have the same access to information in connection with investments in public securities, either when investing in a potential investment or after making an investment, as compared to privately negotiated investments. Furthermore, the Fund may be limited in its ability to make investments, and to sell existing investments, in public securities because the Adviser and/or Sound Point may be deemed to have material, non-public information regarding the issuers of those securities or as a result of other internal policies.

Investments in Securitizations, Asset-Backed Securities and other Structured Investments. The Fund may invest in securitizations, which are generally limited recourse obligations payable solely from the underlying assets (“Securitization Assets”) of the issuer or proceeds thereof. Consequently, holders of equity or other securities issued by such securitization vehicles (“Collateralized Securities”) must rely solely on cash flows from the Securitization Assets for payment in respect thereof. The Securitization Assets may include, without limitation, broadly-syndicated leveraged loans, middle-market company loans, consumer receivables (i.e. credit card receivables, automobile loans, student loans), commercial receivables (i.e. small business loans, equipment leases), mortgages, corporate bonds, mezzanine debt and second-lien leveraged loans, among others, which are subject to liquidity, market value, credit, interest rate, reinvestment and certain other risks. The investment characteristics of Collateralized Securities differ from traditional debt securities. Among the major differences are that interest and principal payments are often made more frequently, for example monthly, and that the outstanding principal can generally be prepaid if the underlying Securitization Assets are repaid faster than scheduled or anticipated.

Asset-backed securities (“ABS”) are backed by pools of wide-ranging assets, including, for example, loans, leases, real property, rental payments, and credit card receivables, automobile receivables and student loans, which represent obligations of numerous different parties and use credit enhancement techniques such as overcollateralization, reserve accounts, letters of credit and preference rights. The value of ABS can be affected by changes in the market’s perception of the underlying assets and the creditworthiness of the servicer for the asset pool or the originator of the assets. Consumer loan ABS in which the Fund may invest can often be backed by unsecured obligations of numerous individuals and the debtors are entitled to the protection of a number of consumer loan laws, many of which give such debtors the right to set off certain amounts, thereby reducing the balance due. Further, consumer protection laws are subject to change. For example, calls for permanent forgiveness of student debt by federal and state governments, and increased review of student loan servicing practices, if enacted, could have an adverse impact on the Fund’s returns in such investments.

In addition, investments in subordinated classes of ABS involve greater credit risk of impairment than senior classes of the same issue or series. Credit risks can also be pronounced in the case of ABS secured by, or evidencing an interest in, a relatively small or less diverse pool of underlying assets. Certain subordinated securities, such as residual certificates or structured equity, absorb all losses from collateral defaults before any other class of securities is at risk, particularly if such securities have been issued with little or no credit enhancement. Such securities, therefore, possess some of the attributes typically associated with equity investments.

Exposure to structured finance securities entails various risks: credit risks, liquidity risks, prepayment risks, interest rate risks, market risks, operations risks, structural risks, geographical concentration risks, basis risks and legal risks. Structured finance securities are also subject to the risk that the servicer fails to perform. Structured finance securities are subject to risks associated with their structure and execution, including the process by which principal and interest payments are allocated and distributed to investors, how credit losses affect the issuing vehicle and the return to investors in such structured finance securities, whether the collateral represents a fixed set of specific assets or accounts, whether the underlying collateral assets are revolving or closed-end, under what terms (including maturity of the structured finance instrument) any remaining balance in the accounts may revert to the issuing entity and the extent to which the entity that is the actual source of the collateral assets is obligated to provide support to the issuing vehicle or to the investors in such structured finance securities.

Foreign Investments. The Fund will accept subscriptions and will maintain books and records in U.S. dollars although the Fund may invest a portion of capital outside of the United States (and in various foreign currencies). Investment in foreign securities involves certain factors not typically associated with investing in U.S. securities, including risks relating to: (i) currency exchange matters, including fluctuations in the rate of exchange between the dollar and the various foreign currencies in which the Fund’s foreign investments are denominated, and costs associated with conversion of investment principal and income from one currency into another; (ii) differences between the U.S. and foreign securities markets, including potential price volatility in and relative liquidity of some foreign securities markets, the absence of uniform accounting, auditing and financial reporting standards, practices and disclosure requirements and less government supervision and regulation; (iii) certain economic, social and political risks, including potential exchange control regulations and restrictions on foreign investment and repatriation of capital, the risks of political, economic or social instability and the possibility of expropriation or confiscatory taxation; and (iv) the possible requirement of financing and structuring alternatives and exit strategies that differ substantially from those commonly used in the United States. In addition, the Fund and the shareholders could become subject to additional or unforeseen taxation in foreign jurisdictions in which the Fund invests, and changes to taxation treaties (or their interpretation) between the jurisdiction of a shareholder and the countries in which the Fund invests may adversely affect the tax treatment of such shareholder. The foregoing factors may increase transaction costs and adversely impact the value of the Fund’s investments in non-U.S. portfolio companies.

Difficulties Upon Exit. The Fund’s investments are subject to various risks, particularly the risk that the Fund will be unable to realize its investment objectives by sale or other disposition at attractive prices or be unable to complete any exit strategy. Dispositions of investments may be subject to contractual and other limitations on transfer or other restrictions that would interfere with subsequent sales of such investments or adversely affect the terms that could be obtained upon any disposition thereof. There can be no assurance that a public market will develop for any of the Fund’s investments or that the Fund will otherwise be able to realize such investments. Therefore, there can be no assurance that the Fund will realize net profits or achieve returns commensurate with the risks associated with the investments, or that the Fund will not experience losses in its investments, which may be substantial.

Risks of Investing in a Credit Vehicle. In addition to the foregoing risks, investing in the Fund presents certain risks, including, but not limited to, risks associated with: credit, investments in loans, “higher-yielding” debt securities, stressed and distressed investments, investments in public companies, credit ratings, prepayment, and interest rates.

The Fund has a very broad mandate with respect to the type and nature of securities in which it may invest. While some of the loans in which the Fund will invest may be secured, the Fund may also invest in debt or preferred equity securities that are either unsecured or subordinated to substantial amounts of senior indebtedness, or a significant portion of which may be unsecured. In such instances, the ability of the Fund to influence a portfolio company’s affairs, especially during periods of financial distress or following an insolvency, is likely to be substantially less than that of senior creditors. For example, under terms of subordination agreements, senior creditors are typically able to block the acceleration of the debt or other exercises by the Fund of its rights as a creditor. Accordingly, the Fund may not be able to take the steps necessary to protect its investments in a timely manner or at all. In addition, the debt securities in which the Fund will invest may not be protected by financial covenants or limitations upon additional indebtedness, may have limited liquidity and may not be rated by a credit rating agency.

Credit Risk. One of the fundamental risks associated with investments by the Fund is credit risk, which is the risk that an issuer will be unable to make principal and interest payments on its outstanding debt obligations when due. The return to shareholders would be adversely impacted if an issuer of debt in which the Fund invests becomes unable to make such payments when due. Although the Fund may make investments that are believed to be secured by specific collateral, the value of which may initially exceed the principal amount of such investments or the fair value of such investments, there can be no assurance that the liquidation of any such collateral would satisfy the borrower’s obligation in the event of non-payment of scheduled interest or principal payments with respect to such investment, or that such collateral could be readily liquidated. The Fund may also invest in unsecured loans, which involves a higher degree of risk than senior secured loans. Furthermore, the Fund’s right to payment and its security interest, if any, may be subordinated to the payment rights and security interests of a senior lender, to the extent applicable. Certain of these investments may have an interest-only payment schedule, with the principal amount remaining outstanding and at risk until the maturity of the investment. In addition, loans may provide for payments-in-kind, which have a similar effect of deferring current cash payments. In such cases, a portfolio company’s ability to repay the principal of an investment may depend on a liquidity event or the long-term success of the company, the occurrence of which is uncertain.

With respect to the Fund’s investments in any number of credit products, if the borrower or issuer breaches any of the covenants or restrictions under the credit agreement that governs loans of such issuer or borrower, it could result in a default under the applicable indebtedness as well as the indebtedness held by the Fund. Such default may allow the creditors to accelerate the related debt and may result in the acceleration of any other debt to which a cross-acceleration or cross-default provision applies. This could result in an impairment or loss of the Fund’s investment or a pre-payment (in whole or in part) of the Fund’s investment.

Similarly, while the Fund generally targets investing in companies it believes are of high quality, these companies could still present a high degree of business and credit risk. Companies in which the Fund invests could deteriorate as a result of, among other factors, an adverse development in their business, a change in the competitive environment or the continuation or worsening of the current (or any future) economic and financial market downturns and dislocations. As a result, companies that the Fund expected to be stable or improve may operate, or expect to operate, at a loss or have significant variations in operating results, may require substantial additional capital to support their operations or maintain their competitive position, or may otherwise have a weak financial condition or experience financial distress. In addition, exogenous factors such as fluctuations of the equity markets also could result in warrants and other equity securities or instruments owned by the Fund becoming worthless.

Variable and Floating Rate Securities. The Fund may invest in floating rate debt instruments. The interest rate on a floating rate debt instrument is a variable rate which is tied to another interest rate, such as a money-market index or secured overnight financing rate (“SOFR”). The interest rate on a floating rate debt instrument resets periodically. Because of the interest rate reset feature, floating rate debt instruments provide the Fund with a certain degree of protection against increases in interest rates, although the Fund will participate in any declines in interest rates as well. The Fund also may invest in inverse floating rate debt instruments. An inverse floating rate instrument may exhibit greater price volatility than a fixed rate obligation of similar credit quality. In addition, some variable or floating rate investments are structured with put features that permit holders to demand payment of the unpaid principal balance plus accrued interest from the issuers or certain financial intermediaries. Therefore, such investments may not achieve their expected return.

Risks Related to Loan Prepayments. The loans in the Fund’s investment portfolio generally may be prepaid at any time, mostly with little advance notice. Whether a loan is prepaid will depend both on the continued positive performance of the portfolio company and the existence of favorable financing market conditions that allow such company the ability to replace existing financing with less expensive capital. As market conditions change, the Fund does not know when, and if, prepayment may be possible for each portfolio company. In some cases, the prepayment of a loan may reduce the Fund’s achievable yield if the capital returned cannot be invested in transactions with equal or greater expected yields, which could have a material adverse effect on the Fund’s business, financial condition and results of operations.

Risks Associated with Covenant-Lite Loans. A significant number of leveraged loans in the market may consist of loans that either have no financial maintenance covenants or have financial maintenance covenants that apply to a revolving credit facility, as applicable (“Covenant-Lite Loans”). While the Fund does not intend to invest in Covenant-Lite Loans as part of its principal investment strategy, it is possible that such loans may comprise a portion of the Fund’s portfolio. Such loans do not require the borrower to maintain debt service or other financial ratios. Ownership of Covenant-Lite Loans may expose the Fund to different risks, including with respect to liquidity, price volatility, ability to restructure loans, credit risks and less protective loan documentation than is the case with loans that also contain financial maintenance covenants.

Potential Material and Adverse Effects of Market Conditions on Debt and Equity Capital Markets. From time to time, capital markets may experience periods of disruption and instability. For example, from 2008 to 2009, the global capital markets were unstable as evidenced by the lack of liquidity in the debt capital markets, significant write-offs in the financial services industry, the repricing of credit risk in the broadly syndicated credit market and the failure of major financial institutions. Despite actions of the U.S. federal government and various foreign governments, these events contributed to worsening general economic conditions that materially and adversely impacted the broader financial and credit markets and reduced the availability of debt and equity capital for the market as a whole and financial services firms in particular. While market conditions have improved from the beginning of the disruption, there have been recent periods of volatility, such as during the coronavirus pandemic (“COVID-19”), and there can be no assurance that adverse market conditions will not repeat themselves in the future. If these adverse and volatile market conditions continue, the Fund and other companies in the financial services industry may have to access, if available, alternative markets for debt and equity capital in order to grow. Equity capital may be particularly difficult to raise during periods of adverse or volatile market conditions because, subject to some limited exceptions, as a BDC, the Fund is generally not able to issue additional Shares at a price less than NAV per share without first obtaining approval for such issuance from shareholders and the Fund’s Independent Trustees.

Moreover, the re-appearance of market conditions similar to those experienced from 2008 through 2009 for any substantial length of time could make it difficult for the Fund to borrow money or to extend the maturity of or refinance any indebtedness the Fund may have under similar terms and any failure to do so could have a material adverse effect on the Fund’s business. The debt capital that will be available to the Fund in the future, if any, may be at a higher cost and on less favorable terms and conditions than what the Fund is currently able to access. If the Fund is unable to raise or refinance debt, the Fund may be limited in its ability to make new commitments or to fund existing commitments to its portfolio companies.

Given the extreme volatility and dislocation in the capital markets over the past several years, many BDCs have faced, and may in the future face, a challenging environment in which to raise or access capital. In addition, significant changes in the capital markets, including the extreme volatility and disruption over the past several years, has had, and may in the future have, a negative effect on the valuations of the Fund’s investments and on the potential for liquidity events involving these investments.

As a BDC, the Fund needs the ability to raise additional capital for investment purposes on an ongoing basis. Without sufficient access to the capital markets, the Fund may be forced to curtail business operations or may not be able to pursue new investment opportunities. An inability to raise capital or access debt financing could negatively affect the Fund’s business, inhibit the Fund’s ability to scale operations, and lead to an increase in operating expenses as a percentage of the Fund’s net assets. Disruptive conditions in the financial industry and any new legislation in response to those conditions could restrict the Fund’s business operations and could adversely impact the Fund’s results of operations and financial condition.

Risk Control and Monitoring Framework. No risk control or monitoring system is fail-safe and no assurance can be given that the risk control and monitoring framework employed by the Adviser will achieve its objectives. Target risk limits and assumptions developed by the Adviser are necessarily based on historical patterns identified for the applicable underlying collateral and no assurance can be given that such patterns will accurately predict future performance.

General Risk Factors

Suitability of Investment. An investment in the Fund is not suitable for all investors. An investment is suitable only for sophisticated investors and an investor must have the financial ability and experience to understand, the willingness to accept, and the financial resources to withstand, the extent of their exposure to the risks and lack of liquidity inherent in an investment in the Fund. Investors with any doubts as to the suitability of an investment in the Fund should consult their professional advisers to assist them in making their own legal, tax, accounting, ERISA and financial evaluation of the merits and risks of investment in the Fund in light of their own circumstances and financial condition.

An investment in the Fund requires a long-term commitment, and there can be no assurance that the Fund’s investment objectives will be achieved or that there will be any return of capital. Therefore, investors should only invest in the Fund if they can withstand a total loss of their investment.

Market Risks. General economic conditions may affect the Fund’s activities. Interest rates, the price of securities and participation by other investors in the financial markets may also affect the value of securities purchased by and the number of investments made by the Fund.

Inflation Risks. The Fund’s investments are subject to inflation risk, which is the risk that the real value of assets or income from investments will be less in the future as inflation decreases the purchasing power and value of money (i.e., as inflation increases, the real value of the Fund’s assets can decline as can the purchasing power of the Fund’s distributions). Inflation rates may change frequently and significantly as a result of various factors, including unexpected shifts in the U.S. or global economy and changes in monetary or economic policies (or expectations that these policies may change). Typically, as inflation rises, a portfolio company will earn more revenue but also will incur higher expenses; as inflation declines, a portfolio company might be unable to reduce expenses in line with any resulting reduction in revenue. A rise in real interest rates would likely result in higher financing costs for portfolio companies and could therefore result in a reduction in the amount of cash available for distribution to investors or the value of the portfolio company. If a portfolio company is unable to increase its revenue or pass any increases in its costs along to its customers during times of higher inflation, its profitability and its ability to pay interest and principal on its loans could be adversely affected, particularly if interest rates rise in response to increases in inflation rates.

Economic and Political Environment. Regulatory changes and credit cycles lead to dislocations in the various markets in which the Adviser invests, and provide an ever-changing landscape that inevitably will be different from the ones faced when investing prior funds. While the overarching fundamentals still appear to be generally favorable, the Adviser, cognizant of the impacts of the COVID-19 pandemic and the U.S. Federal Reserve’s (the “Fed”) monetary policies, is wary of potential cracks in the economy, both from a corporate and consumer standpoint. The Adviser may explore counter-cyclical opportunities that could benefit in a more challenging economic environment as well as on business services that stand to grow in today’s regulatory landscape. On the political front, the Adviser is consistently wary of changes that could result in market volatility; areas of heightened focus include trade wars, China, and armed conflict in Russia and Ukraine and the Middle East. The Adviser will continue to closely monitor the economic and political environment with a particular focus on protecting the downside.

It is uncertain whether regulatory actions will be able to prevent further losses and volatility in securities markets, or stimulate the credit markets. The Fund may be adversely affected by the foregoing events, or by similar or other events, including tax reform, in the future. In the longer term, there may be significant new regulations that could limit the Fund’s activities and investment opportunities or change the functioning of the capital markets, and there is the possibility of a severe worldwide economic downturn. Consequently, the Fund may not be capable of, or successful at, preserving the value of its assets, generating positive investment returns or effectively managing risks.

Many of the portfolio companies in which the Fund makes investments could be susceptible to economic slowdowns or recessions and could be unable to meet their debt obligations during these periods. Therefore, non-performing assets may increase, and the value of the Fund’s portfolio may decrease during these periods as the Fund is required to record the investments at their current fair value. Adverse economic conditions could also decrease the value of the collateral securing some of the loans in the Fund’s portfolio and the value of its equity investments. Economic slowdowns or recessions could lead to financial losses in the Fund’s portfolio and a decrease in revenues, net income, and assets. Unfavorable economic conditions also could increase portfolio companies’ funding costs, limit portfolio companies’ access to the capital markets or result in a decision by lenders not to extend credit to such portfolio company. These events could prevent the Fund from making more investments that it otherwise would have made and harm the Fund’s operating results.

A portfolio company’s failure to satisfy financial or operating covenants under its debt agreements could lead to defaults and, potentially, acceleration of the time when the loans are due and eventual foreclosure on its assets to repay its debts, which could itself trigger cross-defaults under other agreements and ultimately jeopardize the portfolio company’s ability to repay the debt investment that the Fund holds. The Fund may incur additional expenses to the extent necessary to seek recovery in these scenarios or to negotiate new terms with a defaulting portfolio company. In addition, if one of the portfolio companies were to go bankrupt, depending on the facts and circumstances, including the extent to which the Fund will actually provide significant managerial assistance to that portfolio company, a bankruptcy court might subordinate all or a portion of the Fund’s claim to that of other creditors.

Public Health Emergencies. Any public health emergency, including any outbreak of COVID-19, SARS, H1N1/09 flu, avian flu, other coronavirus, Ebola or other existing or new epidemic diseases, or the threat thereof, could adversely impact global commercial activity and contribute to significant volatility in certain equity, debt, derivative, and commodities markets. The effects of a public health emergency may materially and adversely impact the value and performance of the portfolio companies, the Fund’s ability to source, manage and divest investments and the Fund’s ability to achieve its investment objectives, all of which could result in significant losses to the Fund. In addition, the operations of the Fund, its portfolio companies, the General Partner and the Adviser may be significantly impacted, or even temporarily or permanently halted, as a result of government quarantine measures, voluntary and precautionary restrictions on travel or meetings and other factors related to a public health emergency, including its potential adverse impact on the health of the personnel of any such entity or the personnel of any such entity’s key service providers. Accordingly, such outbreaks could materially and negatively impact the Fund and its portfolio companies and could meaningfully affect the Fund’s ability to fulfill its investment objectives.

Risk of Conflicts. Recently, various countries have seen significant internal conflicts and, in some cases, civil wars may have had an adverse impact on the securities markets of the countries concerned. In addition, the occurrence of new disturbances due to acts of war or terrorism or other political developments cannot be excluded. Apparently stable systems may experience periods of disruption or improbable reversals of policy. Nationalization, expropriation or confiscatory taxation, currency blockage, political changes, government regulation, political, regulatory or social instability or uncertainty or diplomatic developments, including the imposition of sanctions or other similar measures, could adversely affect the Fund’s investments. The transformation from a centrally planned, socialist economy to a more market oriented economy has also resulted in many economic and social disruptions and distortions. Moreover, there can be no assurance that the economic, regulatory and political initiatives necessary to achieve and sustain such a transformation will continue or, if such initiatives continue and are sustained, that they will be successful or that such initiatives will continue to benefit foreign (or non-national) investors. Certain instruments, such as inflation index instruments, may depend upon measures compiled by governments (or entities under their influence) which are also the obligors.

Recent examples of the above include conflict, loss of life and disaster connected to ongoing armed conflict between Russia and Ukraine in Europe and Hamas and Israel in the Middle East, and an example of a country undergoing transformation is Venezuela. The extent, duration and impact of these conflicts, related sanctions and retaliatory actions are difficult to ascertain, but could be significant and have severe adverse effects on the region, including significant adverse effects on the regional or global economies and the markets for certain securities and commodities. These impacts could negatively affect the Fund’s investments in eligible portfolio companies that are economically tied to the applicable region, and include (but are not limited to) declines in value and reductions in liquidity. In addition, to the extent new sanctions are imposed or previously relaxed sanctions are reimposed (including with respect to countries undergoing transformation), complying with such restrictions may prevent the Fund from pursuing certain investments, cause delays or other impediments with respect to consummating such investments or divestments, require divestment or freezing of investments on unfavorable terms, render divestment of underperforming investments impracticable, negatively impact the Fund’s ability to achieve its investment objective, prevent the Fund from receiving payments otherwise due it, increase diligence and other similar costs to the Fund, render valuation of affected investments challenging, or require the Fund to consummate an investment on terms that are less advantageous than would be the case absent such restrictions. Any of these outcomes could adversely affect the Fund’s performance with respect to such investments, and thus the Fund’s performance as a whole.

Data Privacy Regulation. The U.S. is in a period of active consideration of additional data privacy and cybersecurity laws. These include the California Consumer Privacy Act (the “CCPA”), effective since January 1, 2020, and as amended by the amendments of the California Privacy Rights Act, effective January 1, 2023; the Virginia Consumer Data Privacy Act, enacted in 2021 and effective January 1, 2023; the New York SHIELD Act, aspects of which took effect on October 23, 2019 and March 21, 2020, respectively; a range of proposed additional laws in California, New York, Massachusetts, Texas, Washington and other states; and a range of proposed additional laws at the federal level. The cumulative effects of the CCPA and other recently adopted laws – and the likely effect of additional laws that might be enacted – include an increased ability of individuals, relative to companies, to control the use of their personal information; increased obligations of companies to maintain the security of personal information; and increased exposure to fines or damages for companies that do not accord individuals their specified privacy rights, that experience data breaches, or that do not maintain reasonable security safeguards, procedures, and practices. The Adviser will endeavor to maintain systems that promote compliance with the CCPA and other laws to the extent applicable to the Fund, both those laws adopted to date and those that will be adopted in the future, but there can be no assurance that these systems will be effective in mitigating the business impact of individuals’ increased privacy rights or in ensuring compliance with such laws. In the event of fines or damages due to noncompliance with such data privacy and cybersecurity laws, or related expenses such as the cost of investigation or legal defense, there will be a business impact on the Fund.

Sanctions Laws. Economic sanction laws in the United States and other jurisdictions prohibit the Adviser and the Fund from transacting with certain countries, individuals, and companies. In the United States, the U.S. Department of the Treasury’s Office of Foreign Assets Control administers and enforces laws, Executive Orders and regulations establishing U.S. economic and trade sanctions, which prohibit, among other things, transactions with, and the provision of services to, certain foreign countries, territories, entities, and individuals. These types of trade sanctions significantly restrict or completely prohibit certain investment activities in regions outside the United States, and if the Fund or its portfolio companies were to violate any such laws or regulations, it could face significant legal and monetary penalties. Some of these regulations provide that penalties can be imposed on the Adviser and the Fund for the conduct of a portfolio company, even if such person has not violated any regulation.

Terrorism, Natural Disasters and Major Events. The threats of terrorist strikes, and the fear of prolonged global conflict have exacerbated volatility in the financial markets and caused consumer, corporate and financial confidence to weaken, increasing the risk of a “self-reinforcing” economic downturn. While new opportunities for investments in portfolio companies may arise in the insurance and reinsurance industries as a result of catastrophic events and financial market problems, the climate of uncertainty may have an adverse effect upon the portfolio companies in which the Fund makes investments. Economic and political uncertainty also increases the difficulty of modeling market conditions, which may reduce the accuracy of the Adviser’s financial projections. The performance of the portfolio companies in which the Fund makes investments may be affected by additional catastrophic events.

The performance of the portfolio companies in which the Fund invests may be affected by additional catastrophic events. A major disruption to the operations of the Fund and the portfolio companies in which the Fund invests as a result of force majeure events (including, without limitation, severe weather, earthquakes, landslides or other natural disasters, strikes or war or the outbreak of disease epidemics or pandemics or any other serious public health concern, war, terrorism, labor strikes, major plant breakdowns, pipeline or electricity line ruptures, failure of technology, defective design and construction, accidents, demographic changes, government macroeconomic policies, social instability, etc.) may cause the Fund or its portfolio companies to suffer losses due to damage to the Fund or its portfolio companies’ operations as a result of any of the foregoing.

Banking Sector and Financial Markets Instability. The sudden failure of three large U.S. regional banks and the merger of Credit Suisse Group AG with UBS Group AG in Switzerland in the first half of 2023 highlighted concerns regarding the stability of the broader global financial system. Market commentators believe that the swift collapse of these banks was precipitated in part by the swift tightening of monetary policy by the Fed, which raised interest rates during 2022 and 2023 after a long period of historically low interest rates. These tightening monetary conditions could continue as the Fed and other central banks seek to fight inflation.

Accordingly, while there have been no further high-profile U.S. or European bank failures following those mentioned above, it is possible that instability in the banking sector could return, resulting in (among other things) the loss of uninsured deposits by private funds, their investors, their portfolio companies and/or their counterparties. Such losses, or even concerns about the potential for such losses, could result in significant impairment of the ability of any of the foregoing parties to effectively operate, resulting in potentially material and adverse effects on the Fund and its investments. Instability may also result in a deterioration in the broader global financial markets, resulting in declines in equity, debt and other asset prices together with other (potentially unexpected) adverse impacts, all of which could have a material and adverse effect on the Fund, its investments and their operations beyond the impacts specifically associated with bank failures.

In addition, these bank failures appear likely to result in the adoption of new and/or different regulations affecting the banking sector and potentially the financial sector more generally. For example, federal banking regulators have recently proposed rules surrounding capital, long term debt and resolution planning, each referencing the bank failures in their releases. Although such regulations (if adopted) could result in greater stability of the financial system, the actual impact of any such regulations on financial markets and their participants is unknown, and it is possible that any such regulations could adversely impact the Fund, and its operations and investments.

Outside Statements. The Adviser and other affiliates of Sound Point and their respective directors, officers, shareholders, partners, agents, members, consultants and employees have made, and may in the future make, oral and written statements or expressions of intent or expectation to investors in the Fund or their affiliates or acknowledge statements by such persons (“Outside Statements”) regarding the Fund, Sound Point and/or other affiliates of Sound Point’s activities pertaining thereto. These may include, for example, the anticipated or expected allocation and terms of co-investment opportunities, the anticipated or expected allocation of investment opportunities to the Fund generally and other topics often addressed in legally binding side letters. Although such Outside Statements are not legally binding, such Outside Statements may influence allocation and other decisions of the Adviser and other members or partners, as applicable, of Sound Point and their directors, officers, shareholders, partners, agents, members, consultants and employees with respect to the operations and investment activities of the Fund and may influence a prospective investor’s decision as to whether to invest in the Fund. By virtue of not having the effect of establishing rights or otherwise providing benefit with respect to an investor in a manner which is in any material respect more favorable to such investor than those applicable to other investors, such Outside Statements will not be considered a side letter for the purposes of the Declaration of Trust. There can be no assurance that any such arrangements will not have an adverse effect on the Fund or any investor.

Litigation Risk. Financial performance of portfolio companies in which the Fund has invested may be affected from time to time by litigation such as contractual claims, occupational health and safety claims, public liability claims, environmental claims, industrial disputes, tenure disputes and legal action from special interest groups. Such litigation could materially reduce the value of the Fund’s investments. The performance of the Fund may also be affected in the event that litigation is commenced against one or more members or partners, as applicable, of Sound Point, which litigation may restrict such members or partners from performing their functions and duties in relation to the Fund. The Fund’s investment activities subject it to the normal risks of becoming involved in litigation by third parties. This risk is somewhat greater where the Fund exercises control or significant influence over a company’s direction. The expense of defending against claims by third parties and paying any amounts pursuant to settlements or judgments would generally be borne by the Fund and would reduce net assets.

Item 2. Financial Information.

Discussion of Management’s Expected Operating Plans

The information in this section contains forward-looking statements that involve risks and uncertainties. See Item 1A. Risk Factors and Forward-Looking Statements for a discussion of the uncertainties, risks and assumptions associated with these statements. Investors should read the following discussion in conjunction with the financial statements and related notes and other financial information appearing elsewhere in this Registration Statement.

Overview

The Fund was formed as a statutory trust under the laws of the State of Delaware in March 2025. The Fund has elected to be treated as a BDC under the 1940 Act, and intends to elect to be treated, and intends to qualify annually thereafter, as a RIC under Subchapter M of the Code. As such, the Fund will be required to comply with various regulatory requirements, such as the requirement to invest at least 70% of the Fund’s assets in “qualifying assets,” source of income limitations, asset diversification requirements, and the requirement to distribute annually at least 90% of the Fund’s taxable income and tax-exempt interest.

Revenues

The Fund expects to generate revenues primarily through receipt of interest income from its investments. In addition, the Fund may generate income from capital gains on the sales of loans and debt and equity related securities and various loan origination and other fees and dividends on direct equity investments.

Expenses

The Fund does not currently have any employees and does not expect to have any employees. The Fund’s day-to-day investment operations are managed by the Adviser, and services necessary for the Fund’s business, including the origination and administration of its investment portfolio, are provided by individuals who are employees of the Adviser and Administrator, pursuant to the terms of the Investment Advisory Agreement and the Administration Agreement. The Fund will reimburse the Administrator for its allocable portion of expenses incurred by it in performing its obligations under the Administration Agreement, including its allocable portion of the cost of certain of the Fund’s officers and their respective staff, and the Adviser for certain expenses under the Investment Advisory Agreement. The Fund will bear its allocable portion of the compensation paid by the Adviser to the Fund’s Chief Compliance Officer and Chief Financial Officer and their respective staff (based on a percentage of time such individuals devote, on an estimated basis, to the Fund’s business affairs). The Fund will bear all other costs and expenses of the Fund’s operations, administration and transactions, including, but not limited to (i) investment advisory fees, including management fees and incentive fees, to the Adviser, pursuant to the Investment Advisory Agreement; (ii) the Fund’s allocable portion of overhead and other expenses incurred by Administrator in performing its administrative obligations under the Administration Agreement, and (iii) all other expenses of its operations and transactions including, without limitation, those relating to:

●	the Fund’s initial organizational costs incurred prior to the commencement of the Fund’s operations;

●	operating costs incurred prior to the commencement of the Fund’s operations;

●	the cost of calculating the Fund’s NAV, including the cost of any third-party valuation services;

●	the cost of effecting sales and repurchases of Shares and other securities, including, except as otherwise noted below, in connection with the Private Offering;

●	fees payable to third parties relating to making investments, including the Adviser’s or its affiliates’ travel expenses, research costs and out-of-pocket fees and expenses associated with performing due diligence and reviews of prospective investments;

●	interest expense and other costs associated with the Fund’s indebtedness;

●	transfer agent, DRIP administrator and custodial fees;

●	out-of-pocket fees and expenses associated with marketing efforts;

●	federal and state registration fees and any stock exchange listing fees;

●	U.S. federal, state and local taxes;

●	Independent Trustees’ fees and expenses;

●	brokerage commissions and markups;

●	fidelity bond, trustees’ and officers’ liability insurance and other insurance premiums;

●	direct costs, such as printing, mailing, and staff;

●	fees and expenses associated with independent audits and outside legal costs;

●	costs associated with the Fund’s reporting and compliance obligations U.S. federal and state securities laws, including, the Securities Act, the Exchange Act and the 1940 Act; and

●	other expenses incurred by the Administrator or the Fund in connection with administering the Fund’s business, including payments under the Administration Agreement that will be based upon the Fund’s allocable portion (subject to the review and approval of the Board) of overhead.

From time to time, the Adviser or its affiliates may pay third-party providers of goods or services. The Fund will subsequently reimburse the Adviser for such amounts paid on the Fund’s behalf. There is no contractual cap on the amount of reasonable costs and expenses for which the Adviser will be reimbursed.

The Fund may also enter into a credit facility or other debt arrangements to partially fund the Fund’s operations, and could incur costs and expenses including commitment, origination, legal and/or structuring fees and the related interest costs associated with any amounts borrowed.

The Fund has no operating history and therefore this statement concerning additional expenses is necessarily an estimate and may not match the Fund’s actual results of operations in the future.

Financial Condition, Liquidity and Capital Resources

As the Fund has not yet commenced investment operations, the Fund does not have any transactions to date. The Fund intends to generate cash from (1) future offerings of the Fund’s common or preferred shares, (2) cash flows from operations and (3) borrowings from banks or other lenders. The Fund will seek to enter into a credit facility or other financing arrangements on at least customary market terms; however, the Fund cannot assure its investors it will be able to do so.

The Fund’s primary use of cash will be for (1) investments in portfolio companies and other investments to comply with certain portfolio diversification requirements, (2) the cost of operations (including paying the Adviser), (3) debt service of any borrowings and (4) cash distributions to the holders of the Fund’s Shares.

Critical Accounting Policies

This discussion of the Fund’s expected operating plans is based upon the Fund’s expected financial statements, which will be prepared in accordance with GAAP. The preparation of these financial statements will require the Fund’s management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Changes in the economic environment, financial markets and any other parameters used in determining such estimates could cause actual results to differ. In addition to the discussion below, the Fund will describe its critical accounting policies in the notes to the Fund’s future financial statements.

Valuation of Investments

The Board has designated the Adviser as the Fund’s “Valuation Designee” under Rule 2a-5 under the 1940 Act. The Adviser will determine the value of the Fund’s investments in accordance with the Fund’s Valuation Policy and fair value accounting guidance promulgated under GAAP, which establishes a hierarchical disclosure framework which ranks the observability inputs used in measuring financial instruments at fair value. See Item 1. Business – Valuation Procedures for a description of the hierarchy for fair value measurements and a description of the Fund’s valuation procedures.

Net Realized Gains or Losses and Net Change in Unrealized Appreciation or Depreciation

The Fund will measure realized gains or losses by the difference between the net proceeds from the sale and the amortized cost basis of the investment using the specific identification method, without regard to unrealized appreciation or depreciation previously recognized. Net change in unrealized appreciation or depreciation reflects the change in portfolio investment values during the reporting period, including any reversal of previously recorded unrealized appreciation or depreciation, when gains or losses are realized.

Revenue Recognition

The Fund intends to record interest income on an accrual basis to the extent that the Fund expects to collect such amounts. Dividend income on preferred equity securities will be recorded on the accrual basis to the extent that such amounts are payable by the portfolio company and are expected to be collected. Dividend income on common equity securities will be recorded on the record date for private portfolio companies or on the ex-dividend date for publicly traded portfolio companies. Certain investments may have contractual PIK interest or dividends. PIK interest and dividends represent accrued interest or dividends that are added to the principal amount or liquidation amount of the investment on the respective interest or dividend payment dates rather than being paid in cash and generally becomes due at maturity or at the occurrence of a liquidation event. The Fund will not accrue as a receivable interest on loans and debt securities for accounting purposes if the Fund has reason to doubt the Fund’s ability to collect such interest. Original issue discounts, market discounts or premiums are accreted or amortized over the life of the respective security using the effective interest method as interest income. The Fund intends to record prepayment premiums on loans and debt securities as interest income.

Other Income

Other income may include income such as consent, waiver, amendment, unused, syndication and prepayment fees associated with the Fund’s investment activities as well as any fees for managerial assistance services rendered by the Fund to the portfolio companies. Such fees are recognized as income when earned or the services are rendered. The Fund may receive fees for guaranteeing the outstanding debt of a portfolio company. Such fees are amortized into other income over the life of the guarantee.

Offering and Organizational Expenses

The Fund will bear expenses relating to the organization of the Fund and any subsequent offering of Shares. Organizational expenses include, without limitation, including legal fees related to the creation and organization of the Fund, its related documents of organization and its election to be regulated as a BDC. Offering expenses include, without limitation, legal, accounting, printing and other offering costs. Organizational costs to establish the Fund are charged to expense as incurred. Offering costs in connection with an offering of Shares are capitalized as a deferred charge and amortized to expense on a straight-line basis over 12 months from the commencement of operations, which has not yet occurred. These expenses consist primarily of legal fees and other costs incurred with Share offerings, the preparation of the Fund’s offering memoranda, and any registration fees.

U.S. Federal Income Taxes

The Fund intends to elect to be treated, and intends to qualify annually thereafter, to be subject to tax as a RIC under Subchapter M of the Code. As a RIC, the Fund generally will not be subject to corporate-level U.S. federal income taxes on any ordinary income or capital gains distributed to shareholders. To qualify as a RIC, the Fund must maintain an election under the 1940 Act to be regulated as a BDC, meet specified source-of-income and asset diversification requirements as well as distribute each taxable year dividends for U.S. federal income tax purposes generally of an amount at least equal to 90% of the Fund’s “investment company taxable income,” which is generally the Fund’s net ordinary income plus the excess of realized net short-term capital gains over realized net long-term capital losses and determined without regard to any deduction for dividends paid. See Item 1. Business – Material U.S. Federal Income Tax Considerations.

Contractual Obligations

As of December 1, 2025, the Fund had not commenced investment operations and did not have any significant contractual payment obligations.

Off-Balance Sheet Arrangements

Other than contractual commitments and other legal contingencies incurred in the normal course of the Fund’s business, the Fund does not expect to have any off-balance sheet financings or liabilities.

Hedging

In connection with certain portfolio investments, the Fund may employ hedging techniques designed to reduce the risk of adverse movements in interest rates, securities prices and currency exchange rates. While such transactions may reduce certain risks, such transactions themselves may entail certain other risks. Thus, while the Fund may benefit from the use of these hedging mechanisms, unanticipated changes in interest rates, securities prices, currency exchange rates and other factors may result in a poorer overall performance for the Fund than if it had not entered into such hedging transactions. The successful utilization of hedging and risk management transactions requires skills that are separate from the skills used in selecting and monitoring investments.

Quantitative and Qualitative Disclosures About Market Risk

The Fund is subject to financial market risks, including changes in interest rates. The Fund plans to invest primarily in illiquid debt securities of private companies. Most of the Fund’s investments will not have a readily available market price, and the Fund will value these investments at fair value as determined in good faith by the Adviser in accordance with the Valuation Policy. There is no single standard for determining fair value in good faith. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each portfolio investment while employing a consistently applied valuation process for the types of investments the Fund makes.

Item 3. Properties.

The Fund does not own any real estate or other properties materially important to the Fund’s operation or any of the Fund’s subsidiaries. The Fund’s headquarters are currently located at 375 Park Avenue, 34th Floor, New York, New York 10152. The Fund believes that its current office facilities are adequate to meet the Fund’s needs.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The Fund has not yet commenced commercial activities. To date the Fund only has nominal capital from the Adviser that was contributed as part of the Fund’s legal formation.

Item 5. Trustees and Executive Officers.

Board of Trustees and Executive Officers

The business and affairs of the Fund are managed under the direction of the Board. The Board consists of five members, three of whom are Independent Trustees. The Board elects the Fund’s officers, who serve at the discretion of the Board. The responsibilities of the Board include oversight of the Adviser’s determinations of fair value of the Fund’s assets (as the Fund’s Valuation Designee under Rule 2a-5 under the 1940 Act), the Fund’s corporate governance activities, the Fund’s financing arrangements and the Fund’s investment activities.

The Board’s role in management of the Fund is one of oversight. Oversight of the Fund’s investment activities extends to oversight of the risk management processes employed by the Adviser as part of its day-to-day management of the Fund’s investment activities. The Board reviews risk management processes at both regular and special board meetings throughout the year, consulting with appropriate representatives of the Adviser as necessary and periodically requesting the production of risk management reports or presentations. The goal of the Board’s risk oversight function is to ensure that the risks associated with the Fund’s investment activities are accurately identified, thoroughly investigated and responsibly addressed. Investors should note, however, that the Board’s oversight function cannot eliminate all risks or ensure that particular events do not adversely affect the value of the Fund’s investments.

The Board has established an Audit Committee and a Nominating and Governance Committee. The scope of each committee’s responsibilities is discussed in greater detail below. The Board may determine to form additional committees in the future.

Stephen Ketchum serves as Chair of the Board. The Board believes that it is in the best interests of shareholders for Mr. Ketchum to lead the Board because his extensive knowledge of and experience in the financial services industry, specifically as a lender to middle market companies, qualify him to serve as the Chair of the Board. The Board believes that its leadership structure is appropriate because the structure allocates areas of responsibility among the individual trustees and the committees in a manner that enhances effective oversight. The Board also believes that its small size creates an efficient corporate governance structure that provides opportunity for direct communication and interaction between management and the Board.

Trustees

Information regarding the Board of Trustees is as follows:

Name	Age	Position(s) Held
Interested Trustees
Stephen Ketchum	64	Chair and Trustee
Independent Trustees
Joseph E. Casey	61	Trustee
John G. Martin	65	Trustee
Daniel J. Siracuse	42	Trustee

The address for each trustee is c/o Sound Point Direct Lending BDC, c/o Sound Point Capital Management, LP, 375 Park Avenue, 34th Floor, New York, New York 10152.

Executive Officers Who Are Not Trustees

Information regarding the Fund’s executive officers who are not trustees is as follows:

Name	Age	Position(s) Held
Andrew Eversfield	45	Chief Executive Officer
Daniel Fabian	44	Chief Financial Officer and Treasurer
Frederick C. Teufel, Jr.	66	Chief Compliance Officer
Andrea Sayago	51	Secretary

The address for each executive officer is c/o Sound Point Direct Lending BDC, c/o Sound Point Capital Management, LP, 375 Park Avenue, 34th Floor , New York, New York 10152.

Biographical Information

Interested Trustees

Stephen Ketchum, Chair of the Board of Trustees

Mr. Ketchum is the Founder, Managing Partner and Chief Investment Officer of Sound Point Capital Management, LP, overseeing Sound Point’s investments across all fund offerings. In addition, Mr. Ketchum is the lead Portfolio Manager for the Sound Point Credit Opportunities Fund and several other accounts. Mr. Ketchum chairs the Management Committee and sits on most committees at Sound Point. Mr. Ketchum is Chairman of the Board of Directors and Chief Executive Officer of Sound Point Acquisition Corp I, Ltd, an affiliated special purpose acquisition company. A veteran with over 34 years’ experience in the credit markets, Mr. Ketchum founded Sound Point in 2008. Previously, he was Global Head of Media & Telecom Investment and Corporate Banking for Banc of America Securities (“BofA”), where he was a member of the Global Investment Banking Leadership Team. As Global Head of Media & Telecom Banking, Mr. Ketchum was responsible, together with a risk partner, for a multi-billion-dollar portfolio of bank and bridge loans. Prior to joining BofA, he was a Managing Director at UBS in the TMT Investment Banking Group. From 1990 to 2000, he was employed in the Investment Banking Department of Donaldson, Lufkin & Jenrette, most recently as a Managing Director. Mr. Ketchum is on the Board of Trustees of the New York Police & Fire Widows’ & Children’s Benefit Fund and the Museum of the City of New York. Mr. Ketchum earned a B.A. from New England College, magna cum laude, and an M.B.A. from the Harvard Business School.

Independent Trustees

Joeseph E. Casey, Trustee

Mr. Casey is Co-Founder and Partner of Fulcrum Advisors, a strategic advisory firm serving leaders of asset management firms. Fulcrum helps clients drive scalable, profitable growth by serving as a catalyst for innovation, collaborative problem solving, and best practices that deliver enduring commercial impact. Previously, Mr. Casey was a Partner and Chief Operating Officer of HighVista Strategies, a multi-asset fund manager overseeing approximately $11 billion and, before that, the Head of Strategy at Denham Capital Management, a private equity platform initially formed at the Harvard Management Company. Mr. Casey has held direct investment roles in venture capital, growth equity, and middle markets buyouts. Mr. Casey began his career in various operating roles at Xerox Corporation and Intel Corporation. The depth of experiences and roles has enabled an effective focus on enhancing firm-wide strategy, organizational effectiveness, and operational impact. The resulting outcomes across prior firms were greatly enhanced capabilities, fewer risks, and increased managerial leverage. Mr. Casey received his BA from the College of the Holy Cross and an MBA from Harvard Business School.

John G. Martin, Trustee

Mr. Martin was a founding Partner of the original Antares Capital in 1996, a startup business based upon providing acquisition financing capital to the portfolio companies of Private Equity firms throughout North America. With the backing of MassMutual, Antares was created as a non-bank lender and among the first of its kind with such a focused investment strategy. Over the course of 9+ years, Antares grew to become the largest provider of acquisition capital to Private Equity Sponsors in the middle market. In October 2005 Antares was acquired by GE Capital, and Mr. Martin became President and CEO of the newly branded GE Antares Capital. In this capacity he helped direct the strategic vision of the business and additionally presided over the acquisition of Merrill Lynch Capital in early 2008. In late 2014 Mr. Martin was named Head of Global Capital Markets for GE Capital. Shortly thereafter, as part of the announcement by General Electric of a major divestiture plan of GE Capital businesses, Mr. Martin was asked to return to the GE Antares platform and to help orchestrate the sale of that business. This resulted in the sale of the rebranded Antares Capital to CPPIB, the largest pension fund in Canada, which closed in August 2015. Mr. Martin continued in his role post-sale as Managing Partner and Co-CEO, leading an extraordinarily complex carve out of the business from GE. At the time of his retirement in May 2019, AUM at Antares exceeded $24B.

In November 2019 Mr. Martin joined Victory Park Capital Advisors, LLC in Chicago as a Senior Partner. Victory Park is a private capital manager specializing in providing credit to both emerging businesses and those established operating businesses often unable to access traditional sources of capital. In September 2020 Mr. Martin was instrumental in the raising of Victory Park’s first sponsored SPAC, VPC Impact Acquisition Holdings (VIH), a $200+ million investment vehicle which sought a business combination with a private entity in the FinTech arena. He served as Chairman and CEO of this NASDAQ listed business. In January 2021, VIH announced an agreement to merge VIH with Bakkt, a Digital Asset aggregator which had been built within the Intercontinental Exchange Inc. Additionally, over the course of 2021 and 2022, Mr. Martin worked with the partners at Victory Park to raise a $2.4B private credit fund. Prior to founding Antares, Mr. Martin was a senior executive of Heller Financial, earning 4 Chairman’s Club awards for outstanding performance. He began his career with Continental Illinois National Bank and spent two years with Citicorp’s Leveraged Finance business.

Mr. Martin earned his BBA in Finance from Notre Dame in 1982. He served on the Business Advisory Council for the Mendoza College of Business at the University of Notre Dame for 12 years, and in 2019 was named the Chair of the newly formed Advisory Council for the IDEA Center, a hub of Innovation and Commercialization at Notre Dame. Mr. Martin is a Board member of Automotive Keys Group, LLC, a portfolio company of Kinderhook Industries LLC, The UGLY Company, a private, west coast-based producer and marketer of upcycled fruit, as well as an Advisory Board member of Key Investment Partners, a Denver based Growth Equity firm. Mr. Martin serves on the Board of the Executives Club of Chicago, is a member of the Economic Club of Chicago and a Director of the Western Golf Association. Mr. Martin also serves as a Board member of the Midtown Educational Foundation, the Center for American Entrepreneurship and is actively involved in a number of non-profit organizations in the Chicago area.

Daniel J. Siracuse, Trustee

Mr. Siracuse is Partner, Chief Financial Officer and Chief Operating Officer of Trumid Financial, a financial technology company that provides an electronic trading platform for fixed income securities and has been a member of the company’s leadership team since 2015. Mr. Siracuse oversees Trumid’s day-to-day strategy, investor relations, operations, and its finance, accounting, tax, legal, and compliance functions. In addition to leading Trumid’s financial and operational infrastructure, Mr. Siracuse plays a key role in shaping the firm’s corporate and commercial strategy. Before joining Trumid, Mr. Siracuse held senior strategy, operational, and financial roles at BlackRock and Credit Suisse, and served as Chief Financial Officer and Head of Strategy at a long/short equity hedge fund. Mr. Siracuse began his career at Silver Point Capital and holds a B.B.A. from the University of Notre Dame.

Executive Officers Who Are Not Trustees

Andrew Eversfield, Chief Executive Officer

Andrew Eversfield joined Sound Point in 2021 and is currently the Co-Head of Direct Lending. Mr. Eversfield was a Managing Director at CVC Credit Partners prior to Sound Point’s acquisition of their U.S. Direct Lending platform in June 2021. Prior to CVC Credit Partners, Mr. Eversfield was the Head of Investor Relations for GE’s Gas Power business. During his time at GE, Mr. Eversfield was selected for GE’s Corporate Leadership Staff and held a variety of senior level financial, sales, and platform leadership roles based in North America, Europe, and Africa. At GE, Mr. Eversfield spent much of his career in GE Antares Capital where he helped build the Senior Secured Loan Program and had investment selection and workout responsibility. Mr. Eversfield began his career in GE Capital’s Investment Analyst Program. Mr. Eversfield earned a B.B.A. in Finance, Investment, and Banking from the University of Wisconsin and an M.B.A. from Northwestern’s Kellogg School of Management.

Daniel Fabian, Chief Financial Officer

Mr. Fabian joined Sound Point in 2025 and currently serves as Global Chief Financial Officer. In this capacity, he serves on the firm’s Management Committee and plays a key role on multiple operations and risk committees. Prior to joining Sound Point, Mr. Fabian spent 14 years at Alcentra, serving in a range of executive roles including President, COO, and CFO. During his tenure, he oversaw the firm’s growth from $10 billion to $45 billion in assets and led all operational functions. Additionally, Mr. Fabian served on Alcentra’s Board of Directors and chaired the Executive Management Committee. Before Alcentra, Mr. Fabian began his career at KPMG in its Financial Services Assurance group, later transitioning to the Real Estate and Debt Advisory team. Mr. Fabian holds a BSc in Digital Business from the University of Nottingham and is a Fellow of the Institute of Chartered Accountants in England and Wales (ICAEW).

Frederick C. Teufel, Jr., Chief Compliance Officer

Mr. Teufel is a director at Vigilant LLC, serving clients in the Investment Management, Securities and Regulated Fund industries as chief financial officer and chief compliance officer, and has over 40 years of experience in the financial services industry, professional services firms and academia. He currently serves as CCO to six registered fund complexes, including 27 registered funds, and as PFO to three registered fund complexes. Mr. Teufel served in senior leadership roles at the world’s largest multinational investment management firm, as well as leadership and staff roles at one of the world’s largest global professional services firms and one of the world’s largest multinational investment banking and financial services companies. Mr. Teufel also taught Managerial and Financial Accounting, Auditing and Business Statistics at both the Graduate and Undergraduate level. Mr. Teufel earned a bachelor’s degree and MBA from Saint Joseph’s University, Philadelphia, PA. He is also a CPA in the State of Pennsylvania.

Other Officers

Andrea Sayago, Secretary

Ms. Sayago joined Sound Point in 2022 and is currently Chief Compliance Officer and Associate General Counsel. Prior to joining Sound Point, Ms. Sayago spent 17 years at Cowen Investment Management, serving as Chief Compliance Officer since 2011. At Cowen, she managed and administered a compliance program covering a broad range of public market and private investment strategies across six affiliated registered investment advisors. Ms. Sayago began her career at Debevoise & Plimpton LLP, where she represented hedge fund sponsors in connection with the development, formation and operation of domestic and offshore hedge funds, fund of hedge funds and registered investment companies. Ms. Sayago earned a B.A. in Political Science from the University of Vermont and a J.D., magna cum laude, from New York Law School. Ms. Sayago is a member of the New York State bar.

Involvement in Certain Legal Proceedings

Mr. Siracuse served on the board of directors of a small venture company, Sober Grid, Inc., that filed a voluntary petition for relief under Chapter 7 of the U.S. Bankruptcy Code in Delaware in September 2023, and disposition (discharge not applicable) was determined by the court in March 2025.

Board Leadership and Structure

The Board monitors and performs an oversight role with respect to the Fund’s business and affairs, including with respect to the Fund’s investment practices and performance, compliance with regulatory requirements and the services, expenses and performance of the Fund’s service providers. Among other things, the Board approves the appointment of the Adviser and officers, reviews and monitors the services and activities performed by the Adviser and executive officers, and approves the engagement and reviews the performance of the independent registered public accounting firm.

Under the Fund’s bylaws, the Board may designate a Chair to preside over the meetings of the Board and meetings of the shareholders and to perform such other duties as may be assigned to him or her by the Board. The Fund will not have a fixed policy as to whether the Chair of the Board should be an Independent Trustee and desires to maintain the flexibility to select the Chair and reorganize the leadership structure, from time to time, based on criteria that are in the best interests of the Fund and its shareholders at such times.

The Fund recognizes that different board leadership structures are appropriate for companies in different situations. The Fund intends to re-examine its corporate governance policies on an ongoing basis to ensure that they continue to meet its needs.

The Board’s Role in Risk Oversight

The Board performs its risk oversight function primarily through (a) its standing Audit Committee, which reports to the entire Board and is comprised solely of Independent Trustees, and (b) active monitoring by the Chief Compliance Officer of the Fund’s compliance policies and procedures.

As described below in more detail under “Committees of the Board,” the Audit Committee assists the Board in fulfilling its risk oversight responsibilities. The Audit Committee’s risk oversight responsibilities include overseeing the internal audit staff, if any, accounting and financial reporting processes, the Fund’s valuation process (including the implementation of the Valuation Policy and supervision of the Valuation Designee), the Fund’s systems of internal controls regarding finance and accounting and audits of the Fund’s financial statements.

The Board performs its risk oversight responsibilities with the assistance of the Chief Compliance Officer. The Board will annually review a written report from the Chief Compliance Officer discussing the adequacy and effectiveness of the Fund’s compliance policies and procedures and service providers. The Chief Compliance Officer’s annual report will address, at a minimum, (a) the operation of the Fund’s compliance policies and procedures and the Fund’s service providers’ compliance policies and procedures since the last report; (b) any material changes to such policies and procedures since the last report; (c) any recommendations for material changes to such policies and procedures as a result of the Chief Compliance Officer’s annual review; and (d) any compliance matter that has occurred since the date of the last report about which the Board would reasonably need to know to oversee the Fund’s compliance activities and risks. In addition, the Chief Compliance Officer will meet separately in executive session with the Independent Trustees at least once each year.

The Fund believes that the Board’s role in risk oversight will be effective, and appropriate given the extensive regulation to which the Fund will be subject to as a BDC. As a BDC, the Fund is required to comply with certain regulatory requirements that control the levels of risk in the Fund’s business and operations. For example, the Fund’s ability to incur indebtedness is limited such that the Fund’s asset coverage generally must equal at least 150% immediately after each time the Fund incurs indebtedness, the Fund generally has to invest at least 70% of its total assets in “qualifying assets” and the Fund is not generally permitted to invest, except in certain circumstances, in any portfolio company in which one of its affiliates currently has an investment.

The Fund recognizes that different board roles in risk oversight are appropriate for companies in different situations. The Fund intends to re-examine the manners in which the Board administers its oversight function on an ongoing basis to ensure that they continue to meet the Fund’s needs.

Committees of the Board

The Board has established an Audit Committee and a Nominating and Governance Committee, and may establish additional committees in the future. All trustees are expected to attend at least 75% of the aggregate number of meetings of the Board and of the respective committees on which they serve. The Fund requires each trustee to make a diligent effort to attend all Board and committee meetings as well as any annual meeting of the shareholders.

Audit Committee

The Audit Committee is composed of all of the Independent Trustees. Mr. Siracuse serves as Chair of the Audit Committee. The Board has determined that Mr. Siracuse is an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K, as promulgated under the Exchange Act. Mr. Casey, Mr. Martin, and Mr. Siracuse meet the current requirements of Rule 10A-3 under the Exchange Act. The Audit Committee operates pursuant to a charter approved by the Board, which sets forth the responsibilities of the Audit Committee. The Audit Committee’s responsibilities include establishing guidelines and making recommendations to the Board regarding the valuation of the Fund’s investments; selecting the Fund’s independent registered public accounting firm; reviewing with such independent registered public accounting firm the planning, scope and results of their audit of the Fund’s financial statements; pre-approving the fees for services performed; reviewing with the independent registered public accounting firm the adequacy of internal control systems; reviewing the Fund’s annual audited financial statements and periodic filings; and receiving the Fund’s audit reports and financial statements.

Nominating and Corporate Governance Committee

The members of the Nominating and Governance Committee are the Trustees. Mr. Martin serves as Chair of the Nominating and Governance Committee. The Nominating and Governance Committee is responsible for selecting, researching and nominating trustees for election by the shareholders, selecting nominees to fill vacancies on the Board or a committee of the Board, developing and recommending to the Board a set of corporate governance principles and overseeing the evaluation of the Board and management.

The Nominating and Governance Committee seeks candidates who possess the background, skills and knowledge to make a significant contribution to the Board, the Fund and the shareholders. In considering possible candidates for election as a trustee, the Nominating and Governance Committee takes into account, in addition to such other factors as it deems relevant, the desirability of selecting trustees who:

●	are of high character and integrity;

●	are accomplished in their respective fields, with superior credentials and recognition;

●	have relevant knowledge and experience upon which to be able to offer advice and guidance to management;

●	have sufficient time available to devote to the Fund’s affairs;

●	are able to work with the other members of the Board and contribute to the Fund’s success;

●	can represent the long-term interests of shareholders as a whole; and

●	are selected such that the Board represents a range of backgrounds and experience.

The Nominating and Governance Committee has not adopted a formal policy with regard to the consideration of diversity in identifying trustee nominees. In determining whether to recommend a trustee nominee, the Nominating and Governance Committee considers and discusses diversity, among other factors, with a view toward the needs of the Board as a whole. The Nominating and Governance Committee generally conceptualizes diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint, professional experience, education, skill and other qualities that contribute to the Board, when identifying and recommending trustee nominees. The Nominating and Governance Committee believes that the inclusion of diversity as one of many factors considered in selecting trustee nominees is consistent with the goal of creating a board of trustees that best serves the Fund’s needs and the interests of the shareholders.

Item 6. Executive Compensation.

Compensation of Executive Officers

The Fund does not currently have any employees and does not expect to have any employees. Each of the Fund’s executive officers is an employee of the Adviser and/or one of its affiliates. The Fund’s day-to-day investment operations are managed by the Adviser. Most of the services necessary for the origination and management of the Fund’s investment portfolio will be provided by investment professionals employed by the Adviser and/or its affiliates.

None of the Fund’s executive officers will receive direct compensation from the Fund. Certain of the Fund’s executive officers and other members of the USDL Team, through their ownership interest in or management positions with the Adviser, may be entitled to a portion of any profits earned by the Adviser or its affiliates (including any fees payable to the Adviser under the terms of the Investment Advisory Agreement, less expenses incurred by the Adviser in performing its services under the Investment Advisory Agreement). The Adviser or its affiliates may pay additional salaries, bonuses, and individual performance awards and/or individual performance bonuses to the Fund’s executive officers in addition to their ownership interest.

Compensation of Independent Trustees

The Independent Trustees’ annual fee is (i) $18,750 paid each quarter ($75,000 per year) until the first quarter in which the Company’s net asset value equals $1,500,000,000 at the beginning of the applicable quarter; then (ii) $25,000 per quarter ($100,000 per year) for each subsequent quarter until the first quarter in which the Company’s net asset value equals $3,000,000,000 at the beginning of the applicable quarter; then (iii) $37,500 ($150,000 per year) for each subsequent quarter in cash for service on the Board and Committees. The Independent Trustees also receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attending any meeting. No compensation is expected to be paid to the Interested Trustees with respect to the Fund.

Item 7. Certain Relationships and Related Transactions, and Trustee Independence.

The discussion below enumerates certain actual and potential conflicts of interest. The Adviser can give no assurance that conflicts of interest will be resolved in favor of the Fund’s shareholders. By acquiring Shares of the Fund, each shareholder will be deemed to have acknowledged the existence of such actual and potential conflicts of interest, and to have consented thereto, and to have waived any claim in respect of the existence of any such conflict of interest.

Allocation of Time, Services or Functions. Sound Point’s USDL Team and other employees of Sound Point will continue to devote such time and attention to their respective other present and future business activities and advisory relationships, including any other funds, vehicles, accounts, clients or arrangements formed, sponsored or managed by Sound Point or its affiliates, (each as defined below) (collectively, but for this purpose excluding the Fund, the “Other Sponsored Funds”), as is required to discharge their respective duties to them, and conflicts of interest may arise in allocating management time, services or functions among the Fund, on the one hand, and any other present and future business activities and advisory relationships, on the other hand. Other conflicts of interest may arise for the Adviser and the USDL Team in connection with their management of Other Sponsored Funds, including certain transactions involving investments by the Fund and Other Sponsored Funds in the same portfolio company (including in respect of the timing, structuring and terms of such investments and disposition thereof). Also, in connection with prior investments by Other Sponsored Funds, Sound Point and/or their portfolio companies could enter into confidentiality, exclusivity, non-competition or similar agreements that would limit the ability of the Fund to pursue an investment in one or more companies. In addition, as a result of existing investments and activities, Sound Point and its investment team may from time to time acquire confidential information that they will not be able to use for the benefit of the Fund.

Compensation Arrangements. The Adviser and its affiliates, including the Fund’s officers and some of its trustees, may face conflicts of interest caused by compensation arrangements with the Fund and its affiliates, which could result in increased risk-taking by the Fund. The Adviser will receive fees from the Fund in return for its services, which may include certain management and incentive fees based on the amount of income or capital appreciation of the Fund’s investments. These fees could influence the advice provided to the Fund. Generally, the more equity the Fund sells and the greater the risk assumed by the Fund with respect to its investments, the greater the potential for growth in the Fund’s assets and profits, and, correlatively, the fees payable by the Fund to the Adviser. These compensation arrangements could affect the Adviser’s or its affiliates’ judgment with respect to recommending offerings of equity or the incurrence of debt and investments made by the Fund, which allow the Adviser to earn increased management fees.

As described in more detail below, the Incentive Fee payable by the Fund to the Adviser may create an incentive for the Adviser to incur additional leverage and to make investments on the Fund’s behalf that are risky or more speculative than would be the case in the absence of such compensation arrangements. The way in which the Incentive Fee is determined may encourage the Adviser to use leverage to increase the leveraged return on the Fund’s investment portfolio.

Incentive Fees. Commencing on the first fiscal quarter immediately following the three-year anniversary of the Commencement Date (commencement of operations upon the initial closing of private placements), the Fund will pay the Adviser an income-based incentive fee each quarter equal to 12.5% of the amount by which pre-incentive fee net investment income (see below) for the quarter exceeds a hurdle rate of 1.5% (6.0% annualized) of the Fund’s net assets at the end of the immediately preceding calendar quarter, subject to a “catch-up” provision. In such case, the Fund may be required to pay the Adviser an Incentive Fee for a fiscal quarter even if there is a decline in the value of the Fund’s portfolio or if the Fund incurs a net loss for that quarter.

Any Incentive Fee payable by the Fund that relates to the pre-Incentive Fee net investment income may be computed and paid on income that may include interest that has been accrued but not yet received or interest in the form of securities received rather than cash (PIK income). PIK income will be included in the pre-Incentive Fee net investment income used to calculate the Incentive Fee to the Adviser even though the Fund does not receive the income in the form of cash. If a portfolio company defaults on a loan that is structured to provide accrued interest income, it is possible that accrued interest income previously included in the calculation of the Incentive Fee will become uncollectible. The Adviser is not obligated to reimburse the Fund for any part of the Incentive Fee it received that was based on accrued interest income that the Fund never receives as a result of a subsequent default.

For U.S. federal income tax purposes, the Fund may be required to recognize taxable income in some circumstances in which the Fund does not receive a corresponding payment in cash and to make distributions with respect to such income to maintain the Fund’s tax treatment as a RIC and/or minimize corporate-level U.S. federal income or excise tax. Under such circumstances, the Fund may have difficulty meeting the Annual Distribution Requirement (as described above) necessary to maintain RIC tax treatment under the Code. This difficulty in making the required distribution may be amplified to the extent that the Fund is required to pay the Incentive Fee on income with respect to such accrued income. As a result, the Fund may have to sell some of its investments at times and/or at prices the Fund would not consider advantageous, raise additional debt or equity capital, or forgo new investment opportunities for this purpose. If the Fund is not able to obtain cash from other sources, the Fund may fail to qualify for RIC tax treatment and thus become subject to corporate-level U.S. federal income tax.

The Adviser. The Adviser will experience conflicts of interest in connection with the management of the Fund’s business affairs relating to and arising from a number of matters, including: the allocation of investment opportunities by the Adviser and its affiliates; compensation to the Adviser; services that may be provided by the Adviser and its affiliates to issuers in which the Fund invests; investments by the Fund and other clients of the Adviser, subject to the limitations of the 1940 Act; the formation of additional investment funds managed by the Adviser; differing recommendations given by the Adviser to the Fund versus other clients even though such other clients’ investment objectives may be similar to the Fund’s; the Adviser’s use of information gained from issuers in the Fund’s portfolio for investments by other clients, subject to applicable law; and restrictions on the Adviser’s use of “inside information” with respect to potential investments by the Fund.

Specifically, the Fund may compete for investments with affiliated or funds that are advised by the Adviser and its affiliates, subjecting the Adviser and its affiliates to certain conflicts of interest in evaluating the suitability of investment opportunities and making or recommending investments on the Fund’s behalf. To mitigate these conflicts, the Adviser and its affiliates will seek to execute such transactions for all of the participating investment accounts, including the Fund, on a fair and equitable basis and in accordance with the Adviser’s investment allocation policy, taking into account such factors as the relative amounts of capital available for new investments; cash on hand; existing commitments and reserves; the investment programs and portfolio positions of the participating investment accounts, including portfolio construction, diversification and concentration considerations; the investment objectives, guidelines and strategies of each client; the clients for which participation is appropriate; each client’s life cycle; targeted leverage level; targeted asset mix and any other factors deemed appropriate.

Material, Non-Public Information. Certain members of the USDL Team may from time to time serve on boards, investment, or similar governing committees of portfolio companies of the Fund or Other Sponsored Funds including those that engage in asset management. As a result thereof, Sound Point and its affiliates may from time to time acquire confidential or material non-public information that they will not be able to use for the benefit of the Fund, which may lead to the Fund not being able to initiate a transaction that it otherwise might have initiated and not being able to sell an investment that it otherwise might have sold. Also, in connection with prior investments by Other Sponsored Funds, Sound Point and/or such Other Sponsored Fund’s portfolio companies may enter into confidentiality, exclusivity, non-competition or similar agreements that may limit the ability of the Fund to pursue an investment in one or more companies. In addition, as a result of existing investments and activities, Sound Point and the USDL Team may from time to time acquire confidential information that they will not be able to use for the benefit of the Fund. Furthermore, by reason of their responsibilities in connection with their other activities in general, certain Sound Point personnel may acquire confidential or material nonpublic information or be restricted from initiating transactions in certain securities. In those instances, the Fund will not be free to act upon any such information. Due to these restrictions, the Fund may not be able to initiate a transaction that it otherwise might have initiated and may not be able to sell a portfolio investment that it otherwise might have sold. Conversely, the Fund may not have access to material non-public information in the possession of Other Sponsored Funds which might be relevant to an investment decision to be made by the Fund, and the Fund may initiate a transaction or sell a portfolio investment which, if such information had been known to it, may not have been undertaken.

Conflicts of Interest Relating to Investments. The Fund does not expect to invest in, or hold securities of, companies that are controlled by the Adviser or an affiliate’s other clients. However, the Adviser or an affiliate’s other clients may invest in, and gain control over, one of the Fund’s portfolio companies. If the Adviser or an affiliate’s other client, or clients, gains control over one of the Fund’s portfolio companies, it may create conflicts of interest and may subject the Fund to certain restrictions under the 1940 Act. As a result of these conflicts and restrictions, the Adviser may be unable to implement the Fund’s investment strategies as effectively as it could have in the absence of such conflicts or restrictions. For example, as a result of a conflict or restriction, the Adviser may be unable to engage in certain transactions that it would otherwise pursue. In order to avoid these conflicts and restrictions, the Adviser may choose to exit such investments prematurely and, as a result, the Fund may forego any positive returns associated with such investments. In addition, to the extent that an affiliate’s other client holds a different class of securities than the Fund as a result of such transactions, interests may not be aligned.

Recommendations by the Adviser. The Adviser and its affiliates may give advice and recommend securities to other clients which may differ from advice given to, or securities recommended or bought for, the Fund even though such other clients’ investment objectives may be similar to the Fund’s, which could have an adverse effect on the Fund’s business, financial condition and results of operations.

Potential Merger with or Purchase of Assets of Another Fund. The Adviser may in the future recommend to the Board that the Fund merges with or acquires all or substantially all of the assets of one or more funds, including another Sound Point fund. The Fund does not expect that the Adviser would recommend any such merger or asset purchase unless it determines that it would be in the best interest of the Fund and its shareholders, with such determination dependent on factors it deems relevant, which may include the Fund’s historical and projected financial performance and any proposed merger partner, portfolio composition, potential synergies from the merger or asset sale, available alternative options and market conditions. In addition, no such merger or asset purchase would be consummated absent the meeting of various conditions required by applicable law or contract, at such time, which may include approval of the Board and common equity holders of both funds. If the Adviser is the investment adviser of both funds, various conflicts of interest would exist with respect to any such transaction. Such conflicts of interest may potentially arise from, among other things, differences between the compensation payable to the Adviser by the Fund and by the entity resulting from such a merger or asset purchase or efficiencies or other benefits to the Adviser as a result of managing a single, larger fund instead of two separate funds.

Service Providers. Certain advisors and other service providers, or their affiliates (including accountants, administrators, lenders, bankers, brokers, investment advisers, attorneys, consultants, custodians, investment or commercial banking firms and certain other advisors and agents) to the Fund or its portfolio companies may also provide goods or services to or have business, personal, political, financial or other relationships with Sound Point. Such advisors and service providers may be investors in the Fund or Other Sponsored Funds, affiliates of Sound Point, current or former portfolio companies of Other Sponsored Funds, sources of investment opportunities or co-investors or counterparties therewith. These relationships may influence Sound Point in deciding whether to select or recommend such a service provider to perform services for the Fund or a portfolio company (the cost of which will generally be borne directly or indirectly by the Fund or such portfolio company, as applicable). In certain circumstances, advisors and service providers, or their affiliates, may charge different rates or have different arrangements for services provided to Sound Point or its respective affiliates as compared to services provided to the Fund and its portfolio companies, which will result in more favorable rates or arrangements than those payable by the Fund or such portfolio companies.

In addition, the portfolio companies of the funds managed by Sound Point may transact business with (or otherwise provide services and/or products to) one another. Those same portfolio companies may also transact business with Sound Point or Sound Point’s funds, employees or affiliates (including, without limitation, certain portfolio companies of Other Sponsored Funds becoming shareholders of the Fund, or portfolio companies of the Fund investing in Other Sponsored Funds). Such arrangements will generally be negotiated and executed at arm’s length, but certain factors may lead a portfolio company to pay higher fees in connection with the services and/or products provided as compared to other similar providers. Those factors include, without limitation, the complexity of the services and/or products being provided, the reputation of the portfolio company in providing such services and/or products, and the ability of the portfolio to meet specified time, budget or other constraints. Furthermore, Sound Point and/or the portfolio companies of the funds managed by it may enter into agreements collectively with vendors which provide products and services to Sound Point and/or the portfolio companies, generally in an effort to reduce costs and expenses. Sound Point may act as a host for the negotiation process associated with such agreements. Notwithstanding the foregoing, Sound Point acts solely as a liaison in connection with the evaluation of, and has no control over the entering into, definitive agreements by such portfolio companies. Any definitive agreements shall be executed solely by and between the applicable portfolio company and applicable counterparty, and such portfolio company (and not Sound Point, except where Sound Point is acting in its own capacity) shall be solely responsible for its obligations thereunder.

Valuation Matters. In accordance with Rule 2a-5 under the 1940 Act, the Board has designated the Adviser as the Fund’s “Valuation Designee.” The Adviser, with the assistance of the Valuation Committee, subject to oversight by the Board, is responsible for determining the fair value of the Fund’s investments in instances where there is no readily available market value. Investments for which market quotations are readily available may be priced by independent pricing services. The Fund has retained external, independent valuation firms to provide data and valuation analyses on the Fund’s portfolio companies.

The Fund’s investment portfolio will be recorded at fair value as determined in good faith in accordance with procedures established by the Adviser and approved by the Board (the “Valuation Policy”) and, as a result, there is and will be uncertainty as to the value of the Fund’s portfolio investments. Under the 1940 Act, the Fund is required to carry its portfolio investments at market value or, if there is no readily available market value, at fair value as determined in accordance with procedures established by the Board. There is not a public market or active secondary market for many of the types of investments in privately held companies that the Fund intends to hold and make. The Fund’s investments may not be publicly traded or actively traded on a secondary market but, instead, may be traded on a privately negotiated over-the-counter secondary market for institutional investors, if at all. As a result, these investments are valued quarterly at fair value as determined in good faith in accordance with the Valuation Policy approved by the Board.

The determination of fair value, and thus the amount of unrealized appreciation or depreciation the Fund may recognize in any reporting period, is to a degree subjective, and the Adviser has a conflict of interest in making fair value determinations. The types of factors that may be considered in determining the fair values of the Fund’s investments include the nature and realizable value of any collateral, the portfolio company’s ability to make payments and its earnings, the markets in which the portfolio company does business, comparison to publicly traded companies, discounted cash flow, current market interest rates, precedent transactions and other relevant factors. Because such valuations, and particularly valuations of private securities and private companies, are inherently uncertain, the valuations may fluctuate significantly over short periods of time due to changes in current market conditions. The determinations of fair value in accordance with the Valuation Policy approved by the Board may differ materially from the values that would have been used if an active market and market quotations existed for such investments. The Fund’s NAV could be adversely affected if the determinations regarding the fair value of the investments were materially higher than the values that the Fund ultimately realizes upon the disposal of such investments.

Operating Policies. The Board has the authority to modify or waive certain operating policies, investment criteria and strategies, in some cases without prior notice and without shareholder approval. The Fund cannot predict the effect any changes to current operating policies, investment criteria and strategies would have on its business, NAV, operating results and the value of its securities. However, the effects might be adverse, which could negatively impact the Fund’s ability to pay distributions and may cause shareholders to lose all or part of their investment. Moreover, the Fund has significant flexibility in investing the net proceeds of its offering and may use the net proceeds from the offering in ways with which shareholders may not agree.

Diverse Shareholders. The shareholders are expected to include U.S. taxable and tax-exempt entities, and institutions from jurisdictions outside of the United States. Such shareholders may have conflicting investment, tax and other interests with respect to their investments in the Fund. The conflicting interests of individual shareholders may relate to or arise from, among other things, the nature of investments made by the Fund or the structuring of the acquisition of portfolio investments. As a consequence, conflicts of interest may arise in connection with decisions made by the Adviser, including in respect of the nature or structuring of investments, that may be more beneficial for one shareholder than for another shareholder, especially in respect of shareholders’ individual tax situations. In selecting and structuring investments appropriate for the Fund, the Adviser will consider the investment and tax objectives of the Fund, rather than the investment, tax or other objectives of any shareholder individually.

Other Transactions with Prospective and Actual Shareholders. Prospective investors should note that the Adviser and its affiliates from time to time engage in transactions with prospective and actual shareholders or their affiliates that provide economic and business benefits to such shareholders and the Adviser and its affiliates. Such transactions may be entered into prior to or coincident with a shareholder’s admission to the Fund or during the term of their investment. The nature of such transactions can be diverse and may include benefits relating to the Fund and their portfolio companies. Examples include the ability to co-invest alongside the Fund, a broad range of commercial transactions in the ordinary course of business with such shareholders, their affiliates and portfolio companies, and the purchase or disposition of interests to or from portfolio companies. In addition, the Adviser may acquire Shares from existing shareholders without offering such secondary opportunities to the other shareholders.

Arrangements with Sound Point. The Fund has entered into a license agreement with Sound Point, under which Sound Point granted the Fund a non-exclusive, royalty-free, non-perpetual license to use the name and trademark “Sound Point.” Under this agreement, the Fund has a right to use “Sound Point” for so long as the Fund is a majority affiliate of Sound Point and a private entity. Other than with respect to this limited license, the Fund will not have a legal right to the “Sound Point” name. In the event the license agreement is terminated, the Fund will be required to change its name and cease using “Sound Point” as part of the Fund’s name.

Item 8. Legal Proceedings.

From time to time, the Fund may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of the Fund’s rights under contracts with the Fund’s portfolio companies or the Fund’s co-investors. While the outcome of these legal proceedings cannot be predicted with certainty, the Fund does not expect that these proceedings will have a material effect upon the Fund’s financial condition or results of operations. The Fund and the Adviser are not currently a party to any material legal proceedings.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Shareholder Matters.

Market Information

The Fund’s Shares have not been registered under the Securities Act or the securities laws of any other jurisdiction. Accordingly, the Fund is offering the Shares only (1) to “accredited investors” (as defined under the Securities Act) and (2) to non-U.S. persons outside the United States in compliance with Regulation S under the Securities Act, in reliance upon exemptions from the registration requirements of the Securities Act.

Each purchaser of the Fund’s Shares will be required to complete and deliver to the Fund, prior to the acceptance of any order, a subscription agreement substantiating the purchaser’s investor status and including other limitations on resales and transfers of the Fund’s Shares.

Investors in our Shares generally may not sell, assign, or transfer their Shares without the prior written consent of the Fund, which the Fund may grant or withhold under limited circumstances, and provided that the transferee satisfies applicable eligibility and/or suitability requirements and the Transfer is otherwise made in accordance with applicable securities, tax, anti-money laundering and other applicable laws. No Transfer will be effectuated except by registration of the Transfer on the Company’s books. We intend to sell our Shares in private offerings in the United States under the exemption provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder, Regulation S under the Securities Act and other exemptions from the registration requirements of the Securities Act. Investors who acquire our Shares in such private offerings are required to complete, execute and deliver a Subscription Agreement and related documentation, which includes customary representations and warranties, certain covenants and restrictions and indemnification provisions. Additionally, such investors may be required to provide due diligence information to us for compliance with certain legal requirements. We may, from time to time, engage offering or distribution agents and incur offering or distribution fees or sales commissions in connection with the private offering of our Shares in certain jurisdictions outside the United States. The cost of any such offering or distribution fees may be borne by an affiliate of the Adviser. We will not incur any such fees or commissions if our net proceeds received upon a sale of our Shares after such costs would be less than the net asset value per unit.

Any transfers of the Fund’s Shares in violation of the foregoing provisions will be void, and any intended recipient of the Fund’s Shares will acquire no rights in such shares and will not be treated as a shareholder for any purpose.

Holders

Please see Item 4. Security Ownership of Certain Beneficial Owners and Management for disclosure regarding the holders of Shares.

Dividends

The Fund intends to pay quarterly distributions to the Fund’s shareholders out of assets legally available for distribution. The Fund intends to elect to be treated, and intends to qualify annually thereafter, to be subject to tax as a RIC under Subchapter M of the Code. To obtain and maintain the Fund’s ability to be subject to tax as a RIC, the Fund must, among other things, timely distribute to the Fund’s shareholders at least 90% of the Fund’s investment company taxable income for each taxable year. Please refer to Item 1. Business – Distributions; Dividend Reinvestment Plan for further information regarding the Fund’s dividend policies and DRIP and Item 1. Business – Material U.S. Federal Income Tax Consequences for further information regarding the tax treatment of the Fund’s distributions and the tax consequences of the Fund’s retention of net capital gains.

Item 10. Recent Sales of Unregistered Securities.

We expect to enter into Subscription Agreements with investors in connection with the Private Offering, pursuant to which we expect to issue and sell our Common Shares under the exemption provided by Section 4(a)(2) of the Securities Act, Rule 506 of Regulation D, and Regulation S promulgated thereunder and other exemptions of similar import in the laws of the states and jurisdictions where the offering will be made.

Item 11. Description of Registrant’s Securities to be Registered.

General

Under the terms of the Fund’s Declaration of Trust, the Fund is authorized to issue an unlimited number of common shares of any class. As of December 15, 2025, there was one class of Shares, with 400 Shares outstanding and no preferred shares outstanding. The Declaration of Trust provides that the Board may classify or reclassify any unissued Shares into one or more classes or series of Shares or preferred shares by setting or changing the preferences, conversion or other rights, voting powers, restrictions, or limitations as to dividends, qualifications, or terms or conditions of redemption of the shares. There is currently no market for the Fund’s Shares, and it can offer no assurances that a market for its Shares will develop in the future. The Fund does not intend for the Shares offered pursuant to this offering to be listed on any national securities exchange and the Fund does not expect there to be a public market for the Shares. There are no outstanding options or warrants to purchase the Fund’s Shares. Under the terms of the Declaration of Trust, shareholders shall be entitled to the same limited liability extended to shareholders of private Delaware for profit corporations formed under the Delaware General Corporation Law, 8 Del. C. § 100, et. seq. The Declaration of Trust provides that no shareholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to us by reason of being a shareholder, nor shall any shareholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the Fund’s assets or the affairs of the Fund by reason of being a shareholder.

None of the Fund’s Shares are subject to further calls or to assessments, sinking fund provisions, obligations of the Fund or potential liabilities associated with ownership of the security (not including investment risks). In addition, except as may be provided by the Board in setting the terms of any class or series of Shares, no shareholder shall be entitled to exercise appraisal rights in connection with any transaction.

Description of the Fund’s Shares

Under the terms of the Fund’s Declaration of Trust, all Shares will have equal rights as to voting and, when they are issued, will be duly authorized, validly issued, fully paid and nonassessable. Dividends and distributions may be paid to the holders of the Shares if, as and when authorized by the Fund’s Board and declared by it out of funds legally available therefore. Except as may be provided by the Board in setting the terms of classified or reclassified shares or as may otherwise be provided by contract approved by the Board, the Fund’s Shares will have no preemptive, exchange, conversion, appraisal or redemption rights, and, in order to avoid the possibility that the Fund’s assets could be treated as “plan assets,” the Fund may require any person proposing to acquire Shares to furnish such information as may be necessary to determine whether such person is a Benefit Plan investor or an ERISA controlling person, restrict or prohibit transfers of such shares or redeem any outstanding shares for such price and on such other terms and conditions as may be determined by or at the direction of the Board. In the event of the Fund’s liquidation, dissolution or winding up, each share of the Fund’s Shares would be entitled to share pro rata in all of the assets that are legally available for distribution after the Fund pays all debts and other liabilities. Each share of the Fund’s Shares will be entitled to one vote on all matters submitted to a vote of shareholders, including the election of Trustees. Except as may be provided by the Board in setting the terms of classified or reclassified shares, the holders of the Fund’s Shares will possess exclusive voting power. There will be no cumulative voting in the election of Trustees. Each Trustee will be elected by a majority of the votes cast with respect to such Trustee’s election; provided that, Trustees shall be elected by a plurality of the votes cast at any such meeting if (i) the Fund’s secretary receives notice that a shareholder has nominated an individual for election as a Trustee in compliance with the requirements of advance notice of shareholder nominees for Trustee set forth in the Fund’s bylaws (the “Bylaws”) and (ii) such nomination has not been withdrawn by such shareholder on or before the close of business on the tenth (10th) day before the date of filing of the definitive proxy statement of the Fund with the SEC and, as a result of which, the number of nominees is greater than the number of Trustees to be elected at the meeting. Pursuant to the Declaration of Trust, the Board may amend the Bylaws to alter the vote required to elect Trustees.

Preferred Shares

Under the terms of the Declaration of Trust, the Board may authorize us to issue preferred shares in one or more classes or series without shareholder approval, to the extent permitted by the 1940 Act. The Board has the power to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class or series of preferred shares. The Fund does not currently anticipate issuing preferred shares in the near future. In the event it issues preferred shares, the Fund will make any required disclosure to shareholders.

Preferred shares could be issued with terms that would adversely affect the shareholders, provided that the Fund may not issue any preferred shares that would limit or subordinate the voting rights of holders of Shares. Preferred shares could also be used as an anti-takeover device through the issuance of shares of a class or series of preferred shares with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control. Every issuance of preferred shares will be required to comply with the requirements of the 1940 Act. The 1940 Act requires, among other things, that: (1) immediately after issuance and before any dividend or other distribution is made with respect to Shares and before any purchase of Shares is made, such preferred shares together with all other senior securities must not exceed an amount equal to 66-2/3% of the Fund’s total assets after deducting the amount of such dividend, distribution or purchase price, as the case may be, and (2) the holders of preferred shares, if any are issued, must be entitled as a class voting separately to elect two Trustees at all times and to elect a majority of the Trustees if distributions on such preferred shares are in arrears by two full years or more. Certain matters under the 1940 Act require the affirmative vote of the holders of at least a majority of the outstanding shares of preferred shares (as determined in accordance with the 1940 Act) voting together as a separate class. For example, the vote of such holders of preferred shares would be required to approve a proposal involving a plan of reorganization adversely affecting such securities. The issuance of any preferred shares must be approved by a majority of the Independent Trustees not otherwise interested in the transaction.

Transfer and Resale Restrictions

Investors in our Shares generally may not sell, assign, or transfer their Shares without prior written consent of the Fund, which the Fund may grant or withhold under limited circumstances, and provided that the transferee satisfies applicable eligibility and/or suitability requirements and the transfer is otherwise made in accordance with applicable securities, tax, anti-money laundering and other applicable laws. No transfer will be effectuated except by registration of the transfer on the Company’s books. We intend to sell our Shares in private offerings in the United States under the exemption provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder, Regulation S under the Securities Act and other exemptions from the registration requirements of the Securities Act. Investors who acquire our Shares in such private offerings are required to complete, execute and deliver a Subscription Agreement and related documentation, which includes customary representations and warranties, certain covenants and restrictions and indemnification provisions. Additionally, such investors may be required to provide due diligence information to us for compliance with certain legal requirements. We may, from time to time, engage offering or distribution agents and incur offering or distribution fees or sales commissions in connection with the private offering of our Shares in certain jurisdictions outside the United States. The cost of any such offering or distribution fees may be borne by an affiliate of the Adviser. We will not incur any such fees or commissions if our net proceeds received upon a sale of our Shares after such costs would be less than the net asset value per unit.

Limitation on Liability of Trustees and Officers; Indemnification and Advance of Expenses

Delaware law permits a Delaware statutory trust to include in its declaration of trust a provision to indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands whatsoever. The Fund’s Declaration of Trust provides that the Trustees will not be liable to it or the shareholders for monetary damages for breach of fiduciary duty as a trustee to the fullest extent permitted by Delaware law. The Fund’s Declaration of Trust provides for the indemnification of any person to the full extent permitted, and in the manner provided, by Delaware law. In accordance with the 1940 Act, the Fund will not indemnify certain persons for any liability to which such persons would be subject by reason of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

Pursuant to the Declaration of Trust and subject to certain exceptions described therein, the Fund will indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any individual who is a present or former Trustee or officer of the Fund and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (ii) any individual who, while a Trustee or officer of the Fund and at the request of the Fund, serves or has served as a trustee, officer, partner or trustee of any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity (each such person, an “Indemnitee”), in each case to the fullest extent permitted by Delaware law. Notwithstanding the foregoing, the Fund will not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by an Indemnitee unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the Indemnitee, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee, or (iii) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities were offered or sold as to indemnification for violations of securities laws.

The Fund will not indemnify an Indemnitee against any liability or loss suffered by such Indemnitee unless (i) the Indemnitee determines in good faith that the course of conduct that caused the loss or liability was in the best interests of the Fund, (ii) the Indemnitee was acting on behalf of or performing services for the Fund, (iii) such liability or loss was not the result of the Indemnitee’s gross negligence or willful misconduct, willful misfeasance or reckless disregard of the duties involved in the conduct of his office, in each case, as determined by a court of competent jurisdiction in a final, non-appealable order, and (iv) such indemnification or agreement to hold harmless is recoverable only out of the net assets of the Fund and not from the shareholders.

In addition, the Declaration of Trust permits the Fund to advance reasonable expenses to an Indemnitee or an affiliate of the Adviser who is not otherwise an Indemnitee, and the Fund will do so in advance of final disposition of a proceeding if (i) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Fund, (ii) the Indemnitee or the affiliate of the Adviser, as applicable, provides the Fund with written affirmation of such person’s good faith belief that the person has met the standard of conduct necessary for indemnification by the Fund as authorized by the Declaration of Trust, (iii) the legal proceeding was initiated by a third party who is not a shareholder or, if by a shareholder of the Fund acting in his or her capacity as such, a court of competent jurisdiction approves such advancement, and (iv) the Indemnitee or the affiliate of the Adviser, as applicable, provides the Fund with a written agreement to repay the amount paid or reimbursed by the Fund, together with the applicable legal rate of interest thereon, if it is ultimately determined by final, non-appealable decision of a court of competent jurisdiction, that the Indemnitee is not entitled to indemnification.

Delaware Law and Certain Declaration of Trust Provisions

Organization and Duration

The Fund was formed as a Delaware statutory trust on March 14, 2025 and will remain in existence until dissolved in accordance with the Declaration of Trust or pursuant to Delaware law.

Purpose

Under the Declaration of Trust, the Fund is permitted to engage in any business activity that lawfully may be conducted by a statutory trust organized under Delaware law and, in connection therewith, to exercise all of the rights and powers conferred upon it pursuant to the agreements relating to such business activity.

Delaware Anti-Takeover Provisions

The Fund’s Declaration of Trust contains provisions that could make it more difficult for a potential acquirer to acquire us by means of a tender offer, proxy contest or otherwise. The Board may, without shareholder action, authorize the issuance of shares in one or more classes or series, including preferred shares; and the Board may, without shareholder action, amend the Declaration of Trust to increase the number of the Fund’s Shares, of any class or series, that it will have authority to issue. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with the Board. The Fund believes that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.

Number of Trustees; Vacancies; Removal

The Fund’s Declaration of Trust provides that the number of Trustees will be set by the Board in accordance with its Bylaws. The Fund’s Bylaws provide that a majority of the entire Board may at any time increase or decrease the number of Trustees. The Fund’s Declaration of Trust provides that the number of Trustees generally may not be less than three. Except as otherwise required by applicable requirements of the 1940 Act pursuant to an election under the Declaration of Trust, any and all vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining Trustees in office, even if the remaining Trustees do not constitute a quorum, and any Trustee elected to fill a vacancy will serve for the remainder of the full term of the Trustee for whom the vacancy occurred and until a successor is elected and qualified, subject to any applicable requirements of the 1940 Act. Independent Trustees will nominate replacements for any vacancies among the Independent Trustees’ positions.

The Fund’s Declaration of Trust provides that a Trustee may be removed without cause upon the vote of a majority of then-outstanding shares.

Action by Shareholders

The Fund’s Bylaws provide that shareholder action can be taken at an annual meeting or at a special meeting of shareholders or by unanimous written consent in lieu of a meeting. The shareholders will only have voting rights as required by the 1940 Act or as otherwise provided for in the Declaration of Trust. Under the Declaration of Trust and Bylaws, the Fund is not required to hold annual meetings. Special meetings may be called by the Trustees and certain of the Fund’s officers, and will be limited to the purposes for any such special meeting set forth in the notice thereof. In addition, the Fund’s Bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the shareholders requesting the meeting, a special meeting of shareholders will be called by the secretary of the Fund upon the written request of shareholders entitled to cast not less than a majority of all votes entitled to be cast at such meeting. Any special meeting called by such shareholders is required to be held not less than 10 nor more than 60 days after the secretary gives notice for such special meeting. These provisions will have the effect of significantly reducing the ability of shareholders being able to have proposals considered at a meeting of shareholders.

With respect to special meetings of shareholders, only the business specified in the Fund’s notice of the meeting may be brought before the meeting. Nominations of persons for election to the Board at a special meeting may be made only (1) pursuant to the Fund’s notice of the meeting, (2) by or at the direction of the Board or (3) provided that the Board has determined that Trustees will be elected at the meeting, by any shareholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the Bylaws.

The Fund’s Declaration of Trust provides that the following actions may be taken by the shareholders, without concurrence by the Board or the Adviser, upon a vote by the holders of more than two-thirds of the outstanding shares entitled to vote to dissolve the Fund.

The purpose of requiring shareholders to give us advance notice of nominations and other business is to afford the Board a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by the Board, to inform shareholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of shareholders. Although the Fund’s Declaration of Trust does not give the Board any power to disapprove shareholder nominations for the election of Trustees or proposals recommending certain action, they may have the effect of precluding a contest for the election of Trustees or the consideration of shareholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of trustees or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to the Fund and its shareholders.

Amendment of the Declaration of Trust and Bylaws

The Fund’s Declaration of Trust provides that shareholders are entitled to vote upon a proposed amendment to the Declaration of Trust if the amendment would alter the terms of contract rights of the shares held by such shareholders so as to affect them adversely. Approval of any such amendment or addition must be approved by the holders of at least two-thirds of the outstanding shares of the Fund entitled to vote on the matter. In addition, amendments to the Fund’s Declaration of Trust to make its Shares a “redeemable security” or to convert the Fund, whether by merger or otherwise, from a closed-end company to an open-end company each must be approved by the affirmative vote of shareholders entitled to cast at least a majority of the votes entitled to be cast on the matter.

The Fund’s Declaration of Trust provides that the Board has the exclusive power to adopt, alter or repeal any provision of the Bylaws and to make new Bylaws. Except as described in the paragraph above, the Fund’s Declaration of Trust provides that the Board may amend its Declaration of Trust without any vote of its shareholders.

Actions Related to Merger, Conversion, Reorganization or Dissolution

The Board may, without the approval of holders of the Fund’s outstanding Shares, approve a merger, conversion, consolidation or other reorganization of the Fund, provided that the resulting entity is a BDC under the 1940 Act. The Fund will not permit the Adviser to cause any other form of merger or other reorganization of the Fund without the affirmative vote by the holders of a majority of the outstanding Shares of the Fund entitled to vote on the matter. The Fund may be dissolved at any time, without the approval of holders of its outstanding Shares, upon affirmative vote by a majority of the Trustees.

Derivative Actions

No person, other than a Trustee, who is not a shareholder shall be entitled to bring any derivative action, suit or other proceeding on behalf of the Fund. Any shareholder may maintain a derivative action on behalf of the Fund.

In addition to the requirements set forth in Section 3816 of the Delaware Statutory Trust Act, a shareholder may bring a derivative action on behalf of the Fund only if the following conditions are met: (i) a demand on the Board shall only be deemed not likely to succeed and therefore excused if a majority of the Board, or a majority of any committee established to consider the merits of such action, is composed of Board who are not “Independent Trustees” (as that term is defined in the Delaware Statutory Trust Act); and (ii) unless a demand is not required under clause (i) above, the Board must be afforded a reasonable amount of time to consider such shareholder request and to investigate the basis of such claim; and the Board shall be entitled to retain counsel or other advisors in considering the merits of the request. For purposes of this paragraph, the Board may designate a committee of one or more Trustees to consider a shareholder demand.

Exclusive Delaware Jurisdiction

Each Trustee, each officer, each shareholder and each person beneficially owning an interest in a share of the Fund (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise), to the fullest extent permitted by law, including Section 3804(e) of the Delaware Statutory Trust Act, (i) irrevocably agrees that any claims, suits, actions or proceedings arising out of or relating in any way to the Fund or its business and affairs, the Delaware Statutory Trust Act, the Declaration of Trust or the Bylaws or asserting a claim governed by the internal affairs (or similar) doctrine or arising out of or relating in any way to the Fund, the Delaware Statutory Trust Act or the Declaration of Trust (including, without limitation, any claims, suits, actions or proceedings to interpret, apply or enforce (A) the provisions of the Declaration of Trust or the Bylaws, or (B) the duties (including fiduciary duties), obligations or liabilities of the Fund to the shareholders or the Board, or of officers or the Board to the Fund, to the shareholders or each other, or (C) the rights or powers of, or restrictions on, the Fund, the officers, the Board or the shareholders, or (D) any provision of the Delaware Statutory Trust Act or other laws of the State of Delaware pertaining to trusts made applicable to the Fund pursuant to Section 3809 of the Delaware Statutory Trust Act, or (E) any other instrument, document, agreement or certificate contemplated by any provision of the Delaware Statutory Trust Act, the Declaration of Trust or the Bylaws relating in any way to the Fund (regardless, in every case, of whether such claims, suits, actions or proceedings (x) sound in contract, tort, fraud or otherwise, (y) are based on common law, statutory, equitable, legal or other grounds, or (z) are derivative or direct claims)), shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction, (ii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding, (iii) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum or (C) the venue of such claim, suit, action or proceeding is improper, (iv) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such service shall constitute good and sufficient service of process and notice thereof; provided, nothing in clause (iv) hereof shall affect or limit any right to serve process in any other manner permitted by law and (v) irrevocably waives any and all right to trial by jury in any such claim, suit, action or proceeding. In the event that any claim, suit, action or proceeding is commenced outside of the Court of Chancery of the State of Delaware in contravention of the foregoing, all reasonable and documented out of pocket fees, costs and expenses, including reasonable attorneys’ fees and court costs, incurred by the prevailing party in such claim, suit, action or proceeding shall be reimbursed by the non-prevailing party. Nothing disclosed in the foregoing will apply to any claims, suits, actions or proceedings asserting a claim brought under federal or state securities laws.

Conflict with the 1940 Act

The Fund’s Declaration of Trust provides that, if and to the extent that any provision of Delaware law, or any provision of its Declaration of Trust conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control.

Item 12. Indemnification of Trustees and Officers.

See Item 11. Description of Registrant’s Securities to be Registered – Limitations on Liability of Trustees and Officers; Indemnification and Advance of Expenses.

Item 13. Financial Statements and Supplementary Data.

Set forth below is an index to the Fund’s financial statements attached to this Registration Statement.

Page
Index to Financial Statements	F-[●]
Report of Independent Registered Public Accounting Firm *	F-[●]
Statement of Assets and Liabilities as of December [ ], 2025 *	F-[●]
Statement of Operations for the Period from March 14, 2025 (inception) through December [ ], 2025 *	F-[●]
Notes to the Financial Statements *	F-[●]

*	To be filed by amendment.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

There are not and have not been any disagreements between the Fund and its accountant on any matter of accounting principles, practices, or financial statement disclosure, nor have there been any changes in the Fund’s accountant.

Item 15. Financial Statements and Exhibits.

(a) List separately all financial statements filed

The financial statements included in this Registration Statement are listed Item 13. Financial Statements and Supplementary Data.

(b) Exhibits

Number	Exhibit
3.1	Amended and Restated Declaration of Trust *
3.2	Bylaws*
4.1	Subscription Agreement*
10.1	Investment Advisory Agreement between the Fund and the Adviser*
10.2	Administration Agreement between the Fund and the Administrator*
10.3	Trademark License Agreement between the Fund and the Adviser*
10.4	Dividend Reinvestment Plan*
10.5	Form of Indemnification Agreement for Trustees*
10.6	Custody Agreement by and between the Fund and the Custodian*
14.1	Code of Ethics of Sound Point Direct Lending BDC*
14.2	Code of Ethics of Sound Point Capital Management, LP*

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized.

SOUND POINT DIRECT LENDING BDC

Date: December 15, 2025	By:	/s/ Andrew Eversfield
	Name:	Andrew Eversfield
	Title:	Chief Executive Officer